As filed with the Securities and Exchange Commission on November 13, 2007
Registration No. 333-146390

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

HEALTHCARE PROVIDERS DIRECT, INC.
(Name of small business issuer in its charter)

Nevada	5047	20-1063591
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3371 Route One, Suite 200
Lawrenceville, New Jersey  08468
(609) 919-1932
 (Address and telephone number of principal executive offices and principal place of business)

Norman Proulx, Chief Executive Officer
Healthcare Providers Direct, Inc.
3371 Route One, Suite 200
Lawrenceville, New Jersey  08468
(609) 919-1932
 (Name, address and telephone number of agent for service)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value issuable upon conversion of the Debentures	8,600,000	$0.25	$2,150,000.00	$66.00
Common Stock, $0.001 par value issuable upon payment of interest on the convertible debentures	4,644,000	0.25	$1,161,000.00	35.64
Common Stock, $0.001 par value issuable upon exercise of the warrants	8,600,000	$0.25	$2,150,000.00	$66.00
Common Stock, $0.001 par value issuable upon exercise of the placement agent warrants	860,000	$0.25	$215,000.00	$6.60
Common Stock, $0.001 par value	3,271,993	$0.25	$817,998.25	$25.11
Total	25,975,993		$6,493,998.25	$199.35

* Previously Paid

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on September 27, 2007, which was $0.25 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective.  This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2007

HEALTHCARE PROVIDERS DIRECT, INC.
25,975,993 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 25,975,993, including 8,600,000 shares of our common stock issuable upon the conversion of the debentures, 8,600,000 shares of common stock issuable upon the exercise of the warrants 860,000 shares issuable upon exercise of the placement agent warrants and 4,644,000 shares issuable upon the payment of interest on the convertible debentures.  The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the sale of common stock hereunder. We may receive proceeds from any exercise of outstanding warrants.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "HPRD.OB".  The last reported sales price per share of our common stock as reported by the Over-the-Counter Bulletin Board on November 8, 2007, was $0.17.

Investing in these securities involves significant risks.   See "Risk Factors" beginning on page 6.

No other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2007.

Table of Contents

PROSPECTUS SUMMARY	2

RISK FACTORS	8

USE OF PROCEEDS	16

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	16

BUSINESS	27

FACILITIES	30

EMPLOYEES	30

LEGAL PROCEEDINGS	30

MANAGEMENT	30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	37

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	41

PLAN OF DISTRIBUTION	42

PENNY STOCK	43

SELLING STOCKHOLDERS	45

ADDITIONAL DISCLOSURES	51

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	74

LEGAL MATTERS	75

EXPERTS	75

AVAILABLE INFORMATION	75

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.  As used throughout this prospectus, the terms “Healthcare Providers,” “HPD,” the “Company,” “we,” “us,” and “our” refer to Healthcare Providers Direct, Inc.

HEALTHCARE PROVIDERS DIRECT, INC.

We were incorporated in the State of Nevada in April 2004 under the name “Alpha Motorsport, Inc.” On January 24, 2007, we changed our name from “Alpha Motorsports, Inc.” to “Healthcare Providers Direct, Inc.”, a Nevada corporation. On February 7, 2007, we completed the acquisition of Healthcare Providers Direct, Inc., a Delaware corporation, in a share exchange transaction pursuant to a Share Exchange Agreement by and among us, HPD, and the shareholders of HPD (the “Exchange Agreement”). As a result of the transaction, HPD became our wholly owned subsidiary. Immediately prior to the acquisition of HPD, we had nominal assets and revenues and no business operations.  HPD was formed as a Delaware corporation incorporated on October 28, 2004 for the purpose of selling and distributing diagnostic tests directly to physician offices and other healthcare providers. HPD commenced business operations on January 3, 2005.  We were founded to develop cost-effective methods of communicating to doctors the availability of state-of-the-art diagnostic tests that can be performed in his/her office that will give immediate results during the patient’s visit, thus providing better patient care and increased revenue for such doctor’s practice. More specifically, upon the communication of the availability of such diagnostic tests and a request by a physician for the purchase of one or more of the diagnostic products, we intend to market, sell and distribute such diagnostic products to the requesting physician(s).

 HPD began commercial activity in June 2005 and was founded to develop cost-effective methods of communicating to doctors the availability of state-of-the-art diagnostic tests that can be performed in his/her office that will give immediate results during the patient’s visit, thus providing better patient care and increased revenue for such doctor’s practice. More specifically, upon the communication of the availability of such diagnostic tests and a request by a physician for the purchase of one or more of the diagnostic products, HPD intends to market, sell and distribute such diagnostic products to the requesting physician(s).

We have developed the capability to cost-effectively reach physicians through verbal, facsimile and email communications and face-to-face meetings, and has secured physician customers and received repeat orders from them that have included multiple test purchases. We believe that we are now positioned to capitalize on such capabilities and customers developed over the past 20 months and accelerate growth through a greater number of communications to doctors, and by adding to our product portfolio new, innovative, easy to use, and sometimes one-of-a-kind diagnostic tests previously only performed in outside laboratories.

We have incurred losses since our inception. For the years ended December 31, 2006 and 2005, we generated revenues of $539,990and $335,033, respectively, and incurred net losses of $1,251,390 and $861,614, respectively.  For the six months ended June 30, 2007 and 2006, we generated revenues of $307,570 and $281,988, respectively and incurred net losses of $4,797,139 and  $570,774, respectively.  At June 30, 2007, we had a working capital deficit of $741,791 and an accumulated deficit of $6,910,143. Amper, Politziner & Mattia, P.C., the former auditor of our operating subsidiary, in their report dated May 9, 2007, has expressed substantial doubt about our ability to continue as going concern.

Our executive offices are located at 3371 Route One, Suite 200, Lawrenceville, New Jersey  08648, and our telephone number (609) 919-1932. We are a Nevada corporation.

The Offering

Common stock outstanding prior to the offering	44,864,038 shares

Common stock offered by selling stockholders	25,975,993, shares of common stock, including 8,600,000 shares of common stock issuable upon conversion of the debentures at a conversion price of $0.25 per share, 8,600,000 shares of common stock issuable upon exercise of the warrants at a exercise price of $0.50 per share, 860,000 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of $0.19 per share and 4,644,000 shares of common stock issuable upon the payment of interest on the convertible debentures.

Common stock to be outstanding after the offering......	44,864,038 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock hereunder. See “Use of Proceeds” for a complete description.

Pink Sheet Symbol	HPRD.OB

Issuance of Shares to the Selling Stockholders

Common Stock

Prior to the Share Exchange Agreement with Alpha Motorsport, Inc., from January through December of 2006, we issued 1,245 shares of Series B Preferred Stock with par value of $1,000 per share, for gross proceeds of $1,245,000. The Series B has a dividend rate of 6% per annum as adjusted for any stock dividends and splits. Such dividends were cumulative and shall be paid when and if declared by the Board of Directors. Each share of Series B Preferred Stock was convertible, at the option of the holder, on a one for one basis into shares of Common Stock, subject to conversion price adjustments upon certain events.   Upon the closing of the Share Exchange Agreement with Alpha Motorsport, Inc., the shares of Series B Preferred Stock were converted into 2,548 shares of common stock of the private company.  Upon the closing of the share exchange agreement, these 2,548 shares of common stock of the private company were converted into 18,751, 734 shares of common stock of the public company.

AXIOM FINANCING

July 31 Financing

On July 31, 2007 we entered into a subscription agreement with accredited investors for the sale of $500,000 9% Senior Secured Convertible Debentures.  The Debentures bear interest at 9% and mature thirty-six months from the date of issuance.  The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”). In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”).  Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.50.  The conversion price of the Debentures and the exercise price of the Warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

The full principal amount of the Debentures is due upon default under the terms of Debentures.  Beginning on the six month anniversary of the closing of the Debentures and continuing on the same day of each successive month thereafter, the Company must pay 1/29th of the aggregate face amount of the Debentures, plus all accrued interest thereon, either in cash or in common stock, at the option of the Company. If the Debenture is prepaid in shares of common stock, the number of shares issued will be based on a 25% discount to the volume weighted average price (VWAP) of the common stock for the ten trading days immediately preceding (but not including) the applicable prepayment date. Notwithstanding the foregoing, the Company’s right to prepay the Debentures in shares of common stock on each prepayment date is subject to the condition that the registration statement must be effective on such prepayment date and available for use by the Investors. The Debentures are secured by all of the assets of the Company.

Axiom Capital Management, Inc., a registered broker-dealer, acted as placement agent for the sale of the Company’s Debentures. In connection with the closing, the Company paid the placement agent a cash fee equal to 8% of the gross proceeds. In addition, the Company is required to issue the placement agent an aggregate of 160,000 warrants to purchase shares of common stock with an exercise price equal to 100% of the 5-day average closing price of the common stock for the five days preceding, but not including, the closing date.  The Warrants shall be exercisable for a period of five years.  The exercise price of the warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.  The warrants issued to Axiom have a cashless exercise feature.

August 3 Financing

On August 3, 2007, we entered into a subscription agreement with the MicroCapital Funds for the sale of $750,000 9% Senior Secured Convertible Debentures (the “Debentures”).  The Debentures bear interest at 9% and mature thirty-six months from the date of issuance.  The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”). In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”).  Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.50. The conversion price of the Debentures and the exercise price of the Warrants are subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, combinations, dividends and the like.

The full principal amount of the Debentures is due upon default under the terms of Debentures.  Beginning on the six month anniversary of the closing of the Debentures and continuing on the same day of each successive month thereafter, the Company must pay 1/29th of the aggregate face amount of the Debentures, plus all accrued interest thereon, either in cash or in common stock, at the option of the Company. If the Debenture is prepaid in shares of common stock, the number of shares issued will be based on a 25% discount to the volume weighted average price (VWAP) of the common stock for the ten trading days immediately preceding (but not including) the applicable prepayment date. Notwithstanding the foregoing, the Company’s right to prepay the Debentures in shares of common stock on each prepayment date is subject to the condition that the registration statement must be effective on such prepayment date and available for use by the Investors. The Debentures are secured by all of the assets of the Company.

Axiom Capital Management, Inc., a registered broker-dealer, acted as placement agent for the sale of the Company’s Debentures. In connection with the closing, the Company paid the placement agent a cash fee equal to 8% of the gross proceeds. In addition, the Company is required to issue the placement agents an aggregate of 400,000 warrants to purchase shares of common stock with an exercise price equal to 100% of the 5-day average closing price of the common stock for the five days preceding, but not including, the closing date.  The Warrants shall be exercisable for a period of five years.  The exercise price of the warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like. The warrants issued to Axiom have a cashless exercise feature.

August 16 Financing

On August 16, 2007, to obtain funding for working capital, we entered into a subscription agreement (the “Agreement”) with accredited investors for the sale of $790,000 9% Senior Secured Convertible Debentures (the “Debentures”).  The Debentures bear interest at 9% and mature thirty-six months from the date of issuance.  The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”). In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”).  Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.50.  The conversion price of the Debentures and the exercise price of the Warrants are subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, combinations, dividends and the like.

The full principal amount of the Debenture is due upon default under the terms of Debentures.  Beginning on the six month anniversary of the closing of the Debentures and continuing on the same day of each successive month thereafter, the Company must pay 1/29th of the aggregate face amount of the Debentures, plus all accrued interest thereon, either in cash or in common stock, at the option of the Company. If the Debentures are prepaid in shares of common stock, the number of shares issued will be based on a 25% discount to the volume weighted average price (VWAP) of the common stock for the ten trading days immediately preceding (but not including) the applicable prepayment date. Notwithstanding the foregoing, the Company’s right to prepay the Debentures in shares of common stock on each prepayment date is subject to the condition that the registration statement must be effective on such prepayment date and available for use by the Investors. The Debentures are secured by all of the assets of the Company.

Axiom Capital Management, Inc., a registered broker-dealer, acted as placement agent for the sale of the Company’s Debentures. In connection with the closing, the Company paid the placement agent a cash fee equal to 8% of the gross proceeds. In addition, the Company is required to issue the placement agents an aggregate of 252,800 warrants to purchase shares of common stock with an exercise price equal to 100% of the 5-day average closing price of the common stock for the five days preceding, but not including, the closing date.  The Warrants shall be exercisable for a period of five years.  The exercise price of the warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like. The warrants issued to Axiom have a cashless exercise feature.

August 31 Closing

On August 31, 2007, to obtain funding for working capital, Healthcare Providers Direct, Inc. (the “Company”) entered into a subscription agreement  (the “Agreement”) with accredited investors (the “Investor”)  for the sale of $110,000 9% Senior Secured Convertible Debentures (the “Debentures”).  The Debentures bear interest at 9% and mature thirty-six months from the date of issuance.  The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”). In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”).  Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.50.  The conversion price of the Debentures and the exercise price of the Warrants are subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, combinations, dividends and the like.

The full principal amount of the Debenture is due upon default under the terms of Debentures.  Beginning on the six month anniversary of the closing of the Debentures and continuing on the same day of each successive month thereafter, the Company must pay 1/29th of the aggregate face amount of the Debentures, plus all accrued interest thereon, either in cash or in common stock, at the option of the Company. If the Debentures are prepaid in shares of common stock, the number of shares issued will be based on a 25% discount to the volume weighted average price (VWAP) of the common stock for the ten trading days immediately preceding (but not including) the applicable prepayment date. Notwithstanding the foregoing, the Company’s right to prepay the Debentures in shares of common stock on each prepayment date is subject to the condition that the registration statement must be effective on such prepayment date and available for use by the Investors. The Debentures are secured by all of the assets of the Company.

Axiom Capital Management, Inc., a registered broker-dealer, acted as placement agent for the sale of the Company’s Debentures. In connection with the closing, the Company paid the placement agent a cash fee equal to 8% of the gross proceeds. In addition, the Company is required to issue the placement agents an aggregate of 20,000 warrants to purchase shares of common stock with an exercise price equal to 100% of the 5-day average closing price of the common stock for the five days preceding, but not including, the closing date.  The Warrants shall be exercisable for a period of five years.  The exercise price of the warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like. The warrants issued to Axiom have a cashless exercise feature.

* All of the above offerings and sales were deemed to be exempt under Regulation D of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933.

Summary Financial Information
( in thousands, except per share information)

The following information at December 31, 2006 and for the year ended December 31, 2006 and the period from inception through December 31, 2005 has been derived from our audited financial statements which appear elsewhere in this prospectus. The information at June 30, 2007 and for the six month periods ended June 30, 2007and 2006 has been derived from our unaudited financial statements which appear elsewhere in this prospectus.

Statement of Operations Information:

	Six Months Ended June 30, 2007 (unaudited)	Six Months Ended June 30, 2006 (unaudited)	Year Ended December 31, 2006	Year Ended December 31, 2005
Revenues	$307,570	$281,988	$539,990	$335,033
Gross profit	160,098	146,715	297,042	206,777
Loss from operations	(4,792,185)	(564,078)	(1,231,912)	(851,419)
Net Loss	(4,797,139)	(570,774)	(1,251,390)	(861,614)
Income (loss) per share (basic and diluted)	(0.107)	(0.030)	(839.18)	(560.04)
Weighted average shares of common stock outstanding (basic and diluted)	44,864,038	19,929,236	1,558	1,558

Balance Sheet Information:

	June 30, 2007 (unaudited)	December 31, 2006
Working capital (deficit)	(741,791)	(907,267)
Total assets	399,888	682,341
Total liabilities	994,903	1,422,489
Accumulated Deficit	(6,910,143)	(2,113,004)
Stockholders’ equity (deficit)	(595,015)	(740,148)

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN BASE AN INVESTMENT DECISION.

We have a limited operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new business.

TO DATE WE HAVE HAD SIGNIFICANT OPERATING LOSSES, AND AN ACCUMULATED DEFICIT AND HAVE HAD LIMITED REVENUES AND DO NOT EXPECT TO BE PROFITABLE FOR AT LEAST THE FORESEEABLE FUTURE, AND CANNOT PREDICT WHEN WE MIGHT BECOME PROFITABLE, IF EVER.

We have been operating at a loss since our inception, and we expect to continue to incur substantial losses for the foreseeable future. Net loss for the six months ended June 30, 2007 was $4,797,139 resulting in an accumulated deficit of $6,910,143.  Net loss for the fiscal year ended December 31, 2006 was $1,251,390 resulting in an accumulated deficit of $2,113,004.  Further, we may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we expect to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, we might become profitable.

OUR FORMER AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In their report dated May 9, 2007, Amper, Politziner & Mattia, P.C., the former auditor for our operating subsidiary, stated that our financial statements for the fiscal year ended December 31, 2006, were prepared assuming that we would continue as a going concern. However, they also expressed substantial doubt about our ability to continue as a going concern.  Our ability to continue as a going concern is an issue raised as a result of losses suffered from operations and a working capital deficiency. We continue to experience operating losses. We can give no assurance as to our ability to raise sufficient capital or our ability to continue as a going concern.

ADDITIONAL FINANCING IS NECESSARY FOR THE IMPLEMENTATION OF OUR GROWTH STRATEGY.

We may require additional debt and/or equity financing to pursue our growth strategy. Given our limited operating history and existing and projected losses, there can be no assurance that we will be successful in obtaining additional financing. Lack of additional funding could force us to curtail substantially our growth plans or cease of operations. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our common stock.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

WE MAY BE UNABLE TO MANAGE OUR GROWTH OR IMPLEMENT OUR EXPANSION STRATEGY.

We may not be able to expand our product and service offerings, our client base and markets, or implement the other features of our business strategy at the rate or to the extent presently planned. Our projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

WE HAVE NOT ENTERED INTO ANY DEFINITIVE CONTRACTS REGARDING OUR PRODUCTS.

Although we have secured rights to most of the products described above and/or other similar products, we have not yet entered into binding contracts for all of such products. See “Description of our Business”.   In addition, even if we are able to secure the right to sell and distribute such products there is no guaranty that our rights will be exclusive.

Some of our product candidates have yet to be approved by the FDA. The progress and results of any future pre-clinical testing or future clinical trials are uncertain, and the failure of our product candidates to receive regulatory approvals will have a material adverse effect on our business, operating results and financial condition.

In addition, our product candidates must satisfy rigorous standards of safety and efficacy before they can be approved by the FDA. The FDA has full discretion over this approval process. In addition, delays or rejections may be encountered based upon additional government regulation, including any changes in FDA policy, during the process of product development, clinical trials and regulatory approvals.

In order to receive FDA approval to market a product candidate or to distribute our products, we must demonstrate through clinical trials that the product candidate is safe and effective for diagnosis of a specific condition.

WE MIGHT BE UNABLE TO DEVELOP PRODUCT CANDIDATES THAT WILL ACHIEVE COMMERCIAL SUCCESS IN A TIMELY AND COST-EFFECTIVE MANNER, OR EVER.

Even if regulatory authorities approve our product candidates, they may not be commercially successful. Our product candidates may not be commercially successful because physicians, government agencies and other third-party payors may not accept them. Third parties may develop superior products or have proprietary rights that preclude us from marketing our products. Patient acceptance of and demand for any product candidates for which we obtain regulatory approval or license, will depend largely on many factors, including but not limited to, the extent, if any, of reimbursement of testing costs by government agencies and other third-party payors, pricing, the safety and effectiveness of alternative products, and the prevalence and severity of side effects associated with our products.

WE LACK SALES, MARKETING AND DISTRIBUTION CAPABILITIES AND DEPEND ON THIRD PARTIES TO MARKET OUR SERVICES.

We have minimal personnel dedicated solely to sales and marketing of our services and therefore we must rely primarily upon third party distributors to market and sell our services. These third parties may not be able to market our product successfully or may not devote the time and resources to marketing our services that we require. We also rely upon third party carriers to distribute and deliver our services. As such, our deliveries are to a certain extent out of our control. If we choose to develop our own sales, marketing or distribution capabilities, we will need to build a marketing and sales force with technical expertise and with supporting distribution capabilities, which will require a substantial amount of management and financial resources that may not be available. If we or a third party are not able to adequately sell and distribute our product, our business will be materially harmed.

WE MAY FACE PRODUCT LIABILITY FOR THE SERVICES WE PROVIDE.

Developing, marketing and sale of our products and services may subject us to product liability claims. We currently do not have insurance coverage against product liability risks. Although we intend to purchase such insurance, such insurance coverage may not be adequate to satisfy any liability that may arise. Regardless of merit or eventual outcome, product liability claims may result in decreased demand for a service, injury to our reputation, and loss of revenues. As a result, regardless of whether we are insured, a product liability claim or product recall may result in losses that could be material to us.

IF WE ARE UNABLE TO ESTABLISH SUFFICIENT SALES AND MARKETING CAPABILITIES OR ENTER INTO AND MAINTAIN APPROPRIATE ARRANGEMENTS WITH THIRD PARTIES TO SELL, MARKET AND DISTRIBUTE OUR SERVICES, OUR BUSINESS WILL BE HARMED.

We have limited experience as a company in the sale, marketing and distribution of our products and services. We depend upon third parties to sell our product both in the United States and internationally. To achieve commercial success, we must develop sales and marketing capabilities and enter into and maintain successful arrangements with others to sell, market and distribute our products.

If we are unable to establish and maintain adequate sales, marketing and distribution capabilities, independently or with others, we may not be able to generate product revenue and may not become profitable. If our current or future partners do not perform adequately, or we are unable to locate or retain partners, as needed, in particular geographic areas or in particular markets, our ability to achieve our expected revenue growth rate will be harmed.

WE FACE COMPETITION IN OUR MARKETS FROM A NUMBER OF LARGE AND SMALL COMPANIES, SOME OF WHICH HAVE GREATER FINANCIAL, RESEARCH AND DEVELOPMENT, PRODUCTION AND OTHER RESOURCES THAN WE HAVE.

Our services face competition from services which may be used as an alternative or substitute therefore. In addition we compete with several large companies in the business continuity business. To the extent these companies, or new entrants into the market, offer comparable services at lower prices, our business could be adversely affected. Our competitors can be expected to continue to improve the design and performance of their products and services and to introduce new products and services with competitive performance characteristics. There can be no assurance that we will have sufficient resources to maintain our current competitive position. See “Description of Business - Competition.”

WE ARE DEPENDENT UPON KEY PERSONNEL AND CONSULTANTS.

Our success is heavily dependent on the continued active participation of our current executive officers listed under “Management.” Loss of the services of one or more of our officers could have a material adverse effect upon our business, financial condition or results of operations. Further, our success and achievement of our growth plans depend on our ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the technology industry is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on us. The inability on our part to attract and retain the necessary personnel and consultants and advisors could have a material adverse effect on our business, financial condition or results of operations.

WE ARE CONTROLLED BY CURRENT OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS.

Our directors, executive officers and principal stockholders (5%) and their affiliates beneficially own approximately 52% of the outstanding shares of Common Stock. Accordingly, our executive officers, directors, principal stockholders and certain of their affiliates will have substantial influence on the ability to control the election of our Board of Directors of the Company and the outcome of issues submitted to our stockholders.

WE CANNOT PREDICT THE IMPACT OF OUR PROPOSED MARKETING EFFORTS. IF THESE EFFORTS ARE UNSUCCESSFUL WE MAY NOT EARN ENOUGH REVENUE TO BECOME PROFITABLE.

Our success will depend on investing in marketing resources. Our proposed business plan includes considerable outsourcing of marketing as well as dependence on channel partners unaffiliated with the Company. Any marketing plans developed may include attending trade shows and making private demonstrations, advertising and promotional materials, advertising campaigns in both print and broadcast media, and advertising/promotion-related operations. We cannot give any assurance that these marketing efforts will be successful. If they are not, revenues may be insufficient to cover our fixed costs and we may not become profitable.

WE MAY SUFFER LOSSES FROM PRODUCT LIABILITY CLAIMS IF OUR PRODUCT CANDIDATES CAUSE HARM TO PATIENTS.

Any of our product candidates could cause adverse events, such as failure to render accurate test results. These failures may not be observed in clinical trials, but may nonetheless occur after commercialization. If any of these failures occur, they may render our product candidates ineffective and our sales would suffer.

In addition, potential adverse events caused by our product candidates could lead to product liability lawsuits. If product liability lawsuits are successfully brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product candidates. Our business exposes us to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of pharmaceutical products. We may not be able to avoid product liability claims. We will endeavor to maintain sufficient product liability insurance. If we are unable to retain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims, we may be unable to commercialize our product candidates. A successful product liability claim brought against us in excess of our insurance coverage, if any, may cause us to incur substantial liabilities and, as a result, our business may not succeed.

WE MAY RELY ON THIRD PARTIES TO IMPLEMENT OUR MANUFACTURING AND SUPPLY STRATEGIES.

If our current and future manufacturing and supply strategies are unsuccessful, then we may be unable to complete any future clinical trials and/or commercialize our product candidates in a timely manner, if at all. Completion of any potential future clinical trials and commercialization of our product candidates will require access to, or development of, facilities to manufacture a sufficient supply of our product candidates. We do not have the resources, facilities or experience to manufacture our product candidates on our own and do not intend to develop or acquire facilities for the manufacture of product candidates for clinical trials or commercial purposes in the foreseeable future. We intend to continue to rely on contract manufacturers to produce sufficient quantities of our product candidates necessary for any clinical testing we undertake in the future. Such contract manufacturers may be the sole source of production and may have limited experience at manufacturing, formulating, analyzing, filling and finishing our types of product candidates.

IF WE MAKE TECHNOLOGY OR PRODUCT ACQUISITIONS, WE MAY INCUR A NUMBER OF COSTS, MAY HAVE INTEGRATION DIFFICULTIES AND MAY EXPERIENCE OTHER RISKS THAT COULD HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

We may acquire and/or license additional product candidates and/or technologies. Any product candidate or technology we license or acquire will likely require additional development efforts prior to commercial sale, including extensive clinical testing and approval by the FDA. All product candidates are prone to risks of failure inherent in diagnostic product development, including the possibility that the product candidate or product developed based on licensed technology will not be shown to be sufficiently safe and effective for approval by regulatory authorities. In addition, we cannot assure you that any product candidate that we develop based on acquired or licensed technology that is granted regulatory approval will be manufactured or produced economically, successfully commercialized or widely accepted in the marketplace. Moreover, integrating any newly acquired product candidates could be expensive and time-consuming. If we cannot effectively manage these aspects of our business strategy, our business may not succeed.

Furthermore, proposing, negotiating and implementing an economically viable acquisition or license can be a lengthy, costly and complex process. Other companies, including those with substantially greater financial, marketing and sales resources, may compete with us for the acquisition or license of product candidates and/or technologies. We may not be able to acquire the rights to alternative product candidates and/or technologies on terms that we find acceptable, or at all. Our failure to acquire or license alternative product candidates and/or technologies could have a material adverse effect on our business, prospects and financial condition.

WE MAY NOT BE ABLE TO SUCCESSFULLY GROW AND EXPAND OUR BUSINESS.

We may not be able to successfully expand. Successful implementation of our business plan will require management of growth, which will result in an increase in the level of responsibility for management personnel. To manage growth effectively, we will be required to continue to implement and improve our operating and financial systems and controls to expand, train and manage our employee base. The management, systems and controls currently in place or to be implemented may not be adequate for such growth, and the steps taken to hire personnel and to improve such systems and controls might not be sufficient. If we are unable to manage our growth effectively, it will have a material adverse effect on our business, results of operations and financial condition.

THE FAILURE TO OBTAIN OR MAINTAIN PATENTS, LICENSING AGREEMENTS AND OTHER INTELLECTUAL PROPERTY COULD IMPACT OUR ABILITY TO COMPETE EFFECTIVELY.

To compete effectively, we need to develop and maintain a proprietary position with regard to our intellectual property, licensing agreements, product candidates and business. Legal standards relating to the validity and scope of claims are still evolving. Therefore, the degree of future protection for our proprietary rights in our products is also uncertain. The risks and uncertainties that we face with respect to our patents and other proprietary rights include the following:

•
while the patents we license have been issued, the pending patent applications filed by the manufacturers or suppliers of our products may not result in issued patents or may take longer than we expect to result in issued patents;

•	we may be subject to interference proceedings;

•	we may be subject to opposition proceedings in foreign countries;

•	any patents that are issued may not provide meaningful protection;

•	other companies may challenge patents licensed or issued to us or our suppliers;

•	other companies may independently develop similar or alternative technologies, or duplicate our technologies;

•	other companies may design around technologies we have licensed; and

•	enforcement of patents is complex, uncertain and expensive.

We cannot be certain that patents will be issued as a result of any pending applications, and we cannot be certain that any issued patents, whether issued pursuant to our pending applications or license, will give us adequate protection from competing products. For example, issued patents, including the patents licensed from others, may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first to make our inventions or to file patent applications covering those inventions.

It is also possible that others may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we have licensed, our rights depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so.

INTERNATIONAL PATENT PROTECTION IS PARTICULARLY UNCERTAIN, AND IF WE ARE INVOLVED IN OPPOSITION PROCEEDINGS IN FOREIGN COUNTRIES, WE MAY HAVE TO EXPEND SUBSTANTIAL SUMS AND MANAGEMENT RESOURCES.

Patent law outside the United States is even more uncertain than in the United States and is currently undergoing review and revision in many countries. Further, the laws of some foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. For example, certain countries do not grant patent claims that are directed to the treatment of humans. We may participate in opposition proceedings to determine the validity of the foreign patents or our competitors’ foreign patents, which could result in substantial costs and diversion of our efforts.

WE ARE SUBJECT TO GOVERNMENT REGULATIONS, AND WE MAY EXPERIENCE DELAYS IN OBTAINING REQUIRED REGULATORY APPROVALS IN THE UNITED STATES TO MARKET OUR PROPOSED PRODUCT CANDIDATES.

Various aspects of our operations are or may become subject to federal, state or local laws, rules and regulations, any of which may change from time to time. Costs arising out of any regulatory developments could be time-consuming, expensive and could divert management resources and attention and, consequently, could adversely affect our business operations and financial performance.

Delays in regulatory approval, limitations in regulatory approval and withdrawals of regulatory approval may have a negative impact on our results. If we experience significant delays in testing or approvals, our product development costs, or our ability to license product candidates, will increase. If the FDA grants regulatory approval of a product, this approval will be limited to those disease states and conditions for which the product has demonstrated, through clinical trials, to be safe and effective. Any product approvals that we receive in the future could also include significant restrictions on the use or marketing of our products. Product approvals, if granted, can be withdrawn for failure to comply with regulatory requirements or upon the occurrence of adverse events following commercial introduction of the products. Failure to comply with applicable FDA or other applicable regulatory requirements may result in criminal prosecution, civil penalties, recall or seizure of products, total or partial suspension of production or injunction, as well as other regulatory action against our product candidates or us. If approval is withdrawn for a product, or if a product were seized or recalled, we would be unable to sell or license that product and our revenues would suffer. In addition, outside the United States, our ability to market any of our potential products is contingent upon receiving market application authorizations from the appropriate regulatory authorities and these foreign regulatory approval processes include all of the risks associated with the FDA approval process described above.

WE FACE SIGNIFICANT COMPETITION AND CONTINUOUS TECHNOLOGICAL CHANGE.

If our competitors develop and commercialize products faster than we do, or develop and commercialize products that are superior to our product candidates, our commercial opportunities will be reduced or eliminated. The extent to which any of our product candidates achieve market acceptance will depend on competitive factors, many of which are beyond our control. Competition in the diagnostic industry is intense and has been accentuated by the rapid pace of technology development.

  Our competitors may succeed in developing and commercializing products earlier and obtaining regulatory approvals from the FDA more rapidly than we do. Our competitors may also develop products or technologies that are superior to those we are developing, and render our product candidates or technologies obsolete or non-competitive. If we cannot successfully compete with new or existing products, our marketing and sales will suffer and we may not ever be profitable.

OUR BUSINESS MAY BE AFFECTED BY FACTORS OUTSIDE OF OUR CONTROL.

Our ability to increase sales, and to profitably distribute and sell our products and services, is subject to a number of risks, including changes in our business relationships with our principal distributors, competitive risks such as the entrance of additional competitors into our markets, pricing and technological competition, risks associated with the development and marketing of new products and services in order to remain competitive and risks associated with changing economic conditions and government regulation.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit.

OUR COMMON STOCK TRADES IN A LIMITED PUBLIC MARKET, THE OVER-THE-COUNTER BULLETIN BOARD; ACCORDINGLY, INVESTORS FACE POSSIBLE VOLATILITY OF SHARE PRICE.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board under the ticker symbol HPRD.OB. As of November 8, 2007, there were approximately 44,864,038 shares of Common Stock outstanding.

There can be no assurance that a trading market will be sustained in the future. Factors such as, but not limited to, technological innovations, new products, acquisitions or strategic alliances entered into by us or our competitors, government regulatory actions, patent or proprietary rights developments, and market conditions for penny stocks in general could have a material effect on the liquidity of our common stock and volatility of our stock price.

FAILURE TO ACHIEVE AND MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATING RESULTS AND STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Under the current SEC regulations, we will be required to include a management report on internal controls over financial reporting in our Form 10-KSB annual report for the year ended December 31, 2007, and we will be required to include an auditors’ report on internal controls over financial reporting for the year ended December 31, 2008.  Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. Although we are not aware of anything that would impact our ability to maintain effective internal controls, we have not obtained an independent audit of our internal controls, and, as a result, we are not aware of any deficiencies which would result from such an audit. Further, at such time as we are required to comply with the internal controls requirements of Sarbanes Oxley, we may incur significant expenses in having our internal controls audited and in implementing any changes which are required.

FLUCTUATIONS IN OUR OPERATING RESULTS AND ANNOUNCEMENTS AND DEVELOPMENTS CONCERNING OUR BUSINESS AFFECT OUR STOCK PRICE.

Our operating results are subject to numerous factors, including purchasing policies and requirements of our customers, our ability to grow through strategic acquisitions, and any expenses and capital expenditure which we incur in distributing products.   These factors, along with other factors described under “Risk Factors” may affect our operating results and may result in fluctuations in our quarterly results all of which could affect our stock price or could result in volatility in our stock price.

OUR COMMON STOCK WILL BE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares to be offered by the selling stockholders. The proceeds from the sale of each selling stockholders’ common stock will belong to that selling stockholder. However, we may receive the sale price of any common stock we sell to the selling stockholders upon exercise of outstanding warrants.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the Over-the-Counter Bulletin Board under the symbol “HPRD.OB”.  The high and the low trades for our shares for each quarter of actual trading since we began trading on April 26, 2006 were:

	High	Low
Year Ending December 31, 2006:
Second Quarter (beginning on April 26, 2006)	$2.10	.80
Third Quarter	2.50	1.02
Fourth Quarter	2.50	2.10
Year Ending December 31, 2007:
First Quarter	$2.75	0.85
Second Quarter	0.87	0.50
Third Quarter	1.57	0.18
Fourth Quarter (through November 8, 2007)	0.25	0.15

The closing price for the common stock on November 8, 2007 was $0.25 per share.

Holders

As of  November 8, 2007, we had approximately 77 active holders of our common stock. The number of active record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.  The transfer agent of our common stock is American Stock Transfer and Trust Company, 59 Maiden Lane, New York, New York  10038

Dividends

We have neither declared nor paid any cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. We have limited revenues and no earnings. Our current policy is that if we were to generate revenue and earnings we would retain any earnings in order to finance our operations. Our board of directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with applicable corporate law.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

The information in this report contains forward-looking statements.  All statements other than statements of historical fact made in this report are forward looking.  In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements.  These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  Forward-looking statements reflect management’s current expectations and are inherently uncertain.  Our actual results may differ significantly from management’s expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith.  This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.  Such discussion represents only the best present assessment of our management. This discussion contains forward-looking statements, within the meaning of Section 27A of Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Current Report on Form 8-K, particularly under the headings “Forward Looking Statements” and “Risk Factors.”

Financial Overview

 HPD was formed as a Delaware corporation incorporated on October 28, 2004 for the purpose of selling and distributing diagnostic tests directly to physician offices and other healthcare providers. HPD commenced business operations on January 3, 2005. On February 7, 2007, the Company entered into a definitive Share Exchange Agreement with Alpha Motorsports, Inc., a Nevada corporation (“Alpha”) and the shareholders of HPD pursuant to which HPD became a wholly-owned subsidiary of Alpha (the “Merger”). The share exchange agreement provided for the acquisition of all of the issued and outstanding capital stock of Alpha consisting of 4,683 shares of common stock (on an as-converted, issued and outstanding basis), in exchange for 34,464,038 shares of the Company’s common stock, par value $.001 per share.

Our facility is located in Lawrenceville, New Jersey.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since HPD’s inception, it has experienced significant operating losses and negative cash flows from operations. As of June 30, 2007, we had an accumulated net deficit of ($6,910,143) and a net working capital deficiency of approximately ($741,791).  These factors raise substantial doubt about our ability to continue as a going concern. Also, as a result of our losses and financial condition, the opinion of our Independent Registered Public Accountants on our audited financial statements for the fiscal year ending December 31, 2006 has included an explanatory paragraph relating to the “going concern.” A going concern explanatory paragraph indicates that there is substantial doubt about our ability to continue as a going concern for at least a reasonable period of time. Our ability to continue as a going concern ultimately depends on our ability to increase sales and reduce expenses to a level that will allow us to operate profitably, sustain positive operating cash flows and on our ability to raise additional capital.

Current trends and outlook

With the launch of six additional diagnostic tests during 2006 our current product portfolio totaled 14 products.  With the launch of one additional diagnostic test during the three months ended June 30, 2007, our current product portfolio contains a total of 15 products. We have increased the number of communications to our contact lists of Primary Care Physicians (Family Practitioners, General Practitioners, Internal Medicine, Obstetricians/Gynecologists, and Pediatricians). This has accelerated the build up of our active Physician customer base. Also, we continue to communicate with our customers on a weekly basis regarding product specific and general practice opportunities we discover. These communications aid us in receiving timely re-orders and the purchase of additional tests by our Physician customers.

In 2007 we have begun clinical studies on two doctor office tests that will allow physicians the ability to receive a diagnosis while the patient is still the doctor’s office. During the three months ended June 30, 2007, we increased our spending on these clinical studies by 240% over the previous three months ended March 31, 2007, in order to accelerate the FDA approval process. These tests report on two medical conditions that generate some of the largest number of primary care physician visits. By the fourth quarter 2007, we anticipate to have received FDA approval for these tests and be in a position to provide them to our physician network. We also expect to begin the FDA approval process on a third point of care test before the end of 2007.

We have also started the process of identifying heavy user groups of individual rapid diagnostics and are now communicating the benefits and availability of our products to those organizations.

In the later half of 2007 and beyond, it is the Company’s intention to expand upon the formula that proved itself in 2005 and 2006. By communicating the availability of our product portfolio, we cost effectively open new customers on a continual basis, provide high quality service and timely shipping, enjoy a high re-order rate and the expansion by our customers of the number of rapid diagnostics they purchase from us. The objective is to build an ever growing network of physician office customers, increase the number of diagnostics each physician office purchases, expanded the portfolio of novel diagnostics that can be performed in primary care physician offices, and develop relationships with high user groups; the sum of which should deliver increased revenue and gross profit contribution utilizing proven, cost effective communication and marketing methods while maintaining strict expense controls.

Revenue Sources

We currently derive revenues from the sale and distribution of diagnostic tests directly to physicians and other healthcare providers in the United States.

Critical Accounting Estimates

Accounting estimates and assumptions discussed in this section are those that we consider to be the most critical to an understanding of our financial statements because they inherently involve significant judgments and uncertainties. For all of these estimates, we caution that future events rarely develop exactly as forecast, and the best estimates routinely require adjustments.

Allowance for Doubtful Accounts

The Company extends credit to its customers, based upon credit evaluations, in the normal course of business, primarily 30-60 day terms. Bad debt expense is provided on the allowance method based on historical experience and management’s evaluation of outstanding accounts receivable. Accounts are written off when they are deemed uncollectible. The Company does not require collateral from its customers.

Impairment of Long Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of any asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the costs to sell. To date, no impairment losses have been recognized.

Share-Based Compensation

               The Company accounts for its stock options in accordance with SFAS No. 123(R), which requires the measurement and recognition of compensation expense for all share-based payment awards based on estimated fair values at the date of the grant. Determining the fair value of share-based awards at the grant date requires judgment in developing assumptions, which involve a number of variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards, and expected stock option exercise behavior. In addition, we also use judgment in estimating the number of share-based awards that are expected to be forfeited.

Valuation allowance for Income Taxes

The Company accounts for income tax in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes , which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred tax assets to the amount expected to be realized. The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets that may not be realized due to the Company’s inability to generate profits to utilize NOL’s. The net increase in the valuation allowance is primarily related to increases in federal and state NOL carryovers.

Results of Operations

Three Months Ended June 30, 2007 and 2006

Revenues

Gross revenues for the three months ended June 30, 2007 and 2006 were $168,672 and $113,494, respectively.  The increase in revenues of $55,178 or 32.7% was due primarily to an increase in sales of our Rapid HIV Diagnostic Test in the amount of $37,911. In addition, we saw an increase of $14,417 in our Rapid Thyroid Screening test. There was also additional revenue growth in the amount of $2,850 across our other product lines.

Cost of Sales

Our cost of sales increased to $85,651 for the three months ended June 30, 2007, as compared to $62,228 for the three months ended June 30, 2006. This increase of $23,423 was attributed to the overall increase in sales. Cost of sales as a percentage of product sales decreased to 50.8% in the second quarter of 2007 from 54.8% for the second quarter of 2006.  This decrease was attributed to the increase in higher profit product mix sales.

Gross Margin

Gross profit margin for the three months ended June 30, 2007 increased to 49.2%, which totaled $83,021, from 45.2% for the three months ended June 30, 2006, which represented a gross margin of $51,266. This increase was due primarily to an increase in higher profit product sales.

Expenses

For the three months ended June 30, 2007, operating expenses increased $512,228 to $895,843, as compared to $383,615 for the three months ended June 30, 2006.    These expenses consisted of general and administrative expenses, marketing expenses and Research and Development work on both the Zstat Flu test and Clinical work on two new diagnostic panels during the three months ended June 30, 2007.

General and Administrative

General and administrative expenses totaled $478,191 and $265,992 for the three months ended June 30, 2007 and 2006, respectively. The primary reason for the increase of $212,199 was the recording of option expense in the amounts of $62,370. In addition; $25,096 was spent on investor relations and $32,000 to finalize the company Business Plan.   There was also an increase of $92,733 in combined accounting fees, rent, insurance and other expenses over the previous quarter. The increase in accounting fees of $34,405 is attributable to our reverse merger and the subsequent costs associated with being a Public Company. The increase of insurance expense in the amount of $18,067 pertains to an increase in liability and package insurance premiums.

Included in general and administrative expenses is depreciation of $2,925 and $1,213 for the three months ended June 30, 2007 and 2006, respectively.

Research and Development

Research and development expenses were $160,406 and $10,993 for the three months ended June 30, 2007 and 2006, respectively.  The increase of $149,413 was the result of expanded research into the development of clinical protocols for two new diagnostic panels.

Marketing and Sales

Sales and marketing expenses were $257,246 and $106,630 for the three months ended June 30, 2007 and 2006 respectively. This increase of $150,616 is attributable to an increase in salaries and benefits in the amount of $77,277 for our three new sales and marketing professionals which were hired in late March 2007. In addition, we incurred an additional $73,339 in expense to complete our new marketing effort which established existing business relationships (EBR’s) with potential new customers.

Operating Loss

Our operating loss was $812,822 for the three months ended June 30, 2007, as compared to an operating loss of $332,349 for the three months ended June 30, 2006.   The increase of $512,228 in the operating loss is primarily due to the aforementioned factors as described above.

Other income (Expense)

Other income (expense) was ($2,014) and ($5,124) for the three months ended June 30, 2007 and 2006, respectively.  The decrease of $3,110 was due primarily to a decrease in debt financing as described under the financing section.

Net Loss

The aforementioned factors resulted in a net loss of $814,836 during the three months ended June 30, 2007, as compared to a net loss of $337,473 during the three months ended June 30, 2006, an increase of 58.6%.  These increases were primarily due to the aforementioned factors as described above.

Six Months Ended June 30, 2007 and 2006

Revenues

Gross revenues for the six months ended June 30, 2007 and 2006 were $307,570 and $281,988, respectively.  The increase in revenues of $25,582 or 8.3% was due primarily to an increase in sales of our Rapid HIV Diagnostic Test in the amount of $45,762. In addition, we saw an increase of $5,355 in our Rapid Thyroid Screening test. There was also additional revenue growth in the amount of $20,336 from new products introduced in late 2006 and early 2007. These increases were offset by a decrease in Flu test sales in the amount of $45,871, due to a mild 2006-2007 flu season.

Cost of Sales

Our cost of sales increased to $147,472 for the six months ended June 30, 2007, as compared to $135,273 for the six months ended June 30, 2006. This increase of $12,199 was attributed to the overall increase in sales. Cost of sales as a percentage of product sales decreased to 47.9% for the six months ended June 30, 2007 from 48.0% for the six months ended June 30, 2006.  This decrease was attributed to the increase in higher profit product mix sales.

Gross Margin

Gross profit margins for the six months ended June 30, 2007 increased to 52.1%, which totaled $160,098, from 52.0% for the six months ended June 30, 2006, which represented a gross margin of $146,715. This increase was due primarily to an increase in higher profit product sales.

Expenses

For the six months ended June 30, 2007, operating expenses increased $4,241,490 to $4,952,283, as compared to $710,793 for the six months ended June 30, 2006.    These expenses consisted of general and administrative expenses, merger related expenses, marketing expenses and Research and Development work on both the Zstat Flu test and Clinical work on two new diagnostic panels during the six months ended June 30, 2007.

Merger Related

         Merger related expenses were $2,927,285 for the six months ended June 30, 2007, as compared to $0 for the six months ended June 30, 2006. This increase of $2,927,285 was the result of recording the Investa Capital Partners warrant expense. (See note 1 to the consolidated financial Statements included herin)

General and Administrative

General and administrative expenses totaled $1,331,947 and $494,755 for the six months ended June 30, 2007 and 2006, respectively. The primary reason for the increase of$837,192 was the recording of option and warrant expense in the amounts of $343,678 and $27,156 respectively.  In addition, $75,000 was spent on new hire recruitment fees and $50,000 to begin contract work on obtaining CPT codes for the products currently in the clinical study phase.  In addition; $25,096 was spent on investor relations and $32,000 to finalize the company Business Plan.   There was also an increase of $283,712 in combined accounting fees, legal, salaries, insurance, rent, and other expenses over the previous six months.

The increase in accounting fees of $94,354 is attributable to our reverse merger and the subsequent costs associated with being a Public Company. The increase in legal expenses of $60,536 is attributable to the various contract negotiations pertaining to new products and the share exchange agreement during the period. The increase in salaries in the amount of $64,620 pertains to additional staffing. The increase in insurance expense in the amount of $26,689 pertains to an increase in liability and package insurance premiums. The increase of $14,691 in rent expense is related to a new lease agreement entered during the period to rent additional office space at the current location.  We also saw an increase of $21,822 related to various other expenses.

Included in general and administrative expenses is depreciation of $5,152 and $2,351 for the six months ended June 30, 2007 and 2006, respectively.

Research and Development

Research and development expenses were $207,688 and $28,733 for the six months ended June 30, 2007 and 2006, respectively.  The increase of $178,955 was the result of expanded research into the development of clinical protocols for two new diagnostic panels.

Sales and Marketing

Sales and marketing expenses were $485,363 and $187,305 for the six months ended June 30, 2007 and 2006 respectively. This increase of $298,058 is attributable to an increase in salaries and benefits in the amount of $89,415 for our three new sales and marketing professionals which were hired in late March 2007. In addition, we incurred an additional $203,425 in expense to complete our new marketing effort which established existing business relationships (EBR’s) with potential new customers.

Operating Loss

Our operating loss was $4,792,185 for the six months ended June 30, 2007, as compared to an operating loss of $564,078 for the six months ended June 30, 2006. The increase of $4,228,107 in the operating loss is primarily due to the aforementioned factors as described above.

Other income (Expense)

Other income (expense) was ($4,954) and ($6,696) for the six months ended June 30, 2007 and 2006, respectively. The decrease of $1,742 was due primarily to a decrease in debt financing as described under the financing section.

Net Loss

The aforementioned factors resulted in a net loss of $4,797,139 during the six months ended June 30, 2007, as compared to a net loss of $570,774 during the six months ended June 30, 2006, an increase of 88.1%. These increases were primarily due to the aforementioned factors as described above.

Seasonality

Our operations have historically been seasonal, with higher revenues generally occurring in the first half of our fiscal year (January to June) as a result of increased demand for our services and products during the flu, strep, and RSV seasons.

For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005.

Revenues

Gross Revenues for the year ended December 31, 2006 was $539,990 as compared to $335,033 for the period from January 3, 2005 through December 31, 2005, which represented an overall increase in sales of $204,957. This increase was due primarily to three distinct factors. First, revenues from the period ended December 31, 2005 were generated for a nine month period beginning with our first sale in April 2005 as compared to a full year of sales for 2006. Second, six additional diagnostic tests were added to our product portfolio during the year ended December 31, 2006. Third, due to an increase in our marketing efforts we acquired 453 new customers during the year ended December 31, 2006, which added additional revenue growth across all product lines.

Cost of Sales

Our cost of sales increased to $242,948 for the year ended December 31, 2006, as compared to $128,256 for the period from January 3, 2005 through December 31, 2005. This increase was attributed to the increase in sales.

Gross Margin

Gross Margin decreased to 55.0% for the year ended December 31, 2006, which totaled $297,042, from 61.7% for the period January 3, 2005 through December 31, 2005, which represented a gross margin of $206,777. This was due to the change in the overall product mix which increased our revenues. More specifically this included the addition of lower profit margin products consisting of the hCG Pregnancy test, Sediplast ESR System and the Thyroid Stimulating Hormone Screen test that were added during 2006.

Expenses

We incurred an increase in operating expenses of $470,758 to $1,528,954 for the year ended December 31, 2006, as compared to $1,058,196 for the period January 3, 2005 through December 31, 2005. These expenses consisted of general and administrative expenses, marketing expenses and research and development work on both the Zstat Flu test and Clinical work two new diagnostic panels during the year ended December 31, 2006.

General and Administrative Expenses

General and administrative expenses were $1,127,520, for the year ended December 31, 2006, as compared to $853,635 for the period from January 3, 2005 through December 31, 2005. The primary reason for the increase of $273,885 was HPD’s continued expansion over the past year. Specific increases are related to the following items:

Increases in salaries of $158,461 for a full year during 2006 as compared to partial salaries during the period from commencement through December 31, 2005. There was an increase of a total of $115,423 in combined legal, rent, insurance and professional expense over the previous twelve months. During 2005 the Company shared rental space with Gynetics, Inc. a business run by the Company’s current management. During this time period the Company did not pay any rental expense but recorded an expense of $37,675 with an offsetting amount recorded as a contribution from the shareholders to reflect the benefit of receiving free rent. The Company entered into its own lease agreement beginning January 2006 and will continue to share rental space with the above mentioned company during the course of the year.

The increase in legal expenses of $40,516 is attributable to the various contract negotiations pertaining to new products and in increase in general corporate legal fees. The increase of insurance expense in the amount of $18,744 pertains to an increase in liability and package insurance.

Included in general and administrative expenses is depreciation of $8,019 and $2,584 for the year ended December 31, 2006 and for the period from January 3, 2005 through December 31, 2005.

Research and Development

Research and development expenses were $52,311 for the year ended December 31, 2006 as compared to $24,442 for period from January 3, 2005 through December 31, 2005. The increase of $27,869 was the result of expanded research and development focused on the current ZstatFlu Rapid Test for Influenza to confirm the test accurately reads for H5N1 avian flu. In addition, a consultant was retained for the development of clinical protocols for two new diagnostic panels.

Sales and Marketing

Sales and marketing expenses were $349,123 for the year ended December 31, 2006, as compared to $180,199 for the period January 3, 2005 through December 31, 2005. This increase of $169,004 is attributable to our increased marketing effort during the year ended December 31, 2006. During 2006 we increased our blast fax marketing campaign by $ 34,000, in addition we retained an outside telemarketing service and incurred $30,000 in additional expense during the year ended December 31, 2006. Our advertising expenses increased an additional $76,000 with new publications in Physicians Practice Magazine and the development of placement advertising.  An additional $6,000 was spent on a convention. We also retained a customer service representative in May 2005, which yielded an incremental $23,000 to salaries and benefits.

Operating Loss

Our operating loss was $(1,251,390) for the year ended December 31, 2006, as compared to $(861,614) for the period January 3, 2005 through December 31, 2005. The increase of $(389,776) in the operating loss is primarily due to the aforementioned factors as described above.

Interest Expense

Interest expense was $19,568 for the year ended December 31, 2006 compared to $11,219 for the period January 3, 2005 through December 31, 2005. The increase of $8,349 was due primarily to an increase in debt financing as described under the financing section.

Net Loss

Our net loss increased to $(1,251,390) for the year ended December 31, 2006, as compared to $(861,614) for the period January 3, 2005 through December 31, 2005. The increase of $(389,776) in the operating loss is primarily due to the aforementioned factors as described above.

Seasonality

Our operations have historically been seasonal, with higher revenues generally occurring in the first half of our fiscal year (January to June) as a result of increased demand for our services and products during the flu, strep, and RSV seasons.

Liquidity andCapital Resources

 The Company has not historically generated, and does not currently generate, enough revenue to provide the cash needed to support its operations, and has continued to operate primarily by raising capital and incurring debt. In order to better position the Company to take advantage of potential growth opportunities and to fund future operations, the Company completed the Series B Private Placement financing between January and December 2006 which raised a total of $2,548,000, upon the issuance of 2,548 shares. On February 7, 2007, these shares were converted into common stock of the public company.

As of June 30, 2007, Healthcare Providers Direct, Inc. had Current Assets in the amount of $253,112, consisting of $10,891 in Cash and Cash Equivalents, $51,226 in Accounts Receivable, and $107,877 in Inventory and $83,118 in Prepaid Expenses. As of June 30, 2007, Healthcare Providers Direct had Current Liabilities in the amount of $994,903, consisting of $785,708 in Accounts Payable and Accrued Liabilities, $119,195 in Revenue Share Liabilities, and $90,000 in Short Term Loans. This resulted in negative working capital in the amount of ($741,791).

As of December 31, 2006, Healthcare Providers Direct, Inc. had Current Assets in the amount of $515,222, consisting of $263,494 in Cash and Cash Equivalents, $60,160 in Accounts Receivable, and $161,071 in Inventory and $30,497 in Prepaid Expenses. As of December 31, 2006, Healthcare Providers Direct had Current Liabilities in the amount of $1,422,489, consisting of $864,329 in Accounts Payable and Accrued Liabilities, $218,160 in Revenue Share Liabilities, and $340,000 in Short Term Loans. This resulted in negative working capital in the amount of $(907,267).

On February 7, 2007, HPD and Alpha consummated the Share Exchange Agreement.

Effective February 7, 2007, the Company entered into a definitive Share Exchange Agreement with Alpha Motorsport, Inc., a Nevada corporation and the shareholders of HPD pursuant to which HPD became a wholly-owned subsidiary of the Company (the “Merger”).  The share exchange agreement provided for the acquisition of all of the issued and outstanding capital stock of HPD consisting of 4,683 shares of common stock (on an as-converted, issued and outstanding basis), in exchange for 34,464,038 shares of the Company’s common stock, par value $.001 per share (the “Share Exchange”).

Prior to the closing of the Share Exchange, the Company had 30,000,000 shares of common stock issued and outstanding and subsequent to the Share Exchange it had 44,864,038 shares of common stock issued and outstanding. The share exchange will be accounted for as a reverse merger for accounting purposes. Upon the closing of the Merger on February 7, 2007, HPD become a wholly-owned subsidiary of the Company.

         Upon the closing of the Share Exchange, (i) 1,558 shares of common stock, (ii) 577 shares of Series A Convertible Preferred Stock and (iii) 2,548 shares of Series B Convertible Preferred Stock of HPD were exchanged for 34,464,038 shares of common stock of the Alpha Motorsport.

On October 5, 2006, a $100,000 10% per annum bridge loan was issued in connection with the reverse merger to the Company from Investa Capital Corp, (which was subsequently was repaid on February 7, 2007).

On June 1, 2006, the Company issued promissory notes in the aggregate principal amount of $90,000 to the officers of the Company. These notes mature on June 1, 2007, accrue interest at 8.5% and are secured by the assets of the Company, subject to the security interest of the Board member who issued the convertible note payable (Note 6).

On February 26, 2006, a member of the Board and Series A holder agreed to lend the Company $150,000 in three installments (which was subsequently repaid on January 22, 2007). The principal amount of each loan installment, plus interest at 8.5%, must be repaid within 180 days unless converted. At any time while the principal is outstanding, the principal plus accrued interest can be converted into shares of Series B at a price of $875 per share. The Company also agreed to issue to the holder a warrant to purchase that number of additional shares of Series B such that, upon conversion of such shares to Common Stock, the converted shares would represent 0.5% of all of the Company’s issued and outstanding Common Stock on a fully diluted basis. The price for such shares would be $875 per share.

In June 2005, the Company entered into a note payable agreement with a member of the Board of Directors under which the Board member loaned the Company $250,000 (the “Note”). The Note is convertible into shares of Series A Redeemable Preferred stock based on the amount of fundraising done by the Company through the issuance of Series B Preferred Stock, provided the Company raises at least $500,000 of Series B Preferred Stock (the “Financing”). The entire amount due and owing under the Note was converted into 577 shares of Series A Redeemable Preferred stock, upon the cumulative issuance of $750,000 of Series B Preferred Stock.

Future Liquidity and Capital Needs

Based upon our current working capital position, current operating plans and expected business conditions,
Management believes that there is sufficient working capital to finance operations through 2007, however, there is no assurance that the recent financing will be sufficient to fund operations until sales and profitability improve to the point that we are to operate from internally generated cash flows. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our possible inability to continue as a going concern.

Significant additional capital resources are required from sources including equity and/or debt financings, license arrangements, grants and/or collaborative research arrangements in order to develop products. Thereafter, additional working capital will need to be raised. The current burn rate is approximately $250,000 per month excluding capital expenditures.

If we decide to engage in such funding activities, or if our operating results fail to meet our expectations, we could be required to seek additional funding through public or private financings or other arrangements. In such event, adequate funds may not be available when needed, or, may be available only on terms which could have a negative impact on our business and results of operations. In addition, if we raise additional funds by issuing equity or convertible securities, dilution to then existing stockholders my result.

On July 16, 2007, the Company issued a promissory note in the amount of $50,000 to an officer of the Company. This interest free note matures on August 31, 2007 and is secured by the assets of the Company.

During the third quarter of 2007, the Company received $2,150,000 in proceeds through a private placement offering of 9% Senior Secured Convertible Debentures (the “9% Debentures”). The 9% debenture is convertible into common stock with a conversion price of $0.25 and has a par value of $0.001. In connection with the private placement, the Company issued an equal number of five year warrants to purchase an equal number of shares of common stock with an exercise price of $0.50 per shares.

The proceeds from the private placement have been allocated on a relative fair value basis between the debt and the warrants in accordance with EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments” as follows.  This allocation resulted in notes payable of $300,656, discount on the notes payable and additional paid in capital of $300,656, and $949,344 paid in capital for the warrant issuance.

The Company capitalized $251,544 as deferred financing fees for direct costs of the private placement. The deferred financing fees will be amortized over the term of the debt. Included in deferred financing costs are 100,000 in warrants issued to the placement agent for services provided in connection with the private placement. These warrants had a fair value on the date of issuance of $81,544.

The Company is obligated to file a registration statement registering the resale of the shares of the Common Stock issuable upon conversion of the Debentures, and the Common Stock issuable upon exercise of the Warrants, and the shares of common stock issuable as payment of interest on the Debenture. If the registration statement is not filed within 30 days from the final closing, or declared effective within 90 days thereafter (150 days if the registration statement receives a review by the SEC), the Company is obligated to pay the investors certain fees in the amount of 1.5% of the total purchase price of the Debentures, per month, and the obligations may be deemed to be in default.

The timing and degree of any future capital requirements will depend on many factors, including:

•
the magnitude and scope of our research and development programs and our ability to establish, enforce and maintain strategic arrangements for research, development, clinical testing, manufacturing and marketing;

•	our progress with preclinical development and clinical trials;

•	the time and costs involved in obtaining regulatory approvals;

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patents; and claims; and

•	the number and type of product candidates that we pursue.

Additional financing through strategic collaborations, public or private equity financings or other financing sources may not be available on acceptable terms, or at all. Additional equity financing could result in significant dilution to our stockholders. Further, if additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product candidates or products that we would otherwise seek to develop and commercialize on our own. If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our product lines.

Contractual Obligations Balances:

	2007	2008
Office lease	$46,475	$15,081

The Company has two licensing agreements for diagnostic tests with terms generally ranging from one to three years, which require the Company to order minimum amounts of diagnostic tests. Should the Company fail to meet these minimum ordering amounts, the agreements can be terminated by the licensing party. Minimum orders (expressed as number of units) required under existing agreements for the next two years are as follows:

2007 51,320 units

2008 75,000 units

Off Balance Sheet Arrangements

We did not have any off balance sheet arrangements as of June 30, 2007.

BUSINESS

Overview

We were incorporated in the State of Nevada in April 2004 under the name “Alpha Motorsport, Inc.” On January 24, 2007, we changed our name from “Alpha Motorsports, Inc.” to “Healthcare Providers Direct, Inc.”, a Nevada corporation. Immediately prior to the acquisition of HPD, we had nominal assets and revenues and no business operations.

On February 7, 2007, we completed the acquisition of Healthcare Providers Direct, Inc., a Delaware corporation, in a share exchange transaction pursuant to a Share Exchange Agreement by and among us, HPD-Delaware, and the shareholders of HPD-Delaware (the “Exchange Agreement”). As a result of the transaction, HPD-Delware became our wholly owned subsidiary. On January 24, 2007, Alpha formed a wholly-owned subsidiary, Healthcare Providers Direct, Inc., a Nevada corporation and on January 24, 2007, completed a short-form merger pursuant to the Nevada Revised Statutes, and effectively changed its name to “Healthcare Providers Direct, Inc.”, a Nevada corporation.

HPD was formed as a Delaware corporation incorporated on October 28, 2004 for the purpose of selling and distributing diagnostic tests directly to physician offices and other healthcare providers. HPD commenced business operations on January 3, 2005.  HPD began commercial activity in June 2005 and was founded to develop cost-effective methods of communicating to doctors the availability of state-of-the-art diagnostic tests that can be performed in his/her office that will give immediate results during the patient’s visit, thus providing better patient care and increased revenue for such doctor’s practice. More specifically, upon the communication of the availability of such diagnostic tests and a request by a physician for the purchase of one or more of the diagnostic products, HPD intends to market, sell and distribute such diagnostic products to the requesting physician(s).

Since its commencement, HPD has developed the capability to cost-effectively reach physicians through verbal, facsimile and email communications and face-to-face meetings, and has secured physician customers and received repeat orders from them that have included multiple test purchases. HPD believes that it is now positioned to capitalize on such capabilities and customers developed over the past 20 months and accelerate growth through a greater number of communications to doctors, and by adding to our product portfolio new, innovative, easy to use, and sometimes one-of-a-kind diagnostic tests previously only performed in outside laboratories.

Business Strategy

The Company’s goal is to become the first national, direct-to-doctor distributor of CLIA-waived diagnostic tests that can provide meaningful, incremental revenue and profit for doctors’ practices. Key elements of the Company’s business strategy include the following:

•
Expand upon the proven successful and cost-effective methods already developed by HPD management to inform doctors of diagnostic tests that can improve patient care while providing doctors with incremental revenue and profit, with little investment in inventory and no need for additional staff.

•	Hire two national sales directors and one marketing director.

•	Utilize already established and owned physician customer lists (over 75,000 offices) to quickly sell additional diagnostics to early adopters.

•
Expand the successful National Flu Surveillance Network® (www.fluwatch.com) to include additional respiratory diseases such as Strep and RSV, and link to the HPD website (www.healthcareprovidersdirect.com).

•	Create the largest exclusive data base of complete doctor contact information, including doctor approvals for routine contact by HPD.

•
Focus on securing exclusive rights to sell and distribute additional “novel” diagnostic tests that will allow HPD to continue to offer timely diagnostic tests with the latest technological advantages to primary care physicians.

•	Conduct clinical trials and obtain 510(k) approval from the FDA and CLIA waiver for three new diagnostic tests.

•	Utilize management’s proven expertise to cost-effectively market products that may be ineffectively distributed under conventional distribution channels.

•	Place advertisements in high readership practice management publications.

•	Exhibit at key professional conventions/shows.

Any inability to commercialize our diagnostic tests or obtain rights to market and distribute these tests would negatively impact our business strategy. Any failure to commercialize our diagnostic tests would likely cause us to alter, perhaps significantly, our strategy. This could materially adversely affect our business plan and our ability to manage and finance our company.

Products - Novel Diagnostic Tests Currently Sold and Marketed by HPD

  Background regarding “CLIA Waiver”. The Clinical Laboratory Improvement Amendments of 1988 (CLIA) law specified that laboratory requirements for performing diagnostic tests be based on the complexity of the test performed and established provisions for categorizing a test as “waived” (diagnostic tests may be waived from regulatory oversight if they meet certain requirements established by the statute). In the regulations promulgated pursuant to CLIA, waived tests were defined as simple laboratory examinations and procedures that are cleared by the Food and Drug Administration (FDA) for home use; employ methodologies that are so simple and accurate as to render the likelihood of erroneous results negligible; or pose no reasonable risk of harm to the patient if the test is performed incorrectly.

Uni-Gold™ Recombigen® HIV 1 Test (the “HIV Test”) - The FDA approved and CLIA waived 10-minute test performed from a simple whole-blood finger stick. CLIA-waiver allows for the performance and marketing of this test in 189,000 laboratories in the United States, including doctors’ offices and clinics. HPD launched the HIV test in July 2005.

•	HPD has identified and is marketing to niche doctors’ practices nationwide that perform a high volume of HIV testing.

•
HPD has entered into a material understanding with the manufacturer for Uni-Gold™ Recombigen® HIV 1 Test distribution responsibility for all state, county and local health departments nationwide. Initial contact has been made to 1,414 offices.

•
HPD has agreed to provide 25,000 HIV tests to the National Association of Community Health Centers (NACHS) for a pilot program aimed at the development of the protocol for their organization-wide HIV testing program launched in December 2006.   NACHS is a federally funded, non-profit organization with a total of 1200 clinics nationwide, providing health care to 16 million people in low income and rural communities.

ImmunoDip™ Test For Microalbuminuria - FDA approved and CLIA-waived 3-minute test performed from a simple urine sample. HPD launched in July 2005 . This product is capable of detecting albumin in urine at a very early stage giving physicians the ability to begin treatment sooner.

ZstatFlu® Rapid Test for Influenza - FDA approved and CLIA-waived 20-minute test. HPD started selling and distributing ZstatFlu in the United States in June 2005 .

•	The patented technology reads accurately for every known type and strain of influenza including all human, equine, swine and avian strains.

•	New production of the test will have a 20-year shelf life versus other tests with a maximum 2-year shelf life.

•	Specimens are taken by a simple back-of-the-throat swab. The Specimens can be shipped overnight, (to the CDC during any major flu epidemic) stored at room temperature and read accurately for 24 hours.

•	Requires only two minutes of a technician’s time to process and read the results allowing for multiple tests to be administered during the 20-minute incubation time.

•	HPD is negotiating distribution agreements for this test in China and Turkey.

ThyroTest® Rapid Thyroid Stimulating Hormone Screen - the only FDA approved and CLIA-waived 10-minute finger stick, whole blood, one-step rapid test for Hypothyroidism screening in adults. HPD launched this test in January 2006 .

Clearview ULTRA FOB (Fecal Occult Blood) Test - FDA approved and CLIA-waived 5-minute test for the detection of human hemoglobin in feces. HPD launched this test in February 2006 .

New Products for 2007

 In 2007, we began clinical studies on two doctor office tests that will allow physicians the ability to receive a diagnosis while the patent is still in the doctor’s office. These tests report on two medical conditions that generate some of the largest number of primary care physician visits. By the first quarter 2008, we hope to have received FDA approval for these tests and be in a position to provide them to our physician network. The first new test is for the detection of Chlamydia.  There are over 4,000,000 new cases per year and only 900,000 diagnoses made.  Undetected and untreated, Chlamydia can cause pelvic inflammatory disease even infertility among women if left untreated.  The second new test will allow detection of certain immunological problems within the physician’s office while the patient is present.  There are over 16,000,000 physician office visits per year for immunological problems.  We also expect to begin the FDA approval process on a third point of care test before the end of 2007.

Distribution and Suppliers

HPD utilizes third-party suppliers to supply its product and distributes the product directly to its customers.

Competition

We utilize a unique method of distribution, communicating directly with physicians and their key personnel. Our selective product line includes the latest and best diagnostic tests, using today’s technologies, for tests doctors regularly perform in their practice. Assuming conservative Medicaid reimbursements, our pricing delivers greater profit to the doctors’ practices with less out-of-pocket spending.

HPD’s primary competitors are major distributors such as Henry Schein, Inc., Physicians Sales and Service, Inc., McKesson Corp., Fisher Scientific International, Inc. and Cardinal Health, Inc.   These distributors employ large sales staffs that may be calling on doctors’ offices on a routine basis. However, these sales people are selling from a catalog with an enormous product line in many different product categories, and typically do not focus their selling efforts on products that could enhance the revenue potential of the doctor’s practice. The overhead cost to employ the sales force would make it difficult for them to offer HPD’s selling price on specific diagnostic tests.

FACILITIES

Our principal executive offices are located at 3371 Route One, Suite 200, Lawrenceville, New Jersey  08648.  This office consists of approximately 3,500 square feet which we rent for $7,745 per month.  Future minimum payments for the years ending December 31, 2007 and 2008 are $23,237and $15,081, respectively.  Our lease terminates January 31, 2008 and we have not as yet determined whether we will renew the lease for the existing space or seek new space.

EMPLOYEES

As of September 27, 2007, we employed a total of 6 employees. We believe that we have a good working relationship with our employees.  We are not a party to any collective bargaining agreements, no employees are represented by a labor union, and we believe we have good relations with our employees.  At present, we intend to hire two dedicated salespersons and one employee in marketing.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Except as disclosed below we are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse affect on business, financial condition or operating results.

MANAGEMENT

Name and Position	Age	Director Since

Norman R. Proulx President, CEO, Chief Financial Officer and a Director	60	February 7, 2007

Janet Tobias Proulx Corporate Secretary and Director of Administration	60	-

Greg S. Davies Corporate Treasurer and Director of Finance	38	-

Donald F. Farley Director	64	February 7, 2007

William P. Dioguardi	49	February 7, 2007
Director

W. Barry McDonald	58	February 7, 2007
Director
____________________

Management and Directors Biographies

Norman R. Proulx - President, CEO, Chief Financial Officer & Director. Mr. Proulx is a member of the Board of Directors, President, Chief Executive Officer and Chief Financial Officer. From 1999 to present, he has served as the Chief Executive Officer of ZymeTx, Inc. and is a member of its Board of Directors. ZymeTx, Inc. filed for bankruptcy protection under Chapter 11 of the U. S. Bankruptcy Code in November 2002 and emerged in October 2003. From 2000 to present, he has served as the Chief Executive Officer of Gynétics, Inc. From 1997 to 2002, he was a Managing Director of Spencer Trask, Inc., a venture capital firm. It was during this period that Mr. Proulx was asked to become CEO of both ZymeTx, Inc. and Gynétics, Inc. From 1990 to 1997 he was President and Chief Executive Officer of Seymour Housewares Corporation, a consumer products company owned by Forstmann Little & Company. In 1997 Seymour Housewares Corporation merged with Seymour Sales Corporation, a publicly-traded housewares company. Prior to 1990 he held various general management positions with Wilkinson Sword North America, Scripto, Inc. and The Gillette Company. Mr. Proulx graduated from Boston College in 1969 with a B.A. degree in Accounting. He also participated   in the MBA Program of Boston University 1977-1978.

Janet Tobias Proulx - Corporate Secretary and Director of Administration . Mrs. Proulx is Corporate Secretary and Director of Administration. Mrs. Proulx’s experience includes over 15 years in similar positions, including Director of Administration and Secretary for Gynétics, Inc. from 2001-2004. From 1998-2001 she worked in investment banking and compliance with Spencer Trask, Inc. Prior to that, from 1985 to 1990, Mrs. Proulx was Director of Administration and Secretary for Wilkinson Sword, Inc. where, in addition to her corporate responsibilities, she also managed customer service and inside sales. Mrs. Proulx attended the University of Louisville in Kentucky.

Gregory S. Davies - Corporate Treasurer and Director of Finance . Mr. Davies is Corporate Treasurer and Director of Finance. From 2001-2004, Mr. Davies served in the same capacity for Gynétics, Inc. Mr. Davies has more than 10 years financial and accounting experience, primarily in start-up operations. Mr. Davies received a B.S. degree in Management from Montclair State College in 1990, and an MBA in Finance from Monmouth University in 1994.

Donald F. Farley - Director . Donald F. Farley is a member of the Board of Directors. From 1998 to present, Mr. Farley has been the Chief Executive Officer of Spencer Trask Specialty Group, LLC. Prior to 1998, Mr. Farley held several executive level positions with Pfizer, Inc., including President, Consumer Health Care and President, Pfizer Food Science Group. Mr. Farley is the Chairman of the Board of Directors and a member of the compensation committee of Vyteris, Inc., and a member of the Board of Directors and governance committee of Minrad, Inc. Mr. Farley received his B.S. in chemical engineering from The University of Rhode Island in 1965 and his MBA from the University of Hartford in 1969.

William P. Dioguardi - Director . William P. Dioguardi is a member of the Board of Directors. From 1994 to present, Mr. Dioguardi has been the President of Spencer Trask Ventures, Inc. From 1988 to 1994, Mr. Dioguardi was founder and President of Vantage Securities. Prior to 1988, Mr. Dioguardi was First Vice President and a member of the Executive Committee of Integrated Resources, Inc. Mr. Dioguardi is a member of the Board of Directors of Adagio Acquisition I, Inc., Adagio Acquisition II, Inc. and Adagio Acquisition III, Inc. Mr. Dioguardi graduated from Montclair Academy in 1976 and received a B.S. degree in Business Administration from Monmouth University in 1980.

W. Barry McDonald - Director . Mr. McDonald is a member of the Board of Directors. From 1968 to present, Mr. McDonald has been an Executive Director of The Sage Group, Inc. Mr. McDonald has over 30 years experience as an executive manager in the healthcare industry for companies in the United States, Europe and Japan focused on human diagnostics. Mr. McDonald graduated from the University of Southern Mississippi in 1970 with a B.S. degree in Biology/Chemistry and in 1972 with an M.S. degree in Microbiology/Genetics. He attended the Albert Chandler Medical School at the University of Kentucky, PhD./MD Program, 1972-1974.

Family Relationships

Norman Proulx and Janet Proulx are husband and wife.

Board of Directors Composition

Immediately following the Share Exchange and Merger, the Company’s Board of Directors is comprised of four directors: Norman R. Proulx, Donald F. Farley, William P. Dioguardi and W. Barry McDonald.

Director Compensation

Following the Share Exchange and Merger, the Company may compensate non-management directors through the issuance of stock awards including, without limitation, stock options, restricted stock awards, stock grants, and/or stock appreciation rights. The Company intends to make such awards pursuant to a stock option plan or employee incentive plan to be approved by the Company.

Board Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Governance Committee.

The Compensation Committee has not met during the 2007 fiscal year.  All matters addressed by the Compensation Committee were decided on by the Board of Directors. The function of the Committee is to approve stock plans and option grants and review and make recommendations to the Board of Directors regarding executive compensation and benefits.

The Governance Committee has not met during the 2007 fiscal year.  All matters addressed by the Governance Committee were decided on by the Board of Directors.  The function of the Governance Committee is to (a) oversee the evaluation of the Board and management and (b) develop, recommend and revise a set of corporate governance principles.

As of November 8, 2007, the Audit Committee consisted of the following members: Messrs. McDonald and Farley.  The Audit Committee  has met one time in fiscal year 2007. Responsibilities of the Committee include (1) reviewing financial statements and consulting with the independent auditors concerning the Company's financial statements, accounting and financial policies, and internal controls, (2) reviewing the scope of the independent auditors' activities and the fees of the independent auditors, and (3) reviewing the independence of the auditors. All of the members of the Audit Committee meet the independence standards established by the National Association of Securities Dealers.

The total number of meetings of the Board of Directors during the fiscal year 2007 is four.  Each of the incumbent directors attended a majority of (i) the meetings of the Board during the year and (ii) the total number of meetings of all committees of the Board on which the incumbent directors served.

Code of Ethics

The Company has not yet adopted a Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Involvement in Certain Legal Proceedings

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

EXECUTIVE COMPENSATION

Executive Compensation

We have not paid any compensation to the persons who became our executive officers on February 7, 2007 in connection with the Share Exchange and Merger. The following table presents information concerning compensation during 2006 to our principal executive officer and principal financial officer and our corporate treasurer and director of finance paid to them by, and in connection with their services to, HPD which on February 7, 2007 became a wholly-owned subsidiary of our Company. The individuals listed in the table are referred to as our “named executive officers.”

Name & Principle Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and NQDC Earnings	All Other Compensation	Total
Norman R. Proulx President, Chief Executive Officer and Chief Financial Officer	2006	$173,322 (1)	-	-	-	-	-	$395 (2)	$173,717

Gregory S. Davies Corporate Treasure and Director of Finance	2006	$100,000 (3)	-	-	-	-	-	$3,644 (4)	$103,644

(1) The Company currently owes Mr. Proulx $143,750 for unpaid salary in 2006 and entered into a letter agreement with Mr. Proulx dated February 1, 2007 acknowledging the amount owed and agreeing to repay such amount at such time as it shall determine is consistent with its cash flow needs.

(2) This amount represents the 2006 annual premium of $395.00 for Mr. Proulx’s $1,000,000 life insurance policy paid by the Company.

(3) The Company currently owes Mr. Davies $45,833.37 for unpaid salary in 2006 and entered into a letter agreement with Mr. Davies dated February 1, 2007 acknowledging the amount owed and agreeing to repay such amount at such time as it shall determine is consistent with its cash flow needs.

(4) This amount represents (a) the 2006 annual premium of $102.00 for Mr. Davies’ $100,000 life insurance policy paid by the Company and (b) a company match under the Company’s current 401k Plan to Mr. Davies in the amount of $3,541.76. Mr. Davies is fully vested in this amount.

Option Grants During 2006 Fiscal Year

We did not grant any stock options to our named executive officers during fiscal 2006.

Employment and Consulting Agreements and Management Compensation

Compensation paid to Norman R. Proulx and Gregory S. Davies

We currently do no have employment agreements with any of our named executive officers. On February 1, 2007, HPD entered into letter agreements with Messrs. Proulx and Davies acknowledging unpaid salary amounts owed to Messrs. Proulx and Davies for 2005 and 2006 and agreeing to pay such amounts at the time the Company determines is consistent with its cash flow needs. For year 2005, the Company owes Messrs. Proulx and Davies $0 and $16,666,67, respectively, and for year 2006, $143,750 and $45,833.37, respectively.

None of the executive officers of the Company is entitled to receive any payments or benefits in the event of termination of employment with the Company.

W. Barry McDonald

On January 14, 2005, the Company entered into a consulting arrangement with W. Barry McDonald, under which, Mr. McDonald is to provide the company with certain business development assistance in exchange for monthly payments, success fees and a stock option to earn up to 5% of the Company’s Common Stock on a fully diluted basis. Mr. McDonald was also given a seat on the Company’s Board of Directors. Subsequent to the adoption of the Company’s Stock Option Plan, in February 2007, our Board of Directors agreed to grant W. Barry McDonald an option to purchase one share of HPD Common Stock (pre-merger common stock) for every five hours of consulting services that Mr. McDonald provides to HPD in 2007. The exercise price for each share of HPD Common Stock is $0.1354 per share (on a post-merger basis). Mr. McDonald agreed to work with our management team and provide 36 hours of consulting services per month, such consulting services consisting of identifying and developing relationships with companies whose diagnostic products are consistent with our strategy (each, a “Target”) and objectives and assisting us with the implementation of our business model. Such options vest at the end of each quarter following the performance of the consulting services by Mr. McDonald. Mr. McDonald was granted 890,487 options, which represents 4% of the Company on a fully-diluted basis as of June 30, 2007, in connection with the agreement noted above.

Mr. McDonald shall have the right to earn the remaining 1% of the Company’s Common Stock on a fully-diluted basis as set forth above, upon the consummation of a definitive agreement with a Target. The exercise price for such shares of HPD Common Stock is $0.1354 per share (on a post-merger basis).

Healthcare Providers Direct, Inc. Stock Option Plan

On December 18, 2006, the HPD Board of Directors adopted the Healthcare Providers Direct, Inc. Stock Option Plan (the “Plan”) which provides for the grant of Incentive Stock Options and Nonqualified Stock Options. On December 27, 2006 our shareholders approved the Plan.

The Board of Directors has approved and adopted the 2007 Stock Incentive Plan by Unanimous Written Consent effective and dated June 26, 2007. Options granted on March 28, 2007 to HPD employees are now exchanged for options granted to the same employees under the 2007 Healthcare Providers Direct, Inc. Incentive Stock Option Plan for equal number of options originally granted in March and at the exercise price representing the closing price of the Corporations Common Stock on June 26, 2007. This transaction was accounted for as a modification.

Key employees, consultants and non-employee directors of the Company are eligible to receive awards under the Plan. Except to the extent set forth in any award agreement to the contrary, options granted under the Plan vest in three equal annual installments for non-employee directors and in four equal annual installments for all other option holders commencing on the first anniversary of the date of grant. Options are granted at no less than Fair Market Value.

The Plan is administered by the Board of Directors which has full power to construe, administer and interpret the Plan, and to adopt such rules and regulations they deem desirable to administer the Plan. The determination of the Board of Directors regarding disputes, questions, construction and interpretation of the Plan, is final, conclusive and binding. The plan permits the Board of Directors to delegate its authority to any person it deems appropriate.

There are 6,402,672 shares of Common Stock reserved for issuance upon the exercise of options. Options have a term of ten years. In the event of a termination of employment or service, options that are vested at the time of such termination generally remain exercisable for ninety days in the event of involuntary termination or termination due to retirement or disability, and for one year in the event of termination due to death. Vested options are immediately canceled upon termination for “Cause”. All unvested options are canceled immediately upon termination for any reason. Upon the date of a “change in control, all outstanding unvested options become immediately vested and fully exercisable.

With the initial grants of stock options during the six months ended June 30, 2007, the Company began recording compensation expense associated with stock options in accordance with SFAS No. 123(R).

The Company’s net loss for the three and six months ending June 30, 2007 includes $62,370 and $343,678, respectively, of compensation expense related to stock option awards (“stock options”). As a result, basic and diluted earnings per share for the three and six months ended June 30, 2007 were reduced by $0.001 and $0.008 per share, respectively.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Donald F. Farley

Donald F. Farley is a member of our Board of Directors and a significant shareholder in the Company. The following summarizes the principal features of certain transactions entered into between HPD and Mr. Farley:

$250,000 Convertible Loan

On or about June 15, 2005, Mr. Farley agreed to lend $125,000 to HPD pursuant to a Convertible Promissory Note and Security Agreement. On or about July 15, 2005, Mr. Farley agreed to lend an additional $125,000 to HPD pursuant to the terms of the same agreement. The entire $250,000 principal amount of the loan, plus interest at an annual rate of 10%, was to be repaid within on June 15, 2006 unless converted in accordance with the terms of the Convertible Promissory Note and Security Agreement. The entire principal amount (and all accrued interest thereon) of the loan was converted into 577 shares of HPD’s Series A Preferred Stock in accordance with the terms of the Convertible Promissory Note and Security Agreement.

$150,000 Convertible Loan

On February 27, 2006 Farley agreed to lend $150,000 to HPD in three installments. The principal amount of each loan installment, plus interest at an annual rate of 8.5%, must be repaid within 180 days unless converted in accordance with the terms of the loan agreement. The principal amount (and all accrued interest thereon) of the loan was repaid by the Company on January 22, 2007.

In connection with the loan, the Company also granted to Farley a warrant to purchase 41 shares of the HPD’s Series B Preferred Stock, which warrants are exercisable at any time at an exercise price of $1,000 per share (which represents, on a post-merger basis, warrants to purchase 301,735 shares of HPDs Common Stock, exercisable at any time at an exercise price of $0.1359 per share).

ZymeTx, Inc.

ZymeTx Associates, LLC, of which Mr. Farley is a member, is a creditor of ZymeTx, Inc. a supplier of diagnostic products to the Company. In connection with Mr. Farley’s relationship with ZymeTx, Inc., ZymeTx Associates, LLC receive a percentage of any amounts that the Company pays to ZymeTx, Inc. In 2006 and 2007, ZymeTx, Inc. received $30,786 and $93,463, respectively, in connection with the purchases made by the Company from ZymeTx, Inc.

Norman Proulx, our Chief Executive Officer and a member of our Board of Directors, has served from 1999 to present, as the Chief Executive Officer of ZymeTx, Inc. and is a member of its Board of Directors.

Other Transactions

In April 2005, the Company entered into an agreement (the “Agreement”) with DiagXotics, Inc. (“Diagxotics”) and Spencer Trask Specialty Group LLC (“Spencer Trask”) for the acquisition of certain ZstatFlu and shrimp diagnostic inventory and the right, title and interest in certain license agreements for the ZstatFlu test and shrimp diagnostic test. The license agreements terminate on October 9, 2009. Diagxotics is an affiliate of Spencer Trask. Donald F. Farley and William P. Dioguardi, both members of the Board of Directors of the Company, are also employees’ of Spencer Trask. The following summarizes the obligations of the Company under the license arrangements:

•	The Company must pay 50% of the net sales of the shrimp diagnostic test to Stolle Milk Biologics Inc., up to a total of $50,000 which is due no later than December 31, 2006.

•	The Company must pay approximately 16.67% of the net sales of the ZstatFlu tests to Spencer Trask, up to a total of $100,000 which is due no later than December 31, 2006.

•	The Company must pay 50% of net sales of the ZstatFlu tests to ZymeTx Associates, LLC (“Associates”), of which Mr. Farley is a member, and an affiliate of Diagxotics, up to $1,700,000.

•	The Company must pay approximately 1.5% of the net sales of the ZstatFlu test to the Oklahoma Medical Research Foundation, up to $140,000.

•	The Company paid $100,000 in license fees to ZymeTx, Inc., an affiliate of Associates, during 2005 for the rights to sell the ZstatFlu test and the shrimp diagnostic tests.

During 2005 the Company shared rental space with Gynetics, Inc. a business run by the Company’s current management. The Company entered into its own lease agreement beginning January 2006 and will continue to share rental space with the above mentioned company during the course of the year.

On June 1, 2006, the Company issued promissory notes in the aggregate principal amount of $90,000 to Greg Davies, Janet Proulx and Norman Proulx. These notes mature on June 1, 2007 and accrue interest at the rate of 8.5% per annum and are secured by the assets of the Company.  On June 28, 2007, the maturity date of the loan was extended to December 31, 2007 at a per annum rate of 11.5%.

            In February 2007, in connection with the purchase by Spencer Trask Illumination Fund, LLC of shares of Series B Preferred Stock in the Series B Offering, HPD granted Concord Equities Group, Inc. a warrant to purchase 60 shares of HPD’s Series B Preferred Stock. This warrant is exercisable at any time at an exercise price of $1,000 per share (which represents on a post-merger basis, warrants to purchase 441,563 shares of our common stock exerciseable at any time with an exercise price of $0.1359 per share).  William Dioguardi, a member of our board of directors is the Chairman of Concord Equities Group, Inc. and is the managing member of the Spencer Trask Illumination Fund, LLC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 8, 2007, certain information concerning the beneficial ownership of common stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares a shareholder has the power to vote or the power to transfer, and stock options and other rights to acquire Common Stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below has sole voting and investment power with respect to all shares shown as beneficially owned by them. The address of each of the directors and executive officers listed below is c/o Healthcare Providers Direct, Inc., 3371, Route One, Suite 200, Lawrenceville, New Jersey, 08648.

	Number of Shares	Percentage of Class
Norman R. Proulx	8,485,380 (1)	17.8%
Janet Tobias Proulx	8,485,380 (2)	17.8%
Gregory S. Davies	2,340,287	4.9%
W. Barry McDonald	890,486	1.9%
Donald F. Farley	4,548,105 (3)	9.6%
William P. Dioguardi	--	--
All Officers and Directors as a Group (six people)	16,264,258	52%
_________________________
 * Equals less than 1%.
 (1) Includes 2,340,287 shares of HPD Common Stock owned by Mr. Proulx’s wife, Janet Tobias Proulx.
 (2) Includes 6,145,093 shares of HPD Common Stock owned by Mrs. Proulx’s husband, Norman Proulx.
 (3) This amount includes warrants to purchase 301,735 shares of HPD’s Common Stock, exercisable at any time at an exercise price of $0.1359 per share. See “Certain Relationships and Related Transaction - Donald Farley.”

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 375,000,000 shares of common stock, par value $0.001 per share, of which 44,864,038 shares are issued and outstanding as of November 8, 2007. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. Holders of the Company's common stock:

•	have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors of the Company;

•	are entitled to share ratably in all of the Company's assets available for distribution to holders of common stock upon the Company's liquidation, dissolution or winding up;

•	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of the Company's stockholders.

The holders of shares of the Company's common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of the Company's directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

At the completion of the Share Exchange and Merger, the prior shareholders of HPD beneficially owned approximately 80.5% of the outstanding shares of the Company's common stock. Accordingly, after completion of the Merger, these shareholders are in a position to control all of the Company's affairs.

Preferred Stock

The Company does not currently have any share of preferred stock authorized or outstanding.

Warrants

In connection with the loan in the principal amount of $150,000 by Mr. Farley to the Company, the Company granted to Mr. Farley a warrant to purchase 41 shares of the HPD’s Series B Preferred Stock, which warrant are exercisable at any time at an exercise price of $1,000 per share (which represents, on post-merger basis, warrants to purchase 301,735 shares of HPD’s Common Stock, exercisable at any time at an exercise price of $0.1359 per share).

During 2007, in connection with the completion of the offering of HPD’s Series B Preferred Stock, the Company granted a warrant to (i) Concord Equities Group, Inc. to purchase 187 shares of Series B Preferred Stock, exercisable at any time at an exercise price of $1,000 per share (representing on a post-merger basis, warrants to purchase 1,376,208 shares of HPD’s common stock at an exercise price of $0.1359 per share); and (ii) Rochester Wealth Management Group, LLC to purchase 29 shares of Series B Preferred Stock, exercisable at any time for a period of ten years from the date of issuance at an exercise price of $1,000 per share (representing on a post-merger basis, warrants to purchase 213,423 shares of HPD’s common stock at an exercise price of $0.1359 per share).

On February 7, 2007, the Company issued warrants to Investa Capital Partners Inc. (“Investa”) for services performed in connection with the reverse merger transaction, which are exercisable in two tranches. The tranche A warrants give Investa the right to purchase 2,705,659 shares of common stock at an exercise price of $0.1848 per share. The tranche B warrants give Investa the right to purchase 2,032,982 shares of common stock at an exercise price of $0.2459 per share. The warrants had a fair value of $2,927,285 and have been recorded as an expense for the three months ended March 31, 2007.  Both the tranche A and the tranche B warrants are exercisable for a period of 365 days from the date of issuance. Until such time that the Company has raised an aggregate of $2,500,000, the Company shall have the right to force Investa to exercise the tranche A and the tranche B Warrants in the following manner:

-  With respect to the tranche A warrants, in the event the Company has not raised an aggregate of $2,500,000, the Company may force the exercise of up to $500,000 (2,705,659 shares) of the tranche A warrants no earlier than 90 days from the date of issuance.

- With respect to the tranche B warrants, in the event the Company has not raised an aggregate of $2,500,000 and the Company has an effective registration statement pursuant to the Securities Act covering all the shares of common stock underlying the tranche A warrant and the tranche B warrant, the Company may force the exercise of up to an $500,000 (2,032,982 shares) of the tranche B warrants no earlier than 90 days from the exercise of tranche A warrants.

Common Stock

Prior to the Share Exchange Agreement with Alpha Motorsport, Inc., from January through December of 2006, we issued 1,245 shares of Series B Preferred Stock with par value of $1,000 per share, for gross proceeds of $1,245,000. The Series B has a dividend rate of 6% per annum as adjusted for any stock dividends and splits. Such dividends were cumulative and shall be paid when and if declared by the Board of Directors. Each share of Series B Preferred Stock was convertible, at the option of the holder, on a one for one basis into shares of Common Stock, subject to conversion price adjustments upon certain events.   Upon the closing of the Share Exchange Agreement with Alpha Motorsport, Inc., the shares of Series B Preferred Stock were converted into 2,548 shares of common stock of the private company.  Upon the closing of the share exchange agreement, these 2,548 shares of common stock of the private company were converted into 18,751, 734 shares of common stock of the public company.

AXIOM FINANCING

July 31 Financing

On July 31, 2007 we entered into a subscription agreement with accredited investors for the sale of $500,000 9% Senior Secured Convertible Debentures.  The Debentures bear interest at 9% and mature thirty-six months from the date of issuance.  The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”). In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”).  Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.50.  The conversion price of the Debentures and the exercise price of the Warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

The full principal amount of the Debentures is due upon default under the terms of Debentures.  Beginning on the six month anniversary of the closing of the Debentures and continuing on the same day of each successive month thereafter, the Company must pay 1/29th of the aggregate face amount of the Debentures, plus all accrued interest thereon, either in cash or in common stock, at the option of the Company. If the Debenture is prepaid in shares of common stock, the number of shares issued will be based on a 25% discount to the volume weighted average price (VWAP) of the common stock for the ten trading days immediately preceding (but not including) the applicable prepayment date. Notwithstanding the foregoing, the Company’s right to prepay the Debentures in shares of common stock on each prepayment date is subject to the condition that the registration statement must be effective on such prepayment date and available for use by the Investors. The Debentures are secured by all of the assets of the Company.

Axiom Capital Management, Inc., a registered broker-dealer, acted as placement agent for the sale of the Company’s Debentures. In connection with the closing, the Company paid the placement agent a cash fee equal to 8% of the gross proceeds. In addition, the Company is required to issue the placement agent an aggregate of 160,000 warrants to purchase shares of common stock with an exercise price equal to 100% of the 5-day average closing price of the common stock for the five days preceding, but not including, the closing date.  The Warrants shall be exercisable for a period of five years.  The exercise price of the warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.  The warrants issued to Axiom have a cashless exercise feature.

August 3 Financing

On August 3, 2007, we entered into a subscription agreement with the MicroCapital Funds for the sale of $750,000 9% Senior Secured Convertible Debentures (the “Debentures”).  The Debentures bear interest at 9% and mature thirty-six months from the date of issuance.  The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”). In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”).  Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.50. The conversion price of the Debentures and the exercise price of the Warrants are subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, combinations, dividends and the like.

The full principal amount of the Debentures is due upon default under the terms of Debentures.  Beginning on the six month anniversary of the closing of the Debentures and continuing on the same day of each successive month thereafter, the Company must pay 1/29th of the aggregate face amount of the Debentures, plus all accrued interest thereon, either in cash or in common stock, at the option of the Company. If the Debenture is prepaid in shares of common stock, the number of shares issued will be based on a 25% discount to the volume weighted average price (VWAP) of the common stock for the ten trading days immediately preceding (but not including) the applicable prepayment date. Notwithstanding the foregoing, the Company’s right to prepay the Debentures in shares of common stock on each prepayment date is subject to the condition that the registration statement must be effective on such prepayment date and available for use by the Investors. The Debentures are secured by all of the assets of the Company.

Axiom Capital Management, Inc., a registered broker-dealer, acted as placement agent for the sale of the Company’s Debentures. In connection with the closing, the Company paid the placement agent a cash fee equal to 8% of the gross proceeds. In addition, the Company is required to issue the placement agents an aggregate of 400,000 warrants to purchase shares of common stock with an exercise price equal to 100% of the 5-day average closing price of the common stock for the five days preceding, but not including, the closing date.  The Warrants shall be exercisable for a period of five years.  The exercise price of the warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like. The warrants issued to Axiom have a cashless exercise feature.

August 16 Financing

On August 16, 2007, to obtain funding for working capital, we entered into a subscription agreement (the “Agreement”) with accredited investors for the sale of $790,000 9% Senior Secured Convertible Debentures (the “Debentures”).  The Debentures bear interest at 9% and mature thirty-six months from the date of issuance.  The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”). In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”).  Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.50.  The conversion price of the Debentures and the exercise price of the Warrants are subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, combinations, dividends and the like.

The full principal amount of the Debenture is due upon default under the terms of Debentures.  Beginning on the six month anniversary of the closing of the Debentures and continuing on the same day of each successive month thereafter, the Company must pay 1/29th of the aggregate face amount of the Debentures, plus all accrued interest thereon, either in cash or in common stock, at the option of the Company. If the Debentures are prepaid in shares of common stock, the number of shares issued will be based on a 25% discount to the volume weighted average price (VWAP) of the common stock for the ten trading days immediately preceding (but not including) the applicable prepayment date. Notwithstanding the foregoing, the Company’s right to prepay the Debentures in shares of common stock on each prepayment date is subject to the condition that the registration statement must be effective on such prepayment date and available for use by the Investors. The Debentures are secured by all of the assets of the Company.

Axiom Capital Management, Inc., a registered broker-dealer, acted as placement agent for the sale of the Company’s Debentures. In connection with the closing, the Company paid the placement agent a cash fee equal to 8% of the gross proceeds. In addition, the Company is required to issue the placement agents an aggregate of 252,800 warrants to purchase shares of common stock with an exercise price equal to 100% of the 5-day average closing price of the common stock for the five days preceding, but not including, the closing date.  The Warrants shall be exercisable for a period of five years.  The exercise price of the warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like. The warrants issued to Axiom have a cashless exercise feature.

August 31 Closing

On August 31, 2007, to obtain funding for working capital, Healthcare Providers Direct, Inc. (the “Company”) entered into a subscription agreement  (the “Agreement”) with accredited investors (the “Investor”)  for the sale of $110,000 9% Senior Secured Convertible Debentures (the “Debentures”).  The Debentures bear interest at 9% and mature thirty-six months from the date of issuance.  The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”). In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”).  Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.50.  The conversion price of the Debentures and the exercise price of the Warrants are subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, combinations, dividends and the like.

The full principal amount of the Debenture is due upon default under the terms of Debentures.  Beginning on the six month anniversary of the closing of the Debentures and continuing on the same day of each successive month thereafter, the Company must pay 1/29th of the aggregate face amount of the Debentures, plus all accrued interest thereon, either in cash or in common stock, at the option of the Company. If the Debentures are prepaid in shares of common stock, the number of shares issued will be based on a 25% discount to the volume weighted average price (VWAP) of the common stock for the ten trading days immediately preceding (but not including) the applicable prepayment date. Notwithstanding the foregoing, the Company’s right to prepay the Debentures in shares of common stock on each prepayment date is subject to the condition that the registration statement must be effective on such prepayment date and available for use by the Investors. The Debentures are secured by all of the assets of the Company.

Axiom Capital Management, Inc., a registered broker-dealer, acted as placement agent for the sale of the Company’s Debentures. In connection with the closing, the Company paid the placement agent a cash fee equal to 8% of the gross proceeds. In addition, the Company is required to issue the placement agents an aggregate of 20,000 warrants to purchase shares of common stock with an exercise price equal to 100% of the 5-day average closing price of the common stock for the five days preceding, but not including, the closing date.  The Warrants shall be exercisable for a period of five years.  The exercise price of the warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like. The warrants issued to Axiom have a cashless exercise feature.

* All of the above offerings and sales were deemed to be exempt under Regulation D of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Articles of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Over–the–Counter Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants.

Name of Selling Stockholder	Total Shares Held Including Shares of Common Stock and Shares Issuable Upon Full Conversion, and/or exercise of the warrant (2)(3)	Total Percentage of Outstanding Shares Assuming Full Conversion and/or exercise	Shares of Common Stock Included in Prospectus (3)	Beneficial Ownership Before Offering (1)(2)	Percentage of Common Stock Before Offering(1)(2)	Beneficial Ownership After the Offering(4)	Percentage of Common Stock Owned After Offering(4)
Verity Absolute Return Fund LLC (5)	400,000	*	508,000	400,000	*	0	0
O.T. Finance S.A. (6)	800,000	1.75%	1,106,000	800,000	1.75%	0	0
Karmal Aggarwal (7)	800,000	1.75%	1,016,000	800,000	1.75%	0	0
Abundance Partners LP (8)	400,000	3.44%	508,000	400,000	3.44%	0	0
Paragon Capital LP (9)	1,600,000	1.75%	2,032,000	1,600,000	1.75%	0	0
MicroCapital Fund LP (10)	4,800,000	8.93%	5,588,000	2,360,000	4.99%	0	0
MicroCapital Fund Ltd. (11)	1,600,000	3.44%	2,032,000	1,600,000	3.44%	0	0
Hanam Capital Corporation (12)	200,000	*	254,000	200,000	*	0	0
Mouton Family Living Trust (13)	120,000	*	152,400	120,000	*	0	0
David T. Barry (14)	200,000	*	254,000	200,000	*	0	0
John P. Funkey Revocable Trust (15)	200,000	*	254,000	200,000	*	0	0
Steven H. Deutsch (16)	400,000	*	508,000	400,000	*	0	0
Alec Jaret (17)	160,000	*	203,200	160,000	*	0	0
Blue Heron I, LLC (18)	200,000	*	254,000	200,000	*	0	0
Ralph C. Wintrode Trust U/D/T May 9, 2001 (19)	200,000	*	254,000	200,000	*	0	0
Cranshire Capital L.P. (20)	400,000	*	508,000	400,000	*	0	0
Richard J. Candenasso & Marian Candenasso (21)	200,000	*	254,000	200,000	*	0	0
Joe N. & Jamie W. Behrendt Revocable Trust U/A 10/30/96 (22)	200,000	*	254,000	200,000	*	0	0
Michael J. Pierce (23)	800,000	1.75%	1,016,000	800,000	1.75%	0	0
Fred & Betty Bialek Revocable Trust Dated 12/20/2004 (24)	600,000	1.32%	762,000	600,000	1.32%	0	0
Lon E. Bell (25)	400,000	*	508,000	400,000	*	0	0
Elisha Rothman (26)	400,000	*	508,000	400,000	*	0	0
F. Berdon Defined Benefit Plan (27)	480,000	1.06%	609,600	480,000	1.06%	0	0
Howard Asher (28)	120,000	*	152,400	120,000	*	0	0
David V. Kahn (29)	200,000	*	254,000	200,000	*	0	0
Douglas A. Smith (30)	800,000	1.75%	1,016,000	800,000	1.75%	0	0
Craig H. Millet (31)	200,000	*	254,000	200,000	*	0	0
Martin Feinberg (32)	240,000	*	304,800	240,000	*	0	0
George Karfunkel (33)	2,018,479	*	903,976	1,951,879	4.35%	1,297,503	3.14%
Sivakumar V. Abbaraju	183,985	*	36,797	183,985	*	147,188	*
Robert C. Abel	73,594	*	14,719	73,594	*	58,875	*
George Anderson	73,594	*	14,719	73,594	*	58,875	*
MNM Properties LLC (20)	367,970	*	73,594	367,970	*	294,376	*
Stephen H. Benedict	183,985	*	36,797	183,985	*	147,188	*

Alfred Berg	367,970	*	73,594	367,970	*	294,376	*
Gerald J. Bowen	183,985	*	36,797	183,985	*	147,188	*
Anne T. Briggs	73,594	*	14,719	73,594	*	58,875	*
Gregory Brotzman	88,313	*	17,663	88,313	*	70,650	*
Sondra L. Campian Trust, DTD 10/31/89, AMD 9/10/01 (35)	183,985	*	36,797	183,985	*	147,188	*
George Cannan	183,985	*	36,797	183,985	*	147,188	*
William J. Carta	88,313	*	17,663	88,313	*	70,650	*
Robert M. and Janice B. Cohen	183,985	*	36,797	183,985	*	147,188	*
Kirby M. Crenshaw	183,985	*	36,797	183,985	*	147,188	*
Crenshaw Family Partnership, LTD (36)	1,839,848		367,970	1,839,848	*	1,471,878	*
Gene R. Crotteau	183,985	*	36,797	183,985	*	147,188	*
Roger H. Darnell	73,594	*	14,719	73,594	*	58,875	*
Valley View Financial Group Trust Co., Custodian (37)	183,985	*	36,797	183,985	*	147,188	*
Pearson Group, LLC (38)	183,985	*	36,797	183,985	*	147,188	*
Kevin Doyle	73,594	*	14,719	73,594	*	58,875	*
Tees and Novelties, Inc.(39)	147,188	*	29,438	147,188	*	117,750	*
Erickson Living Trust, Clarence O. Erickson, TTEE (40)	183,985	*	36,797	183,985	*	147,188	*
Anthony B. Evnin	551,954	*	110,391	551,954	*	441,563	*
Mark Finkelstein	183,985	*	36,797	183,985	*	147,188	*
Joseph M. Firlet	73,594	*	14,719	73,594	*	58,875	*
Performance Capital Corporation (41)	220,782	*	44,156	220,782	*	176,626	*
JMV Enterprises, Inc. (42)	110,391	*	22,078	110,391	*	88,313	*
Motivated Minds, LLC (43)	183,985	*	36,797	183,985	*	147,188	*
Gerardo V. Garcia and Maria Precilla Castro Garcia	183,985	*	36,797	183,985	*	147,188	*
Harvey Glicker	183,985	*	36,797	183,985	*	147,188	*
Lauriston Pierrefeu Partners (44)	183,985	*	36,797	183,985	*	147,188	*
Jack M. Greenberg	183,985	*	36,797	183,985	*	147,188	*
Reed S. Grossman	73,594	*	14,719	73,594	*	58,875	*
Julian M. Herskowitz	73,594	*	14,719	73,594	*	58,875	*
John C. Hill	73,594	*	14,719	73,594	*	58,875	*
Brian K. Huling	183,985	*	36,797	183,985	*	147,188	*
Stanley Katz	183,985	*	36,797	183,985	*	147,188	*
Robert O. McDonald	183,985	*	36,797	183,985	*	147,188	*
Craig McGovern	183,985	*	36,797	183,985	*	147,188	*
Glenn Douglas Meyers S/D IRA, Valley View Financial (45)	183,985	*	36,797	183,985	*	147,188	*
Meyers Family Revocable Trust U/A DTD 11-22-99 (46)	183,985	*	36,797	183,985	*	147,188	*
Henry J and Regina A. Milton	73,594	*	14,719	73,594	*	58,875	*
Gary Nathanson	183,985	*	36,797	183,985	*	147,188	*
Mishawn M. Nelson IRA (Schwab A/C 9052-6995)(47)	88,313	*	17,663	88,313	*	70,650	*
Steven M. Nelson IRA (Schwab A/C #9050-7995) (48)	88,313	*	17,663	88,313	*	70,650	*
Yehuda and Anne Neuberger	367,970	*	73,594	367,970	*	294,376	*
Vincent J. Pace	735,939	*	147,188	735,939	*	588,751	*
Cary S. Pollack	73,594	*	14,719	73,594	*	58,875	*
Larry W. Poort	183,985	*	36,797	183,985	*	147,188	*

Theodore L. Rhyne	88,313	*	17,663	88,313	*	70,650	*
Hubert F. Riegler	367,970	*	73,594	367,970	*	294,376	*
Bernard and Judith Robinson	110,391	*	22,078	110,391	*	88,313	*
Lloyd Robinson	183,985	*	36,797	183,985	*	147,188	*
David A. Sack	367,970	*	73,594	367,970	*	294,376	*
Scott A. Sack	551,954	*	110,391	551,954	*	441,563	*
John C. and Valerie I. Short	73,594	*	14,719	73,594	*	58,875	*
Dean T. Sposto	95,672	*	19,134	95,672	*	76,538	*
Henry Steinberg	147,188	*	29,437	147,188	*	117,751	*
Neil M. Sunkin	73,594	*	14,719	73,594	*	58,875	*
Var Growth Corporation (49)	735,939		147,188	735,939	*	588,751	*
David P. Veniskey	183,985	*	36,797	183,985	*	147,188	*
Dane Wall	367,970	*	73,594	367,970	*	294,376	*
David Warga	73,594	*	14,719	73,594	*	58,875	*
Jeffrey P. Wehner	183,985	*	36,797	183,985	*	147,188	*
Franklin C. Widman, Jr.	183,985	*	36,797	183,985	*	147,188	*
Paul C. Williams	367,970	*	73,594	367,970	*	294,376	*
Shane Williams	73,594	*	14,719	73,594	*	58,875	*
Faris L. Worthington	183,985	*	36,797	183,985	*	147,188	*
Axiom Capital Management, Inc. (50)	166,760	*	166,760	166,760	*	0	0
Michael Silverman	117,480	*	117,480	117,480	*	0	0
Anthony Fitzgerald	60,580	*	60,580	60,580	*	0	0
Marcelo Martins	60,580	*	60,580	60,580	*	0	0
David Vynerib	3,630	*	3,630	3,630	*	0	0
Erik Brous	2,970	*	2,970	2,970	*	0	0
vFinance Investments, Inc. (51)	88,706	*	88,706	88,706	*	0	0
Dani Sabo	45,000	*	45,000	45,000	*	0	0
Vince Calicchia	37,088	*	37,088	37,088	*	0	0
Jeff Auerbach	29,416	*	29,416	29,416	*	0	0
Scott Shames	29,416	*	29,416	29,416	*	0	0
Thomas Suppanz	22,258	*	22,258	22,258	*	0	0
Jonathan Rich	9,998	*	9,998	9,998	*	0	0
David Rich	3,445	*	3,445	3,445	*	0	0
Jody Giraldo	3,000	*	3,000	3,000	*	0	0
Brad Barnard	3,000	*	3,000	3,000	*	0	0
Michael Grachien	2,587	*	2,587	2,587	*	0	0
Robert Bookbinder	1,396	*	1,396	1,396	*	0	0
Trey Marinello	690	*	690	690	*	0	0
*Less than 1%

(1)
These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

(2)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(3)
The Selling Stockholder may not to convert the debenture or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise exceeds 4.99% of the then issued and outstanding shares of common stock.  Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(4)	Assumes that all securities registered will be sold.

(5)
Includes (i) 200,000 shares of common stock issuable upon conversion of the debenture, (ii) 200,000 shares of common stock issuable upon exercise of the warrant and (iii) 108,000 shares of common stock issuable upon payment of interest on the convertible note.  Dennis Shaya has sole voting and dispositive power over the shares held by Verity Absolute Return Fund LLC

(6)
Includes (i) 400,000 shares of common stock issuable upon conversion of the debenture, (ii) 400,000 shares of common stock issuable upon exercise of the warrant and (iii) 216,000 shares of common stock issuable upon payment of interest on the convertible note.  Lucien Levy has sole voting and dispositive power over the shares held by O.T. Finance S.A.

(7)
Includes (i) 400,000 shares of common stock issuable upon conversion of the debenture, (ii) 400,000 shares of common stock issuable upon exercise of the warrant and (iii) 216,000 shares of common stock issuable upon payment of interest on the convertible note.

(8)
Includes (i) 200,000 shares of common stock issuable upon conversion of the debenture, (ii) 200,000 shares of common stock issuable upon exercise of the warrant and (iii) 108,000 shares of common stock issuable upon payment of interest on the convertible note.  Vladimir Efros has sole voting and dispositive power over the shares held by Abundance Partners LP

(9)
Includes (i) 800,000 shares of common stock issuable upon conversion of the debenture, (ii) 800,000 shares of common stock issuable upon exercise of the warrant and (iii) 432,000 shares of common stock issuable upon payment of interest on the convertible note.  Alan P. Donenfeld has sole voting and dispositive power over the shares held by Paragon Capital LP

(10)
Includes (i) 2,400,000 shares of common stock issuable upon conversion of the debenture, (ii) 2,400,000 shares of common stock issuable upon exercise of the warrant and (iii) 788,000 shares of common stock issuable upon payment of interest on the convertible note.  Ian P. Ellis has sole voting and dispositive power over the shares held by MicroCapital Fund LP

(11)
Includes (i) 800,000 shares of common stock issuable upon conversion of the debenture, (ii) 800,000 shares of common stock issuable upon exercise of the warrant and (iii) 432,000 shares of common stock issuable upon payment of interest on the convertible note.  Ian P. Ellis has sole voting and dispositive power over the shares held by MicroCapital Fund Ltd.

(12)
Includes (i) 100,000 shares of common stock issuable upon conversion of the debenture, (ii) 100,000 shares of common stock issuable upon exercise of the warrant and (iii) 54,000 shares of common stock issuable upon payment of interest on the convertible note.  Robert J. Schairer has sole voting and dispositive power over the shares held by Hanam Capital Corporation

(13)
Includes (i) 60,000 shares of common stock issuable upon conversion of the debenture, (ii) 60,000 shares of common stock issuable upon exercise of the warrant and (iii) 32,400 shares of common stock issuable upon payment of interest on the convertible note.  Melvin L. Mouton has sole voting and dispositive power over the shares held by Mouton Family Living Trust

(14)
Includes (i) 100,000 shares of common stock issuable upon conversion of the debenture, (ii) 100,000 shares of common stock issuable upon exercise of the warrant and (iii) 54,000 shares of common stock issuable upon payment of interest on the convertible note.

(15)
Includes (i) 100,000 shares of common stock issuable upon conversion of the debenture, (ii) 100,000 shares of common stock issuable upon exercise of the warrant and (iii) 54,000 shares of common stock issuable upon payment of interest on the convertible note.  John P. Funkey has sole voting and dispositive power over the shares held by John P. Funkey Revocable Trust

(16)
Includes (i) 200,000 shares of common stock issuable upon conversion of the debenture, (ii) 200,000 shares of common stock issuable upon exercise of the warrant and (iii) 108,000 shares of common stock issuable upon payment of interest on the convertible note.

(17)
Includes (i) 80,000 shares of common stock issuable upon conversion of the debenture, (ii) 80,000 shares of common stock issuable upon exercise of the warrant and (iii) 43,200 shares of common stock issuable upon payment of interest on the convertible note.

(18)
Includes (i) 100,000 shares of common stock issuable upon conversion of the debenture, (ii) 100,000 shares of common stock issuable upon exercise of the warrant and (iii) 54,000 shares of common stock issuable upon payment of interest on the convertible note.  Levis Broad has sole voting and dispositive power over the shares held by Blue Heron I, LLC.

(19)
Includes (i) 100,000 shares of common stock issuable upon conversion of the debenture, (ii) 100,000 shares of common stock issuable upon exercise of the warrant and (iii) 54,000 shares of common stock issuable upon payment of interest on the convertible note.  Ralph T. Wintrode has sole voting and dispositive power over the shares held by Ralph C. Wintrode Trust U/D/T May 9, 2007

(20)
Includes (i) 200,000 shares of common stock issuable upon conversion of the debenture, (ii) 200,000 shares of common stock issuable upon exercise of the warrant and (iii) 108,000 shares of common stock issuable upon payment of interest on the convertible note.  Mitchell P. Kopin has sole voting and dispositive power over the shares held by Cranshire Capital LP.

(21)
Includes (i) 100,000 shares of common stock issuable upon conversion of the debenture, (ii) 100,000 shares of common stock issuable upon exercise of the warrant and (iii) 54,000 shares of common stock issuable upon payment of interest on the convertible note.

(22)
Includes (i) 100,000 shares of common stock issuable upon conversion of the debenture, (ii) 100,000 shares of common stock issuable upon exercise of the warrant and (iii) 54,000 shares of common stock issuable upon payment of interest on the convertible note.  Joe N. Behrendt has sole voting and dispositive power over the shares held Joe N. & Jamie W. Behrendt Revocable Trust U/A 10/30/96

(23)
Includes (i) 800,000 shares of common stock issuable upon conversion of the debenture, (ii) 800,000 shares of common stock issuable upon exercise of the warrant and (iii) 432,000 shares of common stock issuable upon payment of interest on the convertible note.

(24)
Includes (i) 300,000 shares of common stock issuable upon conversion of the debenture, (ii) 300,000 shares of common stock issuable upon exercise of the warrant and (iii) 162,000 shares of common stock issuable upon payment of interest on the convertible note.Fred Bialek has sole voting and dispositive power over the shares held by Fred & Betty Bialek Revocable Trust Dated 12/20/2004.

(25)
Includes (i) 200,000 shares of common stock issuable upon conversion of the debenture, (ii) 200,000 shares of common stock issuable upon exercise of the warrant and (iii) 108,000 shares of common stock issuable upon payment of interest on the convertible note.

(26)
Includes (i) 200,000 shares of common stock issuable upon conversion of the debenture, (ii) 200,000 shares of common stock issuable upon exercise of the warrant and (iii) 108,000 shares of common stock issuable upon payment of interest on the convertible note.

(27)
Includes (i) 240,000 shares of common stock issuable upon conversion of the debenture, (ii) 240,000 shares of common stock issuable upon exercise of the warrant and (iii) 129,000 shares of common stock issuable upon payment of interest on the convertible note.  Fred Berdon has sole voting and dispositive power over the shares held by F Berdon Defined Benefit Plan.

(28)
Includes (i) 60,000 shares of common stock issuable upon conversion of the debenture, (ii) 60,000 shares of common stock issuable upon exercise of the warrant and (iii) 32,400 shares of common stock issuable upon payment of interest on the convertible note.

(29)
Includes (i) 100,000 shares of common stock issuable upon conversion of the debenture, (ii) 100,000 shares of common stock issuable upon exercise of the warrant and (iii) 54,000 shares of common stock issuable upon payment of interest on the convertible note.

(30)
Includes (i) 400,000 shares of common stock issuable upon conversion of the debenture, (ii) 400,000 shares of common stock issuable upon exercise of the warrant and (iii) 216,000 shares of common stock issuable upon payment of interest on the convertible note.

(31)
Includes (i) 100,000 shares of common stock issuable upon conversion of the debenture, (ii) 100,000 shares of common stock issuable upon exercise of the warrant and (iii) 54,000 shares of common stock issuable upon payment of interest on the convertible note.

(32)
Includes (i) 120,000 shares of common stock issuable upon conversion of the debenture, (ii) 120,000 shares of common stock issuable upon exercise of the warrant and (iii) 64,800 shares of common stock issuable upon payment of interest on the convertible note.

(33)
Includes (i) 240,000 shares of common stock issuable upon conversion of the debenture, (ii) 240,000 shares of common stock issuable upon exercise of the warrant (iii) 129,600 shares of common stock issuable upon payment of interest on the convertible note and (iv) 294,376 shares of common stock.

(34)	Mitchell Banchik has sole voting and dispositive power over the shares held by MNM Properties LLC

(35)	Sondra L. Campian has sole voting and dispositive power over the shares held by Sondra L. Campian Trust, DTD 10/31/89, AMD 9/10/01

(36)	Kirby M. Crenshaw has sole voting and dispositive power over the shares held by Crenshaw Family Partnership Ltd.

(37)	Kim Davis S/D Roth IRA has sole voting and dispositive power over the shares held by Valley View Financial Group Trust Co., Custodian

(38)	Biney Dhillon has sole voting and dispositive power over the shares held by Pearson Group LLC

(39)	Sanford Elrich has sole voting and dispositive power over the shares held by Tees and Novelties, Inc.

(40)	Clarence O. Erickson has sole voting and dispositive power over the shares held by Erickson Living Trust, Clarence O. Erickson, TTEE

(41)	John J. Fomicola has sole voting and dispositive power over the shares held by Performance Capital Corporation

(42)	Antonio Gabriele has sole voting and dispositive power over the shares held by JMV Enterprises, Inc.

(43)	Ira Gaines has sole voting and dispositive power over the shares held by Motivated Minds, LLC

(44)	William K. Goldsmith has sole voting and dispositive power over the shares held by Lauriston Pierrefeu Partners

(45)	Glenn Douglas Meyers has sole voting and dispositive power over the shares held by Glenn Douglas Meyers S/D IRA, Valley View Financial

(46)	Raymond J. Meyers has sole voting and dispositive power over the shares held by Meyers Family Revocable Trust U/A DTD 11-22-99

(47)	Mishawn M. Nelson has sole voting and dispositive power over the shares held by Mishawn M. Nelson IRA (Schwab A/C 9052-6995)

(48)	Steven M. Nelson has sole voting and dispositive power over the shares held by Steven M. Nelson IRA (Schwab A/C 9052-7995)

(49)	Dors Sutz has sole voting and dispositive power over the shares held by Var Growth Corporation

(50)	Mark Martino has sole voting and dispositive power over the shares held by Axiom Capital Management, Inc.

(51)	Jonathan Rich has sole voting and dispositive power over the shares held by vFinance Investments, Inc.

ADDITIONAL DISCLOSURES

Dollar Value of Securities Registered for Resale in this Prospectus

The total dollar value of the securities underlying the convertible notes in the Convertible debentures Transaction that we have registered for resale (using the number of underlying securities that we have registered for resale and the market price per share for those securities on the date of the sale of the convertible debenture) are as follows:

Securities Underlying the Convertible Notes	Market Price on the Date of Closing	Dollar Value of Underlying Securities

2,000,000	$1.38 (1)	$2,760,000.00
3,000,000	$0.92 (2)	$2,760,000.00
3,160,000	$0.41 (3)	$1,295,600.00
440,000	$0.25 (4)	$ 110,000.00

(1) Based on the closing price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board on July 31, 2007.
(2) Based on the closing price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board on August 3, 2007.
(3) Based on the closing price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board on August 16, 2007.
(4) Based on the closing price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board on August 31, 2007.

Interest Payments in Connection with the Convertible Notes Transaction

We have made and may be required to make interest payments to the investors in the Convertible debentures Transaction.  The following is a tabular disclosure of the dollar amount of each such payment (including the value of any payments to be made in common stock, and excluding any repayment of principal) in connection with the Convertible debentures Transaction that we have made or may be required to make to any selling shareholder, any affiliate of a selling shareholder, or any person with whom any selling shareholder has a contractual relationship regarding the transaction (including any interest payments, liquidated damages, payments made to “finders” or “placement agents” and any other payments or potential payments):

Party	Payment Reference	Date	Amount
Investors:
Verity Absolute Return Fund LLC	Interest Payment	December 31, 2007	$ 1,875.00
O.T. Finance S.A.	Interest Payment	December 31, 2007	$ 3,750.00
Karmal Aggarwal	Interest Payment	December 31, 2007	$ 3,750.00
Abundance Partners LP	Interest Payment	December 31, 2007	$ 1,875.00
Paragon Capital LP	Interest Payment	December 31, 2007	$ 7,500.00
MicroCapital Fund LP	Interest Payment	December 31, 2007	$ 20,350.00
MicroCapital Fund Ltd.	Interest Payment	December 31, 2007	$ 7,400.00
Hanam Capital Corporation	Interest Payment	December 31, 2007	$ 844.00
Mouton Family Living Trust	Interest Payment	December 31, 2007	$ 506.00
David T. Barry	Interest Payment	December 31, 2007	$ 844.00
John P. Funkey Revocable Trust	Interest Payment	December 31, 2007	$ 844.00
Steven H. Deutsch	Interest Payment	December 31, 2007	$ 1,500.00
Alec Jaret	Interest Payment	December 31, 2007	$ 675.00
Blue Heron I, LLC	Interest Payment	December 31, 2007	$ 844.00
Ralph C. Wintrode Trust U/D/T May 9, 2001	Interest Payment	December 31, 2007	$ 844.00
Cranshire Capital L.P.	Interest Payment	December 31, 2007	$ 1,688.00

Richard J. Candenasso & Marian Candenasso	Interest Payment	December 31, 2007	$ 844.00
Joe N. & Jamie W. Behrendt Revocable Trust U/A 10/30/96	Interest Payment	December 31, 2007	$ 844.00
Michael J. Pierce	Interest Payment	December 31, 2007	$ 3,375.00
Fred & Betty Bialek Revocable Trust Dated 12/20/2004	Interest Payment	December 31, 2007	$ 2,531.00
Lon E. Bell	Interest Payment	December 31, 2007	$ 1,688.00
Elisha Rothman	Interest Payment	December 31, 2007	$ 1,688.00
F. Berdon Defined Benefit Plan	Interest Payment	December 31, 2007	$ 2,025.00
Howard Asher	Interest Payment	December 31, 2007	$ 506.00
David V. Kahn	Interest Payment	December 31, 2007	$ 844.00
Douglas A. Smith	Interest Payment	December 31, 2007	$ 3,375.00
Craig H. Millet	Interest Payment	December 31, 2007	$ 844.00
Martin Feinberg	Interest Payment	December 31, 2007	$ 1,013.00
George Karfunkel	Interest Payment	December 31, 2007	$ 1,800.00
Verity Absolute Return Fund LLC	Interest Payment	June 30, 2008	$ 2,121.00
O.T. Finance S.A.	Interest Payment	June 30, 2008	$ 4,241.00
Karmal Aggarwal	Interest Payment	June 30, 2008	$ 4,241.00
Abundance Partners LP	Interest Payment	June 30, 2008	$ 2,121.00
Paragon Capital LP	Interest Payment	June 30, 2008	$ 8,483.00
MicroCapital Fund LP	Interest Payment	June 30, 2008	$ 23,328.00
MicroCapital Fund Ltd.	Interest Payment	June 30, 2008	$ 8,483.00
Hanam Capital Corporation	Interest Payment	June 30, 2008	$ 1,060.00
Mouton Family Living Trust	Interest Payment	June 30, 2008	$ 636.00
David T. Barry	Interest Payment	June 30, 2008	$ 1,060.00
John P. Funkey Revocable Trust	Interest Payment	June 30, 2008	$ 1,060.00
Steven H. Deutsch	Interest Payment	June 30, 2008	$ 2,121.00
Alec Jaret	Interest Payment	June 30, 2008	$ 848.00
Blue Heron I, LLC	Interest Payment	June 30, 2008	$ 1,060.00
Ralph C. Wintrode Trust U/D/T May 9, 2001	Interest Payment	June 30, 2008	$ 1,060.00
Cranshire Capital L.P.	Interest Payment	June 30, 2008	$ 2,121.00
Richard J. Candenasso & Marian Candenasso	Interest Payment	June 30, 2008	$ 1,060.00
Joe N. & Jamie W. Behrendt Revocable Trust U/A 10/30/96	Interest Payment	June 30, 2008	$ 1,060.00
Michael J. Pierce	Interest Payment	June 30, 2008	$ 4,241.00
Fred & Betty Bialek Revocable Trust Dated 12/20/2004	Interest Payment	June 30, 2008	$ 3,181.00
Lon E. Bell	Interest Payment	June 30, 2008	$ 2,121.00
Elisha Rothman	Interest Payment	June 30, 2008	$ 2,121.00
F. Berdon Defined Benefit Plan	Interest Payment	June 30, 2008	$ 2,545.00
Howard Asher	Interest Payment	June 30, 2008	$ 636.00
David V. Kahn	Interest Payment	June 30, 2008	$ 1,060.00
Douglas A. Smith	Interest Payment	June 30, 2008	$ 4,241.00

Craig H. Millet	Interest Payment	June 30, 2008	$ 1,060.00
Martin Feinberg	Interest Payment	June 30, 2008	$ 1,272.00
George Karfunkel	Interest Payment	June 30, 2008	$ 2,545.00
Investors Total:			$ 167,650.00
Axiom Capital Management, Inc.
	Retainer Fee	June 12, 2007	$ 5,000.00
	Placement Agent Fee	July 31, 2007	$ 16,000.00
	Placement Agent Fee	August 3, 2007	$ 15,000.00
	Placement Agent Fee	August 16, 2007	$ 68,760.00
	Placement Agent Fee	August 31, 2007	$ 8,800.00
Axiom Total:			$ 113,560.00
Wolmuth, Mayer & Deutsche LLP
	Attorney’s Fees	August 16, 2007	$ 22,500.00
WMD Total:			$ 22,500.00
vFinance Investments, Inc.
	Dealer Fee	July 31, 2007	$ 24,000.00
	Dealer Fee	August 3, 2007	$ 45,000.00
vFinance Total:			$ 69,000.00
Adam Friedman Associates LLC
	Investor Relations Fee	August 31, 2007	$ 64,500.00
Adam Friedman Total:			$ 64,500.00
Total payments that have been or may be required to be made in connection with the transaction during the first year following the sale of the convertible debentures, excluding principal repayments			$ 437,210.00

Total Interest Payments Remaining After September 1, 2008
Investors:
Verity Absolute Return Fund LLC	Interest Payment	Total – Paid Semi-Annually	$ 3,880.00
O.T. Finance S.A.	Interest Payment	Total – Paid Semi-Annually	$ 7,758.00
Karmal Aggarwal	Interest Payment	Total – Paid Semi-Annually	$ 7,758.00
Abundance Partners LP	Interest Payment	Total – Paid Semi-Annually	$ 3,880.00
Paragon Capital LP	Interest Payment	Total – Paid Semi-Annually	$ 15,517.00
MicroCapital Fund LP	Interest Payment	Total – Paid Semi-Annually	$ 42,672.00
MicroCapital Fund Ltd.	Interest Payment	Total – Paid Semi-Annually	$ 15,517.00
Hanam Capital Corporation	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
Mouton Family Living Trust	Interest Payment	Total – Paid Semi-Annually	$ 1,164.00
David T. Barry	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
John P. Funkey Revocable Trust	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
Steven H. Deutsch	Interest Payment	Total – Paid Semi-Annually	$ 3,879.00
Alec Jaret	Interest Payment	Total – Paid Semi-Annually	$ 1,552.00
Blue Heron I, LLC	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
Ralph C. Wintrode Trust U/D/T May 9, 2001	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
Cranshire Capital L.P.	Interest Payment	Total – Paid Semi-Annually	$ 3,879.00
Richard J. Candenasso & Marian Candenasso	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
Joe N. & Jamie W. Behrendt Revocable Trust U/A 10/30/96	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
Michael J. Pierce	Interest Payment	Total – Paid Semi-Annually	$ 7,759.00
Fred & Betty Bialek Revocable Trust Dated 12/20/2004	Interest Payment	Total – Paid Semi-Annually	$ 5,819.00
Lon E. Bell	Interest Payment	Total – Paid Semi-Annually	$ 3,879.00
Elisha Rothman	Interest Payment	Total – Paid Semi-Annually	$ 3,879.00
F. Berdon Defined Benefit Plan	Interest Payment	Total – Paid Semi-Annually	$ 4,655.00
Howard Asher	Interest Payment	Total – Paid Semi-Annually	$ 1,164.00
David V. Kahn	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
Douglas A. Smith	Interest Payment	Total – Paid Semi-Annually	$ 7,759.00
Craig H. Millet	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
Martin Feinberg	Interest Payment	Total – Paid Semi-Annually	$ 2,328.00
George Karfunkel	Interest Payment	Total – Paid Semi-Annually	$ 4,665.00
Total			$ 166,813.00
Total payments that have been or may be required to be made in connection with the transaction, excluding principal repayments			$ 604,023.00

Net Proceeds to the Company in the Convertible Debentures Transaction

The net proceeds from the sale of the convertible debentures in the Convertible Debentures Transaction and the total possible payments to all selling shareholders and any of their affiliates in the first year following the sale of the convertible debentures are as follows:

Party	Payment Reference	Date	Amount
Investors:
Verity Absolute Return Fund LLC	Interest Payment	December 31, 2007	$ 1,875.00
O.T. Finance S.A.	Interest Payment	December 31, 2007	$ 3,750.00
Karmal Aggarwal	Interest Payment	December 31, 2007	$ 3,750.00
Abundance Partners LP	Interest Payment	December 31, 2007	$ 1,875.00
Paragon Capital LP	Interest Payment	December 31, 2007	$ 7,500.00
MicroCapital Fund LP	Interest Payment	December 31, 2007	$ 20,350.00
MicroCapital Fund Ltd.	Interest Payment	December 31, 2007	$ 7,400.00
Hanam Capital Corporation	Interest Payment	December 31, 2007	$ 844.00
Mouton Family Living Trust	Interest Payment	December 31, 2007	$ 506.00
David T. Barry	Interest Payment	December 31, 2007	$ 844.00
John P. Funkey Revocable Trust	Interest Payment	December 31, 2007	$ 844.00
Steven H. Deutsch	Interest Payment	December 31, 2007	$ 1,500.00

Alec Jaret	Interest Payment	December 31, 2007	$ 675.00
Blue Heron I, LLC	Interest Payment	December 31, 2007	$ 844.00
Ralph C. Wintrode Trust U/D/T May 9, 2001	Interest Payment	December 31, 2007	$ 844.00
Cranshire Capital L.P.	Interest Payment	December 31, 2007	$ 1,688.00
Richard J. Candenasso & Marian Candenasso	Interest Payment	December 31, 2007	$ 844.00
Joe N. & Jamie W. Behrendt Revocable Trust U/A 10/30/96	Interest Payment	December 31, 2007	$ 844.00
Michael J. Pierce	Interest Payment	December 31, 2007	$ 3,375.00
Fred & Betty Bialek Revocable Trust Dated 12/20/2004	Interest Payment	December 31, 2007	$ 2,531.00
Lon E. Bell	Interest Payment	December 31, 2007	$ 1,688.00
Elisha Rothman	Interest Payment	December 31, 2007	$ 1,688.00
F. Berdon Defined Benefit Plan	Interest Payment	December 31, 2007	$ 2,025.00
Howard Asher	Interest Payment	December 31, 2007	$ 506.00
David V. Kahn	Interest Payment	December 31, 2007	$ 844.00
Douglas A. Smith	Interest Payment	December 31, 2007	$ 3,375.00
Craig H. Millet	Interest Payment	December 31, 2007	$ 844.00
Martin Feinberg	Interest Payment	December 31, 2007	$ 1,013.00
George Karfunkel	Interest Payment	December 31, 2007	$ 1,800.00
Verity Absolute Return Fund LLC	Interest Payment	June 30, 2008	$ 2,121.00
O.T. Finance S.A.	Interest Payment	June 30, 2008	$ 4,241.00
Karmal Aggarwal	Interest Payment	June 30, 2008	$ 4,241.00
Abundance Partners LP	Interest Payment	June 30, 2008	$ 2,121.00
Paragon Capital LP	Interest Payment	June 30, 2008	$ 8,483.00
MicroCapital Fund LP	Interest Payment	June 30, 2008	$ 23,328.00
MicroCapital Fund Ltd.	Interest Payment	June 30, 2008	$ 8,483.00
Hanam Capital Corporation	Interest Payment	June 30, 2008	$ 1,060.00
Mouton Family Living Trust	Interest Payment	June 30, 2008	$ 636.00

David T. Barry	Interest Payment	June 30, 2008	$ 1,060.00
John P. Funkey Revocable Trust	Interest Payment	June 30, 2008	$ 1,060.00
Steven H. Deutsch	Interest Payment	June 30, 2008	$ 2,121.00
Alec Jaret	Interest Payment	June 30, 2008	$ 848.00
Blue Heron I, LLC	Interest Payment	June 30, 2008	$ 1,060.00
Ralph C. Wintrode Trust U/D/T May 9, 2001	Interest Payment	June 30, 2008	$ 1,060.00
Cranshire Capital L.P.	Interest Payment	June 30, 2008	$ 2,121.00
Richard J. Candenasso & Marian Candenasso	Interest Payment	June 30, 2008	$ 1,060.00
Joe N. & Jamie W. Behrendt Revocable Trust U/A 10/30/96	Interest Payment	June 30, 2008	$ 1,060.00
Michael J. Pierce	Interest Payment	June 30, 2008	$ 4,241.00
Fred & Betty Bialek Revocable Trust Dated 12/20/2004	Interest Payment	June 30, 2008	$ 3,181.00
Lon E. Bell	Interest Payment	June 30, 2008	$ 2,121.00
Elisha Rothman	Interest Payment	June 30, 2008	$ 2,121.00
F. Berdon Defined Benefit Plan	Interest Payment	June 30, 2008	$ 2,545.00
Howard Asher	Interest Payment	June 30, 2008	$ 636.00
David V. Kahn	Interest Payment	June 30, 2008	$ 1,060.00
Douglas A. Smith	Interest Payment	June 30, 2008	$ 4,241.00
Craig H. Millet	Interest Payment	June 30, 2008	$ 1,060.00
Martin Feinberg	Interest Payment	June 30, 2008	$ 1,272.00
George Karfunkel	Interest Payment	June 30, 2008	$ 2,545.00
Investors Total:			$ 167,650.00
Axiom Capital Management, Inc.
	Retainer Fee	June 12, 2007	$ 5,000.00
	Placement Agent Fee	July 31, 2007	$ 16,000.00
	Placement Agent Fee	August 3, 2007	$ 15,000.00
	Placement Agent Fee	August 16, 2007	$ 68,760.00
	Placement Agent Fee	August 31, 2007	$ 8,800.00
Axiom Total:			$ 113,560.00
Wolmuth, Mayer & Deutsche LLP
	Attorney’s Fees	August 16, 2007	$ 22,500.00
WMD Total:			$ 22,500.00
vFinance Investments, Inc.
	Dealer Fee	July 31, 2007	$ 24,000.00
	Dealer Fee	August 3, 2007	$ 45,000.00
vFinance Total:			$ 69,000.00
Adam Friedman Associates LLC
	Investor Relations Fee	August 31, 2007	$ 64,500.00
Adam Friedman Total:			$ 64,500.00
Total payments that have been or may be required to be made in connection with the transaction during the first year following the sale of the convertible debentures, excluding principal repayments			$ 437,210.00

Total Interest Payments Remaining After September 1, 2008
Investors:
Verity Absolute Return Fund LLC	Interest Payment	Total – Paid Semi-Annually	$ 3,880.00
O.T. Finance S.A.	Interest Payment	Total – Paid Semi-Annually	$ 7,758.00
Karmal Aggarwal	Interest Payment	Total – Paid Semi-Annually	$ 7,758.00
Abundance Partners LP	Interest Payment	Total – Paid Semi-Annually	$ 3,880.00
Paragon Capital LP	Interest Payment	Total – Paid Semi-Annually	$ 15,517.00
MicroCapital Fund LP	Interest Payment	Total – Paid Semi-Annually	$ 42,672.00
MicroCapital Fund Ltd.	Interest Payment	Total – Paid Semi-Annually	$ 15,517.00
Hanam Capital Corporation	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
Mouton Family Living Trust	Interest Payment	Total – Paid Semi-Annually	$ 1,164.00
David T. Barry	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
John P. Funkey Revocable Trust	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
Steven H. Deutsch	Interest Payment	Total – Paid Semi-Annually	$ 3,879.00
Alec Jaret	Interest Payment	Total – Paid Semi-Annually	$ 1,552.00
Blue Heron I, LLC	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
Ralph C. Wintrode Trust U/D/T May 9, 2001	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
Cranshire Capital L.P.	Interest Payment	Total – Paid Semi-Annually	$ 3,879.00
Richard J. Candenasso & Marian Candenasso	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
Joe N. & Jamie W. Behrendt Revocable Trust U/A 10/30/96	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
Michael J. Pierce	Interest Payment	Total – Paid Semi-Annually	$ 7,759.00
Fred & Betty Bialek Revocable Trust Dated 12/20/2004	Interest Payment	Total – Paid Semi-Annually	$ 5,819.00
Lon E. Bell	Interest Payment	Total – Paid Semi-Annually	$ 3,879.00
Elisha Rothman	Interest Payment	Total – Paid Semi-Annually	$ 3,879.00
F. Berdon Defined Benefit Plan	Interest Payment	Total – Paid Semi-Annually	$ 4,655.00
Howard Asher	Interest Payment	Total – Paid Semi-Annually	$ 1,164.00
David V. Kahn	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
Douglas A. Smith	Interest Payment	Total – Paid Semi-Annually	$ 7,759.00
Craig H. Millet	Interest Payment	Total – Paid Semi-Annually	$ 1,940.00
Martin Feinberg	Interest Payment	Total – Paid Semi-Annually	$ 2,328.00
George Karfunkel	Interest Payment	Total – Paid Semi-Annually	$ 4,665.00
Total			$ 166,813.00
Total payments that have been or may be required to be made in connection with the transaction, excluding principal repayments			$ 604,023.00

The Net Proceeds realized by the Company from the Convertible Notes Transaction are as follows:
Gross Proceeds	$ 2,150,000
Less placement agent, investor relations and dealer fees (Axiom, Adam Friedman Associates and vFinance) and legal fees (Wollmuth, Mayer & Deutsch LLP)	$ 269,560
Net Proceeds	$ 1,880,440

Potential Total Profit to the Selling Stockholders from the Secured Convertible Debentures

The following table demonstrates the potential gain or (loss) to the selling shareholders as of the date of the sale of the convertible note, based upon the differential between the conversion price on the date of the sale of the convertible note and the market price on that date.

Selling Shareholder	Market price per share of securities on the date of sale of the convertible debenture	Fixed conversion price per share of underlying securities on the date of sale of the convertible debenture	Total possible shares underlying the convertible debenture	Combined market price (market price per share * total possible shares)	Total possible shares the selling shareholders may receive and combined conversion price of the total number of shares underlying the convertible debenture	Total possible discount (premium) to market price as of the date of sale of the convertible debenture

Verity Absolute Return Fund LLC	$1.38 (1)	$0.25	200,000	$276,000	$50,000	$226,000
O.T. Finance S.A.	$1.38 (1)	$0.25	400,000	$552,000	$100,000	$442,000
Karmal Aggarwal	$1.38 (1)	$0.25	400,000	$552,000	$100,000	$442,000
Abundance Partners LP	$1.38 (1)	$0.25	200,000	$276,000	$50,000	$226,000
Paragon Capital LP	$1.38 (1)	$0.25	800,000	$1,104,000	$200,000	$904,000
MicroCapital Fund LP	$0.92 (2)	$0.25	2,200,000	$2,024,000	$550,000	$1,474,000
MicroCapital Fund Ltd.	$0.92 (2)	$0.25	800,000	$736,000	$200,000	$536,000
Hanam Capital Corporation	$0.41 (3)	$0.25	100,000	$41,000	$25,000	$16,000
Mouton Family Living Trust	$0.41 (3)	$0.25	60,000	$24,600	$15,000	$9,600
David T. Barry	$0.41 (3)	$0.25	100,000	$41,000	$25,000	$16,000
John P. Funkey Revocable Trust	$0.41 (3)	$0.25	100,000	$41,000	$25,000	$16,000
Steven H. Deutsch	$0.25 (4)	$0.25	200,000	$ 50,000	$50,000	$0
Alec Jaret	$0.41 (3)	$0.25	80,000	$32,800	$20,000	$12,800
Blue Heron I, LLC	$0.41 (3)	$0.25	100,000	$41,000	$25,000	$16,000
Ralph C. Wintrode Trust U/D/T May 9, 2001	$0.41 (3)	$0.25	100,000	$41,000	$25,000	$16,000
Cranshire Capital L.P.	$0.41 (3)	$0.25	200,000	$82,000	$50,000	$32,000
Richard J. Candenasso & Marian Candenasso	$0.41 (3)	$0.25	100,000	$41,000	$25,000	$16,000
Joe N. & Jamie W. Behrendt Revocable Trust U/A 10/30/96	$0.41 (3)	$0.25	100,000	$41,000	$25,000	$16,000
Michael J. Pierce	$0.41 (3)	$0.25	400,000	$164,000	$100,000	$64,000
Fred & Betty Bialek Revocable Trust Dated 12/20/2004	$0.41 (3)	$0.25	300,000	$123,000	$75,000	$48,000
Lon E. Bell	$0.41 (3)	$0.25	200,000	$82,000	$50,000	$32,000
Elisha Rothman	$0.41 (3)	$0.25	200,000	$82,000	$50,000	$32,000
F. Berdon Defined Benefit Plan	$0.41 (3)	$0.25	240,000	$98,400	$60,000	$38,400
Howard Asher	$0.41 (3)	$0.25	60,000	$24,600	$15,000	$9,600
David V. Kahn	$0.41 (3)	$0.25	100,000	$41,000	$25,000	$16,000
Douglas A. Smith	$0.41 (3)	$0.25	400,000	$164,000	$100,000	$64,000
Craig H. Millet	$0.41 (3)	$0.25	100,000	$41,000	$25,000	$16,000
Martin Feinberg	$0.41 (3)	$0.25	120,000	$49,200	$30,000	$19,200
George Karfunkel	$0.25 (4)	$0.25	240,000	$ 60,000	$60,000	$0
TOTAL			8,600,000	$6,925,600	$2,150,000	$4,775,600

(1) Based on the closing price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board on July 31, 2007.
(2) Based on the closing price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board on August 3, 2007.
(3) Based on the closing price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board on August 16, 2007.
(4) Based on the closing price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board on August 31, 2007.

Potential Gross Proceeds:	6,925,600
Total Potential Cost Basis:	2,150,000
Total Possible Profit (Loss) to be Realized by Selling Shareholders:	4,775,600

Potential Total Profit to the Selling Stockholders from Other Securities Held by the Selling Stockholders

Selling Shareholder	Transaction	Type	Date	Market Price	Exercise Price	Total Shares to be received	Combined Market Price	Combined Exercise Price	Discount (Premium) to Market
Verity Absolute Return Fund LLC	Convertible Debentures	Warrants	7/31/2007	$1.38 (1)	$0.50	200,000	$276,000	$100,000.00	$176,000.00
O.T. Finance S.A.	Convertible Debentures	Warrants	7/31/2007	$1.38 (1)	$0.50	400,000	$552,000	$200,000.00	$332,000.00
Karmal Aggarwal	Convertible Debentures	Warrants	7/31/2007	$1.38 (1)	$0.50	400,000	$552,000	$200,000.00	$332,000.00
Abundance Partners LP	Convertible Debentures	Warrants	7/31/2007	$1.38 (1)	$0.50	200,000	$276,000	$100,000.00	$176,000.00
Paragon Capital LP	Convertible Debentures	Warrants	7/31/2007	$1.38 (1)	$0.50	800,000	$1,104,000	$400,000..00	$704,000.00
MicroCapital Fund LP	Convertible Debentures	Warrants	8/3/2007	$0.92 (2)	$0.50	2,200,000	$2,024,000	$1,100,000.00	$924,000.00
MicroCapital Fund Ltd.	Convertible Debentures	Warrants	8/3/2007	$0.92 (2)	$0.50	800,000	$736,000	$400,000.00	$336,000.00
Hanam Capital Corporation	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	100,000	$41,000	$50,000.00	$(9,000.00)
Mouton Family Living Trust	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	60,000	$24,600	$30,000.00	$(5,400.00)
David T. Barry	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	100,000	$41,000	$50,000.00	$(9,000.00)
John P. Funkey Revocable Trust	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	100,000	$41,000	$50,000.00	$(9,000.00)
Steven H. Deutsch	Convertible Debentures	Warrants	8/31/2007	$0.25 (4)	$0.50	200,000	$ 50,000	$100,000.00	$(50,000.00)
Alec Jaret	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	80,000	$32,800	$40,000.00	$(7,200.00)
Blue Heron I, LLC	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	100,000	$41,000	$50,000.00	$(9,000.00)
Ralph C. Wintrode Trust U/D/T May 9, 2001	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	100,000	$41,000	$50,000.00	$(9,000.00)
Cranshire Capital L.P.	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	200,000	$82,000	$100,000.00	$(18,000.00)
Richard J. Candenasso & Marian Candenasso	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	100,000	$41,000	$50,000.00	$(9,000.00)

Joe N. & Jamie W. Behrendt Revocable Trust U/A 10/30/96	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	100,000	$41,000	$50,000.00	$(9,000.00)
Michael J. Pierce	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	400,000	$164,000	$200,000.00	$(36,000.00)
Fred & Betty Bialek Revocable Trust Dated 12/20/2004	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	300,000	$123,000	$150,000.00	$(27,000.00)
Lon E. Bell	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	200,000	$82,000	$100,000.00	$(18,000.00)
Elisha Rothman	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	200,000	$82,000	$100,000.00	$(18,000.00)
F. Berdon Defined Benefit Plan	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	240,000	$98,400	$120,000.00	$(21,600.00)
Howard Asher	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	60,000	$24,600	$30,000.00	$(5,400.00)
David V. Kahn	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	100,000	$41,000	$50,000.00	$(9,000.00)
Douglas A. Smith	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	400,000	$164,000	$200,000.00	$(36,000.00)
Craig H. Millet	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	100,000	$41,000	$50,000.00	$(9,000.00)
Martin Feinberg	Convertible Debentures	Warrants	8/16/2007	$0.41 (3)	$0.50	120,000	$49,200	$60,000.00	$(9,000.00)
George Karfunkel	Convertible Debentures	Warrants	8/31/2007	$0.25 (4)	$0.50	240,000	$ 60,000	$120,000.00	$(60,000.00)
Axiom Capital Management, Inc.	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	166,760	$41,690	$31,684	$10,006
Michael Silverman	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	117,480	$29,370	$22,321	$7,049
Anthony Fitzgerald	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	60,580	$15,145	$11,510	$3,635
Marcelo Martins	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	60,580	$15,145	$11,510	$3,635
David Vynerib	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	3,630	$908	$690	$218
Erik Brous	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	2,970	$743	$564	$179
vFinance Investments, Inc.	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	88,706	$22,177	$16,854	$5,323
Dani Sabo	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	45,000	$11,250	$8,550	$2,700
Vince Calicchia	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	37,088	$9,272	$7,047	$2,225
Jeff Auerbach	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	29,416	$7,354	$5,589	$1,765
Scott Shames	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	29,416	$7,354	$5,589	$1,765
Thomas Suppanz	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	22,258	$5,565	$4,229	$1,336
Jonathan Rich	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	9,998	$2,500	$1,900	$600
David Rich	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	3,445	$861	$655	$206
Jody Giraldo	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	3,000	$750	$570	$180
Brad Barnard	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	3,000	$750	$570	$180
Michael Grachien	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	2,587	$647	$492	$155
Robert Bookbinder	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	1,396	$349	$265	$84
Trey Marinello	Convertible Debentures	Placement Agent Warrants	8/31/2007	$0.25 (4)	$0.19	690	$173	$131	$42

Total of Possible Payments and Discounts as a Percentage of Net Proceeds

The following information presents the sum of all possible payments and the total possible discounts to the market price of the shares underlying the convertible debentures as a percentage of the net proceeds to the issuer from the sale of the convertible notes, as well as the amount of that resulting percentage averaged over the term of the convertible debentures.

The percentage computation methodology utilized considers the following factors:

·	the gross proceeds paid or payable to the Company in the convertible debentures transaction;

•	all payments that have been made or that may be required to be made the Company

•	the resulting net proceeds to the Company; and

•
the combined total possible profit to be realized by the investors as a result of any conversion discounts regarding the securities underlying the convertible debentures and any other warrants, options, notes, or other securities of the Company that are held by the selling shareholders or any affiliates of the selling shareholders.

Gross Proceeds	$ 2,150,000
Less placement agent and dealer fees (Axiom, Adam Friedman and vFinance) and legal fees (Wollmuth, Mayer & Deutsch LLP)	$ 269,560
Net Proceeds	$ 1,994,000

All payments made or that may be may be required to be made by the issuer that are disclosed in comment 2	$ 604,023.00

Combined total possible profit to be realized as a result of any conversion discounts disclosed in comments 3 and 4	0

Percentage of the total amount of all possible payments divided by the net proceeds to the issuer from the sale of the convertible notes
32.12%

Percentage averaged over the term of the convertible note	12.08%

The total possible discount (premium) to the market price of the shares underlying the convertible note divided by the net proceeds to the issuer from the sale of the convertible notes	(253.96%)

Prior Securities Transactions Between the Company and Selling Shareholders

Certain of the selling shareholders in this Prospectus have had prior securities transactions with us. The following tabular disclosure reflects:

•	the date of the transaction;

•	the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction;

•
the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders;

•	the number of shares of the class of securities subject to the transaction that were issued or issuable in connection with the transaction;

•
the percentage of total issued and outstanding securities that were issued or issuable in the transaction (assuming full issuance), with the percentage calculated by taking the number of shares issued and outstanding prior to the applicable transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders, and dividing that number by the number of shares issued or issuable in connection with the applicable transaction;

•	the market price per share of the class of securities subject to the transaction immediately prior to the transaction (reverse split adjusted, if necessary); and

•	the current market price per share of the class of securities subject to the transaction (reverse split adjusted, if necessary).

Selling shareholder and transaction date	Shares of the class of securities subject to the transaction that were outstanding prior to the transaction	Shares subject to transaction outstanding prior to the transaction held in “float”*	Shares that were issued or issuable in connection with the transaction	Percentage of securities issued or issuable in connection with transaction vs “float”*	Market price per share immediately prior to the transaction	Current market price per share of the class of securities subject to the transaction
Verity Absolute Return Fund LLC (1)	44,864,038	28,901,515	400,000	1.38%	$1.38 (1)	$0.17
O.T. Finance S.A.(1)	44,864,038	28,901,515	800,000	2.77%	$1.38 (1)	$0.17
Karmal Aggarwal (1)	44,864,038	28,901,515	800,000	2.77%	$1.38 (1)	$0.17
Abundance Partners LP (1)	44,864,038	28,901,515	400,000	1.38%	$1.38 (1)	$0.17
Paragon Capital LP (1)	44,864,038	28,901,515	1,600,000	5.54%	$1.38 (1)	$0.17
MicroCapital Fund LP (2)	44,864,038	28,901,515	4,800,000	16.61%	$0.92 (2)	$0.17
MicroCapital Fund Ltd. (2)	44,864,038	28,901,515	1,600,000	5.54%	$0.92 (2)	$0.17
Hanam Capital Corporation (3)	44,864,038	28,901,515	200,000	0.69%	$0.41 (3)	$0.17
Mouton Family Living Trust (3)	44,864,038	28,901,515	120,000	0.42%	$0.41 (3)	$0.17
David T. Barry (3)	44,864,038	28,901,515	200,000	0.69%	$0.41 (3)	$0.17
John P. Funkey (3)Revocable Trust	44,864,038	28,901,515	200,000	0.69%	$0.41 (3)	$0.17
Steven H. Deutsch (4)	44,864,038	28,901,515	400,000	1.38%	$0.25 (4)	$0.17
Alec Jaret (3)	44,864,038	28,901,515	160,000	0.55%	$0.41 (3)	$0.17
Blue Heron I, LLC (3)	44,864,038	28,901,515	200,000	0.69%	$0.41 (3)	$0.17
Ralph C. Wintrode Trust U/D/T May 9, 2001 (3)	44,864,038	28,901,515	200,000	0.69%	$0.41 (3)	$0.17
Cranshire Capital L.P. (3)	44,864,038	28,901,515	400,000	1.38%	$0.41 (3)	$0.17
Richard J. Candenasso & Marian Candenasso (3)	44,864,038	28,901,515	200,000	0.69%	$0.41 (3)	$0.17
Joe N. & Jamie W. Behrendt Revocable Trust U/A 10/30/96 (3)	44,864,038	28,901,515	200,000	0.69%	$0.41 (3)	$0.17
Michael J. Pierce (3)	44,864,038	28,901,515	800,000	2.77%	$0.41 (3)	$0.17
Fred & Betty Bialek Revocable Trust Dated 12/20/2004 (3)	44,864,038	28,901,515	600,000	2.08%	$0.41 (3)	$0.17
Lon E. Bell (3)	44,864,038	28,901,515	400,000	1.38%	$0.41 (3)	$0.17
Elisha Rothman (3)	44,864,038	28,901,515	400,000	1.38%	$0.41 (3)	$0.17

F. Berdon Defined Benefit Plan (3)	44,864,038	28,901,515	480,000	1.66%	$0.41 (3)	$0.17
Howard Asher (3)	44,864,038	28,901,515	120,000	0.42%	$0.41 (3)	$0.17
David V. Kahn (3)	44,864,038	28,901,515	200,000	0.69%	$0.41 (3)	$0.17
Douglas A. Smith (3)	44,864,038	28,901,515	800,000	2.77%	$0.41 (3)	$0.17
Craig H. Millet (3)	44,864,038	28,901,515	200,000	0.69%	$0.41 (3)	$0.17
Martin Feinberg (3)	44,864,038	28,901,515	240,000	0.83%	$0.41 (3)	$0.17
George Karfunkel (4)	44,864,038	28,901,515	480,000	1.66%	$0.25 (4)	$0.17
Axiom Capital Management, Inc. (4)	44,864,038	28,901,515	166,760	0.58%	$0.25 (4)	$0.17
Michael Silverman (4)	44,864,038	28,901,515	117,480	0.41%	$0.25 (4)	$0.17
Anthony Fitzgerald (4)	44,864,038	28,901,515	60,580	0.21%	$0.25 (4)	$0.17
Marcelo Martins (4)	44,864,038	28,901,515	60,580	0.21%	$0.25 (4)	$0.17
David Vynerib (4)	44,864,038	28,901,515	3,630	0.01%	$0.25 (4)	$0.17
Erik Brous (4)	44,864,038	28,901,515	2,970	0.01%	$0.25 (4)	$0.17
vFinance Investments, Inc. (4)	44,864,038	28,901,515	88,706	0.31%	$0.25 (4)	$0.17
Dani Sabo (4)	44,864,038	28,901,515	45,000	0.16%	$0.25 (4)	$0.17
Vince Calicchia (4)	44,864,038	28,901,515	37,088	0.13%	$0.25 (4)	$0.17
Jeff Auerbach (4)	44,864,038	28,901,515	29,416	0.10%	$0.25 (4)	$0.17
Scott Shames (4)	44,864,038	28,901,515	29,416	0.10%	$0.25 (4)	$0.17
Thomas Suppanz (4)	44,864,038	28,901,515	22,258	0.08%	$0.25 (4)	$0.17
Jonathan Rich (4)	44,864,038	28,901,515	9,998	0.03%	$0.25 (4)	$0.17
David Rich (4)	44,864,038	28,901,515	3,445	0.01%	$0.25 (4)	$0.17
Jody Giraldo (4)	44,864,038	28,901,515	3,000	0.01%	$0.25 (4)	$0.17
Brad Barnard (4)	44,864,038	28,901,515	3,000	0.01%	$0.25 (4)	$0.17
Michael Grachien (4)	44,864,038	28,901,515	2,587	0.01%	$0.25 (4)	$0.17
Robert Bookbinder (4)	44,864,038	28,901,515	1,396	0.01%	$0.25 (4)	$0.17
Trey Marinello (4)	44,864,038	28,901,515	690	0.0%	$0.25 (4)	$0.17

(1) Based on the closing price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board on July 31, 2007.
(2) Based on the closing price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board on August 3, 2007.
(3) Based on the closing price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board on August 16, 2007.
(4) Based on the closing price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board on August 31, 2007.

Relationship Between Shares Issued and Outstanding and Shares Held by Selling Stockholders

The following tabular disclosure reflects:

•
the number of shares outstanding prior to the convertible note transaction that are held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder;

•	the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements;

•
the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by the selling shareholders or affiliates of the selling shareholders;

•	the number of shares that have been sold in registered resale transactions by the selling shareholders or affiliates of the selling shareholders

•	the number of shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction.

In this analysis, the calculation of the number of outstanding shares excludes any securities underlying any outstanding convertible securities, options, or warrants.

Selling Shareholders	Shares held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder prior to the current transaction	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by same	Shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction
Verity Absolute Return Fund LLC	44,864,038	0	0	400,000
O.T. Finance S.A.	44,864,038	0	0	800,000
Karmal Aggarwal	44,864,038	0	0	800,000
Abundance Partners LP	44,864,038	0	0	400,000
Paragon Capital LP	44,864,038	0	0	1,600,000
MicroCapital Fund LP	44,864,038	0	0	4,800,000
MicroCapital Fund Ltd.	44,864,038	0	0	1,600,000
Hanam Capital Corporation	44,864,038	0	0	200,000
Mouton Family Living Trust	44,864,038	0	0	120,000
David T. Barry	44,864,038	0	0	200,000
John P. Funkey Revocable Trust	44,864,038	0	0	200,000
Steven H. Deutsch	44,864,038	0	0	400,000
Alec Jaret	44,864,038	0	0	160,000
Blue Heron I, LLC	44,864,038	0	0	200,000
Ralph C. Wintrode Trust U/D/T May 9, 2001	44,864,038	0	0	200,000
Cranshire Capital L.P.	44,864,038	0	0	400,000
Richard J. Candenasso & Marian Candenasso	44,864,038	0	0	200,000
Joe N. & Jamie W. Behrendt Revocable Trust U/A 10/30/96	44,864,038	0	0	200,000
Michael J. Pierce	44,864,038	0	0	800,000
Fred & Betty Bialek Revocable Trust Dated 12/20/2004	44,864,038	0	0	600,000
Lon E. Bell	44,864,038	0	0	400,000
Elisha Rothman	44,864,038	0	0	400,000
F. Berdon Defined Benefit Plan	44,864,038	0	0	480,000
Howard Asher	44,864,038	0	0	120,000

David V. Kahn	44,864,038	0	0	200,000
Douglas A. Smith	44,864,038	0	0	800,000
Craig H. Millet	44,864,038	0	0	200,000
Martin Feinberg	44,864,038	0	0	240,000
George Karfunkel	44,864,038	0	0	2,018,479
Axiom Capital Management, Inc.	44,864,038	0	0	166,760
Michael Silverman	44,864,038	0	0	117,480
Anthony Fitzgerald	44,864,038	0	0	60,580
Marcelo Martins	44,864,038	0	0	60,580
David Vynerib	44,864,038	0	0	3,630
Erik Brous	44,864,038	0	0	2,970
vFinance Investments, Inc.	44,864,038	0	0	88,706
Dani Sab	44,864,038	0	0	45,000
Vince Calicchia	44,864,038	0	0	37,088
Jeff Auerbach	44,864,038	0	0	29,416
Scott Shames	44,864,038	0	0	29,416
Thomas Suppanz	44,864,038	0	0	22,258
Jonathan Rich	44,864,038	0	0	9,998
David Rich	44,864,038	0	0	3,445
Jody Giraldo	44,864,038	0	0	3,000
Brad Barnard	44,864,038	0	0	3,000
Michael Grachien	44,864,038	0	0	2,587
Robert Bookbinder	44,864,038	0	0	1,396
Trey Marinello	44,864,038	0	0	690

Company’s Financial Ability to Satisfy its Obligations to the Selling Shareholders

The Company has the intention, and a reasonable basis to believe that it will have the financial ability, to make payments on the overlying securities.  The Company has duly accounted for such payments in its 2007 - 20010 comprehensive strategy and financial plan.

Existing Short Positions by Selling Shareholders

Based upon information provided by the selling shareholders, to the best of management’s knowledge, the Company is not aware of any of the selling shareholders having an existing short position in the Company’s common stock.

Relationships Between the Company and Selling Shareholders and Affiliates

The Company hereby confirms that a description of the relationships and arrangements between and among those parties already is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement by incorporation by reference.

Method of Determining the Number of Shares Registered in this Prospectus

Securities Registered	Amount to be registered
Shares of common stock issuable upon conversion of the debentures	8,600,000
Shares of common stock issuable upon payment of interest on the convertible debentures	4,644,000
Shares of common stock issuable upon exercise of the warrants	8,600,000
Shares of common stock issuable upon exercise of the placement agent warrants	860,000
Shares of common stock	3,271,993
Total	25,975,993

Selling Stockholders
Investor	Convertible Notes	Interest Shares	Warrants	Placement Agent Warrants	Common Stock	Shares of Common Stock Included in Prospectus
Verity Absolute Return Fund LLC	200,000	108,000	200,000	0	0	508,000
O.T. Finance S.A.	400,000	216,000	400,000	0	0	1,106,000
Karmal Aggarwal	400,000	216,000	400,000	0	0	1,016,000
Abundance Partners LP	200,000	108,000	200,000	0	0	508,000
Paragon Capital LP	800,000	432,000	800,000	0	0	2,032,000
MicroCapital Fund LP	2,200,000	1,188,000	2,200,000	0	0	5,588,000
MicroCapital Fund Ltd.	800,000	432,000	800,000	0	0	2,032,000
Hanam Capital Corporation	100,000	54,000	100,000	0	0	254,000
Mouton Family Living Trust	60,000	32,400	60,000	0	0	152,400
David T. Barry	100,000	54,000	100,000	0	0	254,000
John P. Funkey Revocable Trust	100,000	54,000	100,000	0	0	254,000
Steven H. Deutsch	200,000	108,000	200,000	0	0	508,000
Alec Jaret	80,000	43,200	80,000	0	0	203,200
Blue Heron I, LLC	100,000	54,000	100,000	0	0	254,000
Ralph C. Wintrode Trust U/D/T May 9, 2001	100,000	54,000	100,000	0	0	254,000
Cranshire Capital L.P.	200,000	108,000	200,000	0	0	508,000
Richard J. Candenasso & Marian Candenasso	100,000	54,000	100,000	0	0	254,000
Joe N. & Jamie W. Behrendt Revocable Trust U/A 10/30/96	100,000	54,000	100,000	0	0	254,000
Michael J. Pierce	400,000	216,000	400,000	0	0	1,016,000
Fred & Betty Bialek Revocable Trust Dated 12/20/2004	300,000	162,000	300,000	0	0	762,000
Lon E. Bell	200,000	108,000	200,000	0	0	508,000
Elisha Rothman	200,000	108,000	200,000	0	0	508,000
F. Berdon Defined Benefit Plan	240,000	129,600	240,000	0	0	609,600
Howard Asher	60,000	32,400	60,000	0	0	152,400
David V. Kahn	100,000	54,000	100,000	0	0	254,000
Douglas A. Smith	400,000	216,000	400,000	0	0	1,016,000
Craig H. Millet	100,000	54,000	100,000	0	0	254,000
Martin Feinberg	120,000	64,800	120,000	0	0	304,800
George Karfunkel	240,000	129,600	240,000	0	0	903,976

Sivakumar V. Abbaraju	0	0	0	0	36,797	36,797
Robert C. Abel	0	0	0	0	14,719	14,719
George Anderson	0	0	0	0	14,719	14,719
MNM Properties LLC	0	0	0	0	73,594	73,594
Stephen H. Benedict	0	0	0	0	36,797	36,797
Alfred Berg	0	0	0	0	73,594	73,594
Gerald J. Bowen	0	0	0	0	36,797	36,797
Anne T. Briggs	0	0	0	0	14,719	14,719
Gregory Brotzman	0	0	0	0	17,663	17,663
Sondra L. Campian Trust, DTD 10/31/89, AMD 9/10/01	0	0	0	0	36,797	36,797
George Cannan	0	0	0	0	36,797	36,797
William J. Carta	0	0	0	0	17,663	17,663
Robert M. and Janice B. Cohen	0	0	0	0	36,797	36,797
Kirby M. Crenshaw	0	0	0	0	36,797	36,797
Crenshaw Family Partnership, LTD	0	0	0	0	367,970	367,970
Gene R. Crotteau	0	0	0	0	36,797	36,797
Roger H. Darnell	0	0	0	0	14,719	14,719
Valley View Financial Group Trust Co., Custodian	0	0	0	0	36,797	36,797
Pearson Group, LLC	0	0	0	0	36,797	36,797
Kevin Doyle	0	0	0	0	14,719	14,719
Tees and Novelties, Inc.	0	0	0	0	29,438	29,438
Erickson Living Trust, Clarence O. Erickson, TTEE	0	0	0	0	36,797	36,797
Anthony B. Evnin	0	0	0	0	110,391	110,391
Mark Finkelstein	0	0	0	0	36,797	36,797
Joseph M. Firlet	0	0	0	0	14,719	14,719
Performance Capital Corporation	0	0	0	0	44,156	44,156
JMV Enterprises, Inc.	0	0	0	0	22,078	22,078
Motivated Minds, LLC	0	0	0	0	36,797	36,797
Gerardo V. Garcia and Maria Precilla Castro Garcia	0	0	0	0	36,797	36,797
Harvey Glicker	0	0	0	0	36,797	36,797
Lauriston Pierrefeu Partners	0	0	0	0	36,797	36,797
Jack M. Greenberg	0	0	0	0	36,797	36,797
Reed S. Grossman	0	0	0	0	14,719	14,719
Julian M. Herskowitz	0	0	0	0	14,719	14,719
John C. Hill	0	0	0	0	14,719	14,719

Brian K. Huling	0	0	0	0	36,797	36,797
Stanley Katz	0	0	0	0	36,797	36,797
Robert O. McDonald	0	0	0	0	36,797	36,797
Craig McGovern	0	0	0	0	36,797	36,797
Glenn Douglas Meyers S/D IRA, Valley View Financial	0	0	0	0	36,797	36,797
Meyers Family Revocable Trust U/A DTD 11-22-99	0	0	0	0	36,797	36,797
Henry J and Regina A. Milton	0	0	0	0	14,719	14,719
Gary Nathanson	0	0	0	0	36,797	36,797
Mishawn M. Nelson IRA (Schwab A/C 9052-6995)	0	0	0	0	17,663	17,663
Steven M. Nelson IRA (Schwab A/C #9050-7995)	0	0	0	0	17,663	17,663
Yehuda and Anne Neuberger	0	0	0	0	73,594	73,594
Vincent J. Pace	0	0	0	0	147,188	147,188
Cary S. Pollack	0	0	0	0	14,719	14,719
Larry W. Poort	0	0	0	0	36,797	36,797
Theodore L. Rhyne	0	0	0	0	17,663	17,663
Hubert F. Riegler	0	0	0	0	73,594	73,594
Bernard and Judith Robinson	0	0	0	0	22,078	22,078
Lloyd Robinson	0	0	0	0	36,797	36,797
David A. Sack	0	0	0	0	73,594	73,594
Scott A. Sack	0	0	0	0	110,391	110,391
John C. and Valerie I. Short	0	0	0	0	14,719	14,719
Dean T. Sposto	0	0	0	0	19,134	19,134
Henry Steinberg	0	0	0	0	29,437	29,437
Neil M. Sunkin	0	0	0	0	14,719	14,719
Var Growth Corporation	0	0	0	0	147,188	147,188
David P. Veniskey	0	0	0	0	36,797	36,797
Dane Wall	0	0	0	0	73,594	73,594
David Warga	0	0	0	0	14,719	14,719
Jeffrey P. Wehner	0	0	0	0	36,797	36,797
Franklin C. Widman, Jr.	0	0	0	0	36,797	36,797
Paul C. Williams	0	0	0	0	73,594	73,594
Shane Williams	0	0	0	0	14,719	14,719
Faris L. Worthington	0	0	0	0	36,797	36,797

Axiom Capital Management, Inc.	0	0	0	166,760	0	166,760
Michael Silverman	0	0	0	117,480	0	117,480
Anthony Fitzgerald	0	0	0	60,580	0	60,580
Marcelo Martins	0	0	0	60,580	0	60,580
David Vynerib	0	0	0	3,630	0	3,630
Erik Brous	0	0	0	2,970	0	2,970
vFinance Investments, Inc.	0	0	0	88,706	0	88,706
Dani Sabo	0	0	0	45,000	0	45,000
Vince Calicchia	0	0	0	37,088	0	37,088
Jeff Auerbach	0	0	0	29,416	0	29,416
Scott Shames	0	0	0	29,416	0	29,416
Thomas Suppanz	0	0	0	22,258	0	22,258
Jonathan Rich	0	0	0	9,998	0	9,998
David Rich	0	0	0	3,445	0	3,445
Jody Giraldo	0	0	0	3,000	0	3,000
Brad Barnard	0	0	0	3,000	0	3,000
Michael Grachien	0	0	0	2,587	0	2,587
Robert Bookbinder	0	0	0	1,396	0	1,396
Trey Marinello	0	0	0	690	0	690
TOTAL	8,600,000	4,644,000	8,600,000	860,000	3,271,993	25,975,993

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On September 5, 2007, we dismissed Morgan and Company, Chartered Accountants (“Morgan”) as independent auditors for the Company (f/k/a Alpha Motorsport, Inc.).  In addition, on September 5, 2007, we dismissed Amper, Politziner & Mattia, P.C. ("Amper") who audited the financial statements for the Healthcare Providers Direct, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“HPD-Delaware”), and was engaged by the Company to review the Company’s Form 10-QSB for the quarterly periods ended March 31 and June 30, 2007.  Both of these dismissals were approved by the Audit Committee of the Company and our Board of Directors.

Morgan’s report, dated September 22, 2005 on the Company's financial statements for the fiscal year ended June 30, 2005 contained an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern. Other than such statement, no report of Morgan on the financial statements of the Company for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

Amper’s report on HPD-Delaware’s financial statements for the fiscal year ended December 31, 2006 and 2005 contained an explanatory paragraph indicating that there was substantial doubt as to HPD-Delaware’s ability to continue as a going concern. Other than such statement, no report of Amper on the financial statements of HPD-Delaware for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s and HPD-Delaware’s two most recent fiscal years and through September 4, 2007: (i) there have been no disagreements with Morgan or Amper on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Morgan or Amper, would have caused them to make reference to the subject matter of the disagreement in connection with its reports and (ii) Morgan or Amper did not advise the Company or HPD-Delaware of any of the events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1)(iv)(B) of Regulation S-B.

The Company provided to Morgan and Amper the disclosure contained in this Form 8-K and requested Morgan and Amper to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. Incorporated by reference herewith as exhibit 16.1 is the letter from our principal accountants, Morgan and Company, Chartered Accountants.  .Incorporated by reference herewith as exhibit 16.2 is the letter from Amper, Politziner & Mattia, P.C.

On September 5, 2007, the Board of Directors approved our engagement of Miller, Ellin & Company, LLP ("Miller Ellin") as independent auditors for the Company and its subsidiaries. The Company engaged Miller Ellin on September 5, 2007.

Neither the Company nor anyone on its behalf consulted Miller Ellin regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-B (there being none).

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.  Sichenzia Ross Friedman Ference LLP is also the owner of 15,000 shares of our common stock.

EXPERTS

Our financial statements as of December 31, 2006 and 2005 and the related statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 2006 and for the period from January 3, 2005 (commencement of operations) through December 31, 2005, respectively, appearing in this prospectus and registration statement have been audited by Amper, Politziner & Mattia, P.C., independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus.  For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006 AND 2005  AND FOR THE YEAR ENDED DECEMBER 31, 2006 AND FOR THE PERIOD FROM JANUARY 3, 2005 (COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31, 2005:

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet	F-3

Statements of Operations	F-4

Statement of Stockholders’ Deficiency	F-5

Statements of Cash Flows	F-6

Notes to Consolidated Financial Statements	F-7 – F-14

Unaudited Financial Statements for the Three and Six Month Periods ended June 30, 2007 and 2006.

Condensed Balance Sheet (unaudited)	F-15

Condensed Statements of Operations (unaudited)	F-16

Condensed Statement of Stockholders (Deficiency) (unaudited)	F-17

Condensed Statements of Cash Flows (unaudited)

Notes to Consolidated Financial Statements	F-18-F-24

Report of Independent Registered Public Accounting Firm

To The Board of Directors of
Healthcare Providers Direct, Inc.

We have audited the accompanying balance sheets of Healthcare Providers Direct, Inc. (the “Company”) as of December 31, 2006 and 2005 and the related statements of operations, stockholders’ deficiency and cash flows for the year ended December 31, 2006 and for the period from January 3, 2005 (commencement of operations) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of  internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no   such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Healthcare Providers Direct, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006 and the period from January 3, 2005 (commencement of operations) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and incurred a working capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

/s/ Amper, Politziner & Mattia, P.C.

May 9, 2007
Edison, New Jersey

 Healthcare Providers Direct, Inc.
Balance Sheets
As of December 31, 2006 and 2005

	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$263,494	$122,976

Accounts receivable, net of allowance for doubtful accounts, of $33,512 and $10,152	60,160	60,530
Inventories	161,071	33,646
Prepaid and other current assets	30,497	16,208
Total current assets	515,222	233,360

Equipment, net of accumulated depreciation of $10,603 and $2,584	14,341	20,012
Intangible assets, net of amortization of $ 97,222 and $41,667	152,778	208,333
Total assets	$682,341	$461,705

LIABILITIES AND STOCKHOLDERS DEFICIENCY
Current liabilities:
Accounts payable	$390,636	$72,591
Accrued expenses and other current liabilities	473,693	432,189
Accrued royalties	218,160	-
Notes payable	340,000	58,333
Total current liabilities	1,422,489	563,113

Commitments and contingencies

Stockholders' deficiency
Preferred Stock:
Series A redeemable convertible preferred stock no par value,
2,500 shares authorized, 577 and 442 shares issued and outstanding as of December 31, 2006 and 2005 respectively	250,000	191,667
(Liquidation preference of $265,250 and $193,542 respectively)
Series B convertible preferred stock $1,000 par value, 1,500
shares authorized, 1,245 and 575 shares issued and outstanding	1,085,181	530,864
as of December 31, 2006 and 2005 respectively
(Liquidation preference of $1,299,725 and $586,375 respectively)

Common stock, no par value;
10,000 shares authorized; 1,558 shares issued and
outstanding	-	-
Additional paid-in capital	37,675	37,675
Accumulated deficit	(2,113,004)	(861,614)
Total stockholders' deficiency	(740,148)	(101,408)
Total liabilities and stockholders' deficiency	$682,341	$461,705

(See the notes to the accompanying financial statements)

Healthcare Providers Direct, Inc.
Statements of Operations
For the year ended December 31, 2006 and for the period
January 3, 2005 (Commencement of Operations) through December 31, 2005

	2006	2005
Revenues	$539,990	$335,033
Cost of revenues	242,948	128,256

Gross profit	297,042	206,777

Operating expenses:
Research and development	52,311	24,442
Marketing and selling	349,123	180,119
General and administrative	1,127,520	853,635

Total operating expenses	1,528,954	1,058,196

Loss from operations	(1,231,912)	(851,419)

Other income and expense:
Interest income	180	1,024
Interest expense	(19,658)	(11,219)
Other income, net	(19,478)	(10,195)
Loss before provision for income taxes	(1,251,390)	(861,614)
Provision for income taxes	-	-
Net loss	$(1,251,390)	$(861,614)

Cumulative dividends on Preferred Stock	(56,053)	(10,933)
Net Loss applicable to Common Shareholders	$(1,307,443)	$(872,547)

Net Loss Per Common Share:
Basic and Diluted	$(839.18)	$(560.04)
Weighted average common shares	1,558	1,558

(See the notes to the accompanying financial statements)

Healthcare Providers Direct, Inc.

STATEMENT OF STOCKHOLDERS’ DEFICIENCY
FOR THE PERIOD FROM JANUARY 3, 2005 (COMMENCEMENT OF OPERATIONS)
THROUGH DECEMBER 31, 2005 and for the year ended December 31, 2006

	Series A Redeemable Convertible Preferred Stock		Series B Convertible Preferred Stock		Common Stock		Additional Paid-In-	Accumu- lated	Total Stockho- lders’ Deficie-
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	ncy
Balances as of January 3, 2005	-	$-	-	-	1,558	$-	$-	$-	$-

Conversion of Note Payable into Series A Redeemable convertible Preferred Stock	442	191,667	-	-	-	-	-	-	-

Issuance of Series B Convertible Preferred Stock, net of $44,136 of financing costs			575	530,864	-	-	-	-	-

Expenses paid by shareholders on behalf of the Company (see Note 7)			-	-	-	-	37,675	-	-

Net loss	-	-	-	-	-	-	-	(861,614)	(861,614)

Balances as of December 31, 2005	442	191,667	575	530,864	1,558	-	37,675	(861,614)	(101,408)

Conversion of Note Payable into Series A Redeemable convertible Preferred Stock	135	58,333	-	-	-	-	-	-	-

Issuance of Series B Convertible Preferred Stock, net of $115,683 of financing costs			670	554,317	-	-	-	-	-

Net loss	-	-	-	-	-	-	-	(1,251,390)	(1,251,390)

Balances as of December 31, 2006	577	$250,000	1,245	$1,085,181	1,558	-	$37,675	$(2,113,004)	$(740,148)

(See the notes to the accompanying financial statements)

 Healthcare Providers Direct, Inc.
STATEMENTS OF CASH FLOWS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

	2006	2005
Cash flows from operating activities:
Net loss	$(1,251,390)	$(861,614)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	8,019	2,584
Amortization of intangible	55,555	41,667
Expenses paid by shareholder on behalf of the Company	-	37,675
Allowance for doubtful accounts	23,360	10,152
Changes in operating assets and liabilities:
Accounts receivable	(22,990)	(70,682)
Inventories	(127,425)	(33,646)
Prepaid expenses and other current assets	(14,289)	(16,208)

Accounts payable	318,045	72,591
Accrued expenses and accrued royalty	259,664	432,189
Net cash used in operating activities	(751,451)	(385,292)

Cash flows from investing activities:
Purchases of office & computer equipment	(2,348)	(22,596)
Intangible asset		(250,000)
	(2,348)	(272,596)
Cash flows from financing activities:
Proceeds from notes payable	340,000	250,000
Proceeds from sale of Series B preferred stock, net of issuance costs of $115,683 and $44,136	554,317	530,864
Net cash provided by financing activities	894,317	780,864

Net increase in cash and cash equivalents	140,518	122,976
Cash and cash equivalents at beginning of period	122,976	-
Cash and cash equivalents at end of period	$263,494	$122,976

Supplemental disclosures of cash flow information:
Cash paid during period for interest	$3,290	2,150
Cash paid during period for taxes	750	-

Supplemental Non-Cash Financing Transactions:
Conversion of note payable into Series A redeemable preferred stock	$58,333	$191,667
Expenses paid by shareholders on behalf of the Company	-	37,675

(See the notes to the accompanying financial statements)

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

1.	BASIS OF PRESENTATION

Basis of Presentation— Healthcare Providers Direct, Inc (the “Company”) was incorporated in the state of Delaware on October 29, 2004 and commenced operations on January 3, 2005. The Company, located in Lawrenceville, New Jersey, sells and distributes diagnostic tests directly to physician offices and other healthcare providers in the United States.

Liquidity— The Company had net losses of ($1,251,390) and ($861,614) for the year ended December 31, 2006 and for the period from January 3, 2005 (commencement of operations) through December 31, 2005 and an accumulated deficit of ($2,113,004) as of December 31, 2006. In addition, the Company has a net working capital deficiency of ($907,267) as of December 31, 2006, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The Company has taken steps to mitigate the negative operating results by attempting to increase their sales by expanding their market, introduction of new products, and an increased emphasis on sales and marketing. The Company’s ultimate success is dependent upon its ability to raise additional capital. The Company completed a Share exchange into a public company shell on February 7, 2007, thereby offering access to the public markets. (see Note 13). The financial statements have been prepared on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. There have been no adjustments to the financial statements to reflect the outcome of this uncertainty.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Uses of Estimates— The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates used in the Company’s financial statements included depreciation rates and allowances for doubtful accounts. Actual results could differ from those estimates.

Cash Equivalents- The Company considers all highly liquid securities with maturities of 90 days or less when purchased to be cash equivalents. Cash equivalents consist primarily of money market instruments, bank certificates of deposits and commercial paper.

Accounts Receivable and Allowance for Doubtful Accounts - The Company extends credit to its customers, based upon credit evaluations, in the normal course of business, primarily 30-60 day terms. Bad debt expense is provided on the allowance method based on historical experience and management’s evaluation of outstanding accounts receivable. Accounts are written off when they are deemed uncollectible. The Company does not require collateral from its customers.

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory— Inventory, consisting of product to be sold to customers, is stated at the lower of cost or market. Cost is determined using the average costing method. Inventory consists primarily of finished goods.

Office & Computer Equipment - Office & computer equipment is stated at cost, less accumulated depreciation. Repair and maintenance costs are charged to operating expense as incurred. Depreciation is calculated principally on the straight-line method over the estimated useful lives of the assets ranging from three to five years.

Intangible Assets - Intangible assets consist of license agreements for various products. These license agreements are being amortized on a straight-line basis over the life of the contracts which expire on September 2009.

Long Lived Assets - The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of any asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the costs to sell. To date, no impairment losses have been recognized.

Income Taxes— The Company accounts for income tax in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes , which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred tax assets to the amount expected to be realized.

Revenue Recognition— Revenue is recognized when goods are shipped, provided that there is evidence of an arrangement with the customer, the price is fixed and collection is reasonably assured. The Company accrues for sales returns and other allowances based upon specific customer situations and the Company's history of sales returns.
.
Shipping & Handling Costs - Amounts paid to the Company for shipping and handling by customers are included in sales. Amounts the Company incurs for shipping and handling costs are included in cost of sales.

Royalties - the Company is required to pay royalties under license arrangements based upon revenue earned from the sales of licensed product. The Company records royalty expense when the related revenue is recognized.

Fair Value of Financial Instruments - Statement No. 107, Disclosure About Fair Value of Financial Instruments, requires the disclosure of the fair value of certain financial instruments. Cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, note(s)  payable and

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

other current liabilities are reflected on the accompanying balance sheet at carrying value which approximates fair value due to the short-term nature of these instruments.

Recent Accounting Pronouncements— In June, 2006 the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with FASB Statement No. 109. FIN 48 stipulates a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, and interest and penalties. The provisions of FIN 48 are to be effective for fiscal years beginning after December 15, 2006. The Company has adopted this pronouncement which had no impact on our financial position or results of operations.

3.	ACQUISITION OF INVENTORY & INTANGIBLES

In April 2005, the Company entered into an agreement (the “Agreement”) with DiagXotics, Inc. (“Diagxotics”) and Spencer Trask Specialty Group LLC (“Spencer Trask”) for the acquisition of certain ZstatFlu and shrimp diagnostic inventory and the right, title and interest in certain license agreements for the ZstatFlu test and shrimp diagnostic test. The license agreements terminate on October 9, 2009.

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

3.	ACQUISITION OF INVENTORY & INTANGIBLES (CONTINUED)

Diagxotics is an affiliate of Spencer Trask. Two members of the Board of Directors of the Company are also employees’ of Spencer Trask. As a result, the acquisition of inventory and intangibles discussed below was considered a related party transaction and the inventory was recorded by the Company at its carrying amount. The values of the licenses were recorded as intangible assets based upon the amounts to be paid under the agreements. The Company is amortizing these intangible assets over the life of the license which expires on October 9, 2009. The following summarizes the obligations of the Company under the license arrangements:

•
The Company must pay 50% of the net sales of the shrimp diagnostic test to Stolle Milk Biologics Inc., up to a total of $50,000 which is due no later than December 31, 2006. The amounts accrued as of December 31, 2006 and 2005 were $24,698 and $46,109, respectively, and is included in accrued royalties. This amount is for the license to manufacture and distribute the shrimp diagnostic test and has been capitalized and amortized as an intangible asset on the accompanying balance sheet. For the year ended December 31, 2006 and the period from January 3, 2005 (commencement of operations) through December 31, 2005, the amounts amortized were $11,111 and $8,333, respectively, and are included in general and administrative expenses on the accompanying statement of operations.

•
The Company must pay approximately 16.67% of the net sales of the ZstatFlu tests to Spencer Trask, up to a total of $100,000 which is due no later than December 31, 2006. This amount was fully accrued for as of December 31, 2006 and is included in accrued royalties. This amount is for the license to manufacture and distribute the ZstatFlu tests and has also been capitalized and amortized as an intangible asset on the accompanying balance sheet. For the year ended December 31, 2006 and the period from January 3, 2005 (commencement of operations) through December 31, 2005, the amounts amortized were $22,222 and $16,667, respectively and are included in general and administrative expenses on the accompanying statement of operations.

•
The Company must pay 50% of net sales of the ZstatFlu tests to ZymeTx Associates, LLC (“Associates”), an affiliate of the Company and an affiliate of Diagxotics, up to $1,700,000. As of December 31, 2006 and 2005, the amounts accrued were $93,462 and $53,350, respectively.

•
The Company must pay approximately 1.5% of the net sales of the ZstatFlu test to the Oklahoma Medical Research Foundation, up to $140,000. As of December 31, 2006 and 2005, the amounts accrued were $3,736 and $1,691, respectively.

•
The Company paid $100,000 in license fees to ZymeTx, Inc., an affiliate of Associates, during 2005 for the rights to sell the ZstatFlu test and the shrimp diagnostic tests. This amount has been capitalized and amortized as an intangible asset on the accompanying balance sheet. For the year ended December 31, 2006, and the period from January 3, 2005 through December 31, 2005, the amounts amortized were $22,222 and $16,667, respectively and are included in general and administrative expenses on the accompanying statement of operations.

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005

(Commencement of Operations) through December 31, 2005

3.	ACQUISITION OF INVENTORY & INTANGIBLES (CONTINUED)

Amortization of intangible assets were $55,555 and $41,667 for the year ended December 31, 2006 and the period from January 3, 2005 (commencement of operations) through December 31, 2005, respectively. The Company estimates intangible amortization expense to be $55,556 for the years ended December 31, 2006, 2007 and 2008. The Company estimates intangible amortization expense to be $41,445 for the year ended December 31, 2009.

4.	OFFICE AND COMPUTER EQUIPMENT

Property and equipment consists of the following at December 31, 2006 and 2005:

	2006	2005

Office & computer equipment	$24,944	$22,596
Less: accumulated depreciation	(10,603)	(2,584)
Office & computer equipment, net	$14,341	$20,012

Depreciation expense amounted to $8,019 and $2,584 for the year ended December 31, 2006 and the period from January 3, 2005 (commencement of operations) through December 31, 2005.

5.	NOTES PAYABLE

On February 26, 2006, a member of the Board and Series A holder agreed to lend the Company $150,000 in three installments (which was subsequently repaid on January 22, 2007). The principal amount of each loan installment, plus interest at 8.5%, must be repaid within 180 days unless converted. At any time while the principal is outstanding, the principal plus accrued interest can be converted into shares of Series B at a price of $875 per share. The Company also agreed to issue to the holder a warrant to purchase that number of additional shares of Series B such that, upon conversion of such shares to Common Stock, the converted shares would represent 0.5% of all of the Company’s issued and outstanding Common Stock on a fully diluted basis. The price for such shares would be $0.1359 per share. On February 6, 2007, a warrant  to purchase 301,735 shares of common stock was  issued in connection with this note payable which has a value of $27,156 and was charged to G&A expense.

On June 1, 2006, the Company issued promissory notes in the aggregate principal amount of $90,000 to the officers of the Company. These notes mature on June 1, 2007, accrue interest at 8.5% and are secured by the assets of the Company, subject to the security interest of the Board member who issued the convertible note payable (Note 6).

On October 5, 2006, a $100,000 10% per annum bridge loan was issued in connection with the reverse merger to the Company from Investa Capital Corp, (which was subsequently was repaid on February 7, 2007).

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

6.	CONVERTIBLE NOTE PAYABLE

In June 2005, the Company entered into a note payable agreement with a member of the Board of Directors under which the Board member loaned the Company $250,000 (the “Note”). The Note is convertible into shares of Series A Redeemable Preferred stock based on the amount of fundraising done by the Company through the issuance of Series B Preferred Stock, provided the Company raises at least $500,000 of Series B Preferred Stock (the “Financing”). The Note converts 100%, 577 shares of Series A Redeemable Preferred stock, upon the cumulative issuance of $750,000 of Series B Preferred Stock. During the year ended December 31, 2006 and the period from January 3, 2005 (commencement of operations) through December 31, 2005, $58,333 and $191,667, respectively, of the Note was converted into Series A Redeemable Preferred Stock. As of December 31, 2006, the note had fully converted. The Note bears interest at 10% per year. Accrued interest as of December 31, 2006 and 2005 was $5,914 and $3,125 and is included in accrued expenses on the accompanying balance sheet.

7.	COMMITMENTSAND CONTINGENCIES

Operating Lease

In January 2006, the Company entered into an operating lease for its office space, which will expire on January 31, 2008. The lease provides for annual lease payments of approximately $75,350 per year. During 2005, the Company occupied space leased by Gynetics, Inc. which is managed by certain shareholders of the Company, and paid no rent. Since Gynetics, Inc. is considered a related party, the Company imputed a rent expense of $37,675 to reflect the benefit of the free rent and recorded it as rental expense with an offsetting amount recorded as a contribution from the shareholders.

The Company has two licensing agreements for diagnostic tests with terms generally ranging from one to three years, which require the Company to order minimum amounts of diagnostic tests. Should the Company fail to meet these minimum ordering amounts, the agreements can be terminated by the licensing party. Minimum orders (expressed as number of units) required under existing agreements for the next three years are as follows:

2007	60,000

2008	75,000

8.	INCOME TAXES

The Company has incurred losses since inception, which have resulted in net operating losses (NOLs). Since it is more likely than not that the Company will not realize the benefits from these NOLs, the Company has recorded a full valuation allowance against any future tax benefits.

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For  the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

INCOME TAXES (CONTINUED)

The tax effect of the temporary differences that give rise to the Company’s net deferred tax assets at December 31, 2006 and 2005 are set forth below:

Assets:	2006	2005
Deferred tax assets, noncurrent:
Net operating loss carryforwards (NOL’s)	$515,175	$180,094
Accrued expenses	7,654	133,671
Accrued compensation	160,833	70,833
	683,662	384,598
Liabilities:
Deferred tax liabilities, noncurrent:
Depreciation and amortization	(3,698)	(5,871)
Subtotal	679,964	378,737
Valuation allowance	(679,964)	(378,727)
Net deferred tax assets	$-	$-

The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets that may not be realized due to the Company’s inability to generate profits to utilize NOL’s. The net increase in the valuation allowance is primarily related to increases in federal and state NOL carryovers.

The Company has approximately $1,288,000 in federal and state NOLs expiring beginning in 2025 and 2012, respectively. Pursuant to Section 382 of the Internal Revenue Code, in the event of an ownership change of more than 50%, the ability of the Company to utilize NOL carry forwards may be limited.

9.	SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

The Series A Redeemable Convertible Preferred stock (the “Series A”) issued as of December 31, 2006 was issued in connection with the conversion of a Note issued by a member of the Board. As a result of this conversion, the Company issued 577 shares of Series A with no par value, for no additional proceeds. The Company is authorized to issue 2,500 shares of Series A. The Series A has equal voting rights with the holders of Common Stock based on the number of shares the Series A holder would have if converted to Common. The Series A has a dividend rate of 6% per annum as adjusted for any stock dividends and splits. Such dividends are cumulative and shall be paid when and if declared by the Board of Directors.

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

9.	SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK(CONTINUED)

The dividend on the Series A is preferential to any dividends declared on the Company’s Common Stock or Series B Convertible Preferred Stock (the “Series B”). As of December 31, 2006 and 2005, the dividend in arrears for the Series A was $15,250 and $1,875. Each share of Series A is convertible, at the option of the holder, on a one for one basis into shares of Common Stock, subject to conversion price adjustments upon certain events. In addition, each share of Series A automatically converts into shares of Common Stock upon the closing of the sale of Common Stock in a public offering pursuant to an effective registration statement under the securities Act of 1933. Each share of Series A is convertible, at the option of the holder, on a one for one basis into shares of Common Stock, subject to conversion price adjustments upon certain events. In addition, each share of Series A automatically converts into shares of Common Stock upon the closing of the sale of Common Stock in a public offering pursuant to an effective registration statement under the Securities Act of 1933. In addition to the above terms, the Company entered into an Investor Rights Agreement with the sole shareholder of the Series A that allows for the redemption of the Series A. If the Company successfully completes a Financing as defined in Note 5, then at anytime between the second and third anniversaries of the Note Agreement, the sole shareholder may require the Company to redeem the Series A converted from the Note at three times its calculated value, not to exceed $250,000. The redemption of the Series A by the holder is contingent upon the approval of the Company’s Board of Directors, acting in good faith. If the Company successfully completes the Financing, then the Company may purchase some or all of the Series A converted from the Note at four times their calculated value. In the event of a liquidation, each holder of Series A, is entitled to receive, prior and in preference to any distribution to the holders of Common Stock or Series B, the value of the Series A plus declared but unpaid dividends. The Company incurred no attorney and related expenses associated with the Series A financing.

10.	SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK

From January through December of 2006, the Company issued 1,245 shares of Series B with par value of $1,000 per share, for gross proceeds of $1,245,000. The Series B has a dividend rate of 6% per annum as adjusted for any stock dividends and splits. Such dividends are cumulative and shall be paid when and if declared by the Board of Directors. The dividend on the Series B Convertible Preferred is preferential to any dividends declared on the Company’s Common Stock. As of December 31, 2006 and 2005, the dividend in arrears for the Series B is $54,725 and $11,375. In the event of a liquidation, each holder of Series B, is entitled to receive, prior and in preference to any distribution to the holders of Common Stock, the value of the Series B plus declared but unpaid dividends. The Series B is redeemable at the option of the holder beginning 6 months after the holders of the Series A cause a redemption of the Series A, and for a period of one year after. The holders of the Series B can redeem 1/9 th of their outstanding shares for three times par value, contingent upon the approval of the Company’s Board of Directors, acting in good faith. Each share of Series B is convertible, at the option of the holder, on a one for one basis into shares of Common Stock, subject to conversion price adjustments upon certain events. In addition, each share of Series B automatically converts into shares of Common Stock upon the closing of the sale of Common Stock in a public offering pursuant to an effective registration statement under the Securities Act of 1933. The Company incurred approximately $160,000 in attorney and related expenses associated with the Series B financing.

HEALTHCARE PROVIDERS DIRECT, INC.

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

11.	SIGNIFICANT RISKS AND UNCERTAINTIES

Concentration of Cash Balance - The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

Major Customers - Approximately 25% of revenues for the year ended December 31, 2006 were from 10 customers; No customer accounted for more than 10% of revenues for this period. In addition, approximately 25% of accounts receivable at December 31, 2006 were from these customers. The Company has established and maintained positive business relationships with these customers and has not had issues with collections. Therefore, the Company believes it is not exposed to any significant risk with them. Approximately 21% of revenues for the period from January 3, 2005 (commencement of operations) through December 31, 2005 were from 2 customers; 11% from one customer and 10% from the second customer. No other customer accounted for more than 10% of revenues for the period from January 3, 2005 (commencement of operations) through December 31, 2005. In addition, approximately 2% of accounts receivable at December 31, 2005 were from these customers. The Company has established and maintained positive business relationships with these customers and has not had issues with collections. Therefore, the Company believes it is not exposed to any significant risk with them.

Major Suppliers - For the year ended December 31, 2006, 2 suppliers accounted for 90% of materials purchased, which was approximately $300,000. Major suppliers are considered to be those who accounted for more than 10% of total purchases . Management believes that other suppliers could provide similar materials on comparable terms and a change in suppliers would not affect operating results adversely. For the period from January 3, 2005 (commencement of operations) through December 31, 2005, 4 suppliers accounted for 90% of materials purchased, which was approximately $135,000. Major suppliers are considered to be those who accounted for more than 10% of total purchases. Management believes that other suppliers could provide similar materials on comparable terms and a change in suppliers would not affect operating results adversely.

12.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

An officer of the Company is also an officer of ZymeTx, Inc. Two members of the Board of Directors of the Company are also employees’ of Spencer Trask. Spencer Trask is also an affiliate of Diagxotics. Through these relationships the Company received inventory and license agreements for $250,000 as part of an assignment and assumption agreement (see Note 3). As part of this assignment and assumption agreement, the Company was to pay ZymeTx, Inc. $100,000 for the sole right to distribute the flu test by paying certain expenses on behalf of ZymeTx, Inc. up to the $100,000 amount. As of December 31, 2006, the Company paid an additional $23,512 of ZymeTx, Inc.’s expenses above the $100,000 amount which is recorded as a receivable and  for which it is fully reserved. The receivable from ZymeTx Inc. is included in accounts receivable on the accompanying balance sheet.

During 2005 the Company shared rental space with Gynetics, Inc. a business run by the Company’s current management. The Company entered into its own lease agreement beginning January 2006 and will continue to share rental space with the above mentioned company during the course of the year.

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

13.	DEFINED CONTRIBUTION RETIREMENT PLAN

The Company maintains a 401(k) plan for its employees. Employees are eligible to participate in the plan immediately upon joining the Company. Under the terms of the plan, employees are entitled to contribute from 1% to 20% of their total compensation, within the limitations established by the Internal Revenue Code. The Company has agreed to make matching contributions in the amount of 100% on the first 5% of compensation deferred as an elective deferral allocated each payroll period. For the year ended December 31, 2006, the Company’s contribution was approximately $10,500 as compared to $4,000 for the period from January 3, 2005 through December 31, 2005.

14.	STOCK OPTION PLAN

On December 18, 2006, the HPD Board of Directors adopted the Healthcare Providers Direct, Inc. Stock Option Plan (the “Plan”) which provides for the grant of Incentive Stock Options and Nonqualified Stock Options. On December 27, 2006 our shareholders approved the Plan.

Key employees, consultants and non-employee directors of the Company are eligible to receive awards under the Plan. Except to the extent set forth in any award agreement to the contrary, options granted under the Plan vest in three equal annual installments for non-employee directors and in four equal annual installments for all other option holders commencing on the first anniversary of the date of grant. Options are granted at no less than Fair Market Value.

The Plan is administered by the Board of Directors which has full power to construe, administer and interpret the Plan, and to adopt such rules and regulations they deem desirable to administer the Plan. The determination of the Board of Directors regarding disputes, questions, construction and interpretation of the Plan, is final, conclusive and binding. The Plan permits the Board of Directors to delegate its authority to any person it deems appropriate.

There are 6,402,672 shares of Common Stock reserved for issuance upon the exercise of options. The maximum number of shares of Common Stock that may be issued in connection with options granted under the Plan is 6,402,672 shares of Common Stock, subject to adjustments provided under the Plan.

Options have a term of ten years. In the event of a termination of employment or service, options that are vested at the time of such termination generally remain exercisable for ninety days in the event of involuntary termination or termination due to retirement or disability, and for one year in the event of termination due to death. Vested options are immediately canceled upon termination for “Cause”. All unvested options are canceled immediately upon termination for any reason. Upon the date of a “Change in Control” all outstanding unvested options become immediately vested and fully exercisable.

No options were granted under the Plan for the period ended December 31, 2006.

HEALTHCARE PROVIDERS DIRECT, INC.

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

15.	SUBSEQUENT EVENTS

Reverse Merger, Name Change and Reverse Stock Split

On January 24, 2007, the Company formed a wholly-owned subsidiary, Healthcare Providers Direct, Inc., a Nevada corporation and on January 24, 2007, completed a short-form merger pursuant to the Nevada Revised Statutes, and effectively changed its name to “Healthcare Providers Direct, Inc.”, a Nevada corporation. In addition, effective January 24, 2007, the Company effected a one (1) for two (2) reverse stock split of the Company’s authorized and issued and outstanding common stock. As a result, the authorized capital has decreased from 750,000,000 shares of common stock with a par value of $0.001 to 375,000,000 shares of common stock with a par value of $0.001. The Company’s issued and outstanding share capital has now decreased from 30,000,000 shares of common stock to 15,000,000 shares of common stock.

The Share Exchange Agreement

Effective February 7, 2007, the Company entered into a definitive Share Exchange Agreement with Healthcare Providers Direct, Inc., a Delaware corporation (“HPD”) and the shareholders of HPD pursuant to which HPD became a wholly-owned subsidiary of the Company (the “Merger”). The share exchange agreement provided for the acquisition of all of the issued and outstanding capital stock of HPD consisting of 4,683 shares of common stock (on an as-converted, issued and outstanding basis), in exchange for 34,464,038 shares of the Company’s common stock, par value $.001 per share (the “Share Exchange”).

Prior to the closing of the Share Exchange, the Company had 30,000,000 shares of common stock issued and outstanding and subsequent to the Share Exchange it had 44,864,038 shares of common stock issued and outstanding. The share exchange will be accounted for as a reverse merger for accounting purposes. Upon the closing of the Merger on February 7, 2007, HPD become a wholly-owned subsidiary of the Company.

The Share Exchange is being accounted for as a “reverse merger,” since as a result of the Share Exchange the shareholders of HPD now own a majority of the outstanding shares of the common stock of Alpha. HPD is deemed to be the acquirer in the Share Exchange for accounting purposes and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of HPD and will be recorded at the historical cost basis of HPD. As a result of the Share Exchange, there was a change in control of Alpha, however, Alpha will continue to be a “small business issuer,” as defined under the Exchange Act of 1934, as amended (the “Exchange Act”).

HEALTHCARE PROVIDERS DIRECT, INC.

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

15.	SUBSEQUENT EVENTS(CONTINUED)

Investa Warrants

On February 7, 2007, the Company issued warrants to Investa Capital Partners Inc. (“Investa”) which are exercisable in two tranches. The tranche A warrants give Investa the right to purchase 2,705,659 shares of common stock at an exercise price of $0.1848 per share. The tranche B warrants give Investa the right to purchase 2,032,982 shares of common stock at an exercise price of $0.2459 per share. Both the tranche A and the tranche B warrants are exercisable for a period of 365 days from the date of issuance. Until such time that the Company has raised an aggregate of $2,500,000 in one or more PIPE Financings, the Company shall have the right to force Investa to exercise the tranche A and the tranche B Warrants in the following manner:

o
With respect to the tranche A warrants, in the event the Company has not raised an aggregate of $2,500,000 in one or more PIPE Financing, the Company may force the exercise of up to $500,000 of the tranche A warrants no earlier than 90 days from the date of issuance.

o
With respect to the tranche B warrants, in the event the Company has not raised an aggregate of $2,500,000 in one or more PIPE Financing and the Company has an effective registration statement pursuant to the Securities Act covering all the shares of of common stock underlying the tranche A warrant and the tranche B warrant, the Company may force the exercise of up to an $500,000 of the tranche B warrants no earlier than 90 days from the exercise of tranche A warrants.

Private Placement

During the period from January 1, 2007 through February 5, 2007, the Company sold, in a private placement, 1,303 shares of its Series B Convertible Preferred Stock, par value $1,000 per share, which raised a total of $1,303,000.

Halthcare Providers Direct, Inc.

Condensed Balance Sheet

June 30, 2007 (unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$10,891
Accounts receivable, net of allowance for doubtful accounts, of $33,345	51,226
Inventories	107,877
Prepaid and other current assets	83,118
Total current assets	253,112

Equipment, net of accumulated depreciation of $15,755	21,776
Intangible assets, net of amortization of $125,000	125,000
Total assets	$399,888

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	$392,163
Accrued expenses and other current liabilities	393,545
Accrued royalties	119,195
Notes payable	90,000
Total current liabilities	994,903

Commitments and contingencies	-

Stockholders’ deficiency
Common stock, $.001 par value;
375,000,000 shares authorized; 44,864,038 shares issued and outstanding	44,864
Additional paid-in capital	6,270,264
Accumulated deficit	(6,910,143)
Total stockholders’ deficiency	(595,015)
Total liabilities and stockholders’ deficiency	$399,888

See accompanying notes to condensed financial statements.

Healthcare Providers Direct, Inc.
Condensed Statements of Operations
(unaudited)

	For The Three Months Ended		For The Six Months Ended
	June 30, 2007	June30, 2006	June 30, 2007	June30, 2006
Revenues, net	$168,672	$113,494	$307,570	$281,988
Cost of revenues	85,651	62,228	147,472	135,273

Gross profit	83,021	51,266	160,098	146,715

Operating expenses:
Research and development	160,406	10,993	207,688	28,733
Marketing and selling	257,246	106,630	485,363	187,305
Issuance of warrants in connection with reverse merger	-	-	2,927,285	-
General and administrative	478,191	265,992	1,331,947	494,755

Total operating expenses	895,843	383,615	4,952,283	710,793

Loss from operations	(812,822)	(332,349)	(4,792,185)	(564,078)

Other income and expense:
Interest income	843	19	2,309	158
Interest expense	(2,857)	(5,143)	(7,263)	(6,854)
Other income, net	(2,014)	(5,124)	(4,954)	(6,696)
Net loss	$(814,836)	$(337,473)	$(4,797,139)	$(570,774)

Cumulative dividends on Preferred Stock	-	(8,026)	-	(28,802)
Net loss applicable to Common Shareholders	$(814,836)	$(345,499)	$(4,797,139)	$(599,576)

Net Loss Per Common Share -Basic and Diluted	$(0.018)	$(0.017)	$(0.107)	$(0.030)
Weighted average common shares - Basic and Diluted	44,864,038	19,929,236	44,864,038	19,929,236

See accompanying notes to condensed financial statements.

Healthcare Providers Direct, Inc.
CONDENSED STATEMENT OF STOCKHOLDERS’ (DEFICIENCY)
FOR THE SIX MONTHS ENDED JUNE 30, 2007
(UNAUDITED)

	Series B Convertible				Additional		Total
	Preferred Stock (1)		Common Stock		Paid-In-	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficiency)
Balance as of December 31, 2006	-	$-	34,874,749	$34,875	$1,337,981	$(2,113,004)	$(740,148)

Issuance of Series B Preferred Stock	1,303	1,144,153	-	-	-	-	1,144,153

Series B Preferred Stock Conversion	(1,303)	(1,144,153)	9,589,289	9,589	1,134,564	-	-

Issuance of common
stock	-	-	400,000	400	499,600	-	500,000

Stock based
compensation expense	-	-	-	-	343,678	-	343,678
Warrants issued to
board members	-	-	-	-	27,156	-	27,156
Issuance of warrants in connection with reverse merger	-	-	-	-	2,927,285	-	2,927,285
Net Loss for the six months ended June 30, 2007	-	-	-	-	-	(4,797,139)	(4,797,139)

Balances as of June 30, 2007	-	$-	44,864,038	$44,864	$6,270,264	$(6,910,143)	$(595,015)

(1) See Note 1 of the Notes to the Condensed Financial Statements for a discussion of the Series A Preferred.

See accompanying notes to condensed financial statements.

Healthcare Providers Direct, Inc.
CONDENSED STATEMENTS OF CASH FLOWS
(unaudited)
For the Six Months Ended June 30, 2007 and 2006

	2007	2006

Cash flows from operating activities:
Net loss	$(4,797,139)	$(570,774)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,152	2,351
Amortization of intangible	27,778	27,777
Stock-based compensation expense	343,678	-
Issuance of warrants for services	27,156	-
Issuance of warrants in connection with reverse merger	2,927,285	-
Allowance for doubtful accounts	(167)	-
Changes in operating assets and liabilities:
Accounts receivable	9,101	(5,585)
Inventories	53,194	(1,648)
Prepaid expenses and other current assets	(52,621)	(32,901)
Accounts payable	1,527	35,069
Accrued expenses	(179,113)	167,309
Net cash used in operating activities	(1,634,169)	(378,402)

Cash flows from investing activities:
Purchases of office & computer equipment:	(12,587)	(2,348)

Cash flows from financing activities:
Proceeds from notes payable		240,000
Payment of notes payable	(250,000)	-
Proceeds from issuance of common stock	500,000	-
Proceeds from sale of Series B preferred stock, net of issuance costs of $158,847 and $2,493 respectively	1,144,153	72,507
Net cash provided by financing activities	1,394,153	312,507

Net (decrease) in cash and cash equivalents	(252,603)	(68,243)
Cash and cash equivalents at beginning of period	263,494	122,976
Cash and cash equivalents at end of period	$10,891	$54,733

Supplemental disclosures of cash flow information:
Cash paid during period for interest	$19,230	$654
Cash paid during period for taxes	1,830	750

Supplemental Non-Cash Financing Transactions:
Conversion of note payable into Series A redeemable preferred stock (1)	-	$25,000
Conversion of Series B preferred stock into common	2,548,000	-

(1) See Note 1 of the Notes to the Condensed Financial Statements for a discussion of the Series A Preferred.

See accompanying notes to condensed financial statements.

Healthcare Providers Direct, Inc.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the three and six months ended June 30, 2007 and 2006

I.       BASIS OF PRESENTATION

Basis of Presentation— Healthcare Providers Direct, Inc (the “Company”) was incorporated in the state of Delaware on October 29, 2004 and commenced operations on January 3, 2005. The Company, located in Lawrenceville, New Jersey, sells and distributes diagnostic tests directly to physician offices and other healthcare providers in the United States. During the six months ended June 30, 2007, the Company completed a share exchange with a public Shell Company (Reverse Merger) that was treated as a capital transaction, which requires equity to be restated to reflect the Merger and Share Exchange as of the earliest period presented. As a result, the Company’s Series A Redeemable Convertible Preferred Stock, Series B Convertible Preferred Stock and Common Stock have been reflected as Common Stock as of the earliest period-end presented.

The accompanying condensed financial statements included herein have been  prepared  by the  Company  pursuant to the rules and  regulations  of the Securities and Exchange Commission  (the  "Commission")  for interim  financial information.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial  statement  presentation and should be read in conjunction with the audited  consolidated  financial  statements and related footnotes  thereto for the fiscal year ended December 31, 2006  included in the  Company's  Current  Report on Form  8-K/A,  filed  with the  Commission on May 8, 2007. The financial  statements  presented  in this  quarterly  report are  unaudited  but include all adjustments  that are of a normal  recurring  nature that management considers  necessary for the fair  statement  of the  results  for the  interim periods.  Results for interim periods are not necessarily indicative of results for the full fiscal year.

Effective February 7, 2007, the Company entered into a definitive Share Exchange Agreement with Alpha Motorsport, Inc., a Nevada corporation and the shareholders of HPD pursuant to which HPD became a wholly-owned subsidiary of the Company (the “Merger”). The share exchange agreement provided for the acquisition of all of the issued and outstanding capital stock of HPD consisting of 4,683 shares of common stock (on an as-converted, issued and outstanding basis), in exchange for 34,464,038 shares of the Alpha Motorsport’s common stock, par value $.001 per share (the “Share Exchange”).   In connection with the Share Exchange Agreeemnt, the Company assumed the obligation to register up to 400,000 shares of common stock issued by Alpha in a private placement (the “Alpha Private Placement”).  In return, the Company received $500,000 upon the closing of the Merger on February 7, 2007.

Prior to the closing of the Share Exchange, the Company had 30,000,000 shares of common stock issued and outstanding and subsequent to the Share Exchange it had 44,864,038 shares of common stock issued and outstanding. Upon the closing of the Merger on February 7, 2007, HPD became a wholly-owned subsidiary of the Company. The share exchange was accounted for as a reverse merger for accounting purposes. As a result, the Company treated the merger as a capital transaction and has retroactively revised shareholders’ equity to give effect to the merger. Prior to the reverse merger, each share of Series A and Series B preferred stock of HPD was automatically converted into one share of common stock. Effective with the reverse merger, all shares of common stock of HPD were exchanged for shares in the registrant, in accordance with the Share Exchange Agreement. The following table shows the exchange of common stock in the reverse merger:

	Common stock of HPD before share Exchange	Shares of common Stock in registrant after share exchange
Series A Preferred Stock	577	4,246,370
Series B Preferred Stock	2,548	18,751,734
Common stock	1,558	11,465,934

Healthcare Providers Direct, Inc.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the three and six months ended June 30, 2007 and 2006

Upon the closing of the Share Exchange, (i) 1,558 shares of common stock, (ii) 577 shares of Series A Convertible Preferred Stock and (iii) 2,548 shares of Series B Convertible Preferred Stock of HPD were exchanged for 34,464,038 shares of common stock of the Alpha Motorsports.

Sale of Operating Subsidiary

In a related transaction, on February 7, 2007, pursuant to a Share Purchase Agreement, Healthcare Providers Direct, Inc., a Nevada corporation (f/ka Alpha MotorSports, Inc.)sold all of the outstanding stock of its British Columbia operating subsidiary, Alpha Motorsport, Inc., to its former president for $100,000.

Investa Warrants

On February 7, 2007, the Company issued warrants to Investa Capital Partners Inc. (“Investa”) for services performed in connection with the reverse merger transaction, which are exercisable in two tranches. The tranche A warrants give Investa the right to purchase 2,705,659 shares of common stock at an exercise price of $0.1848 per share. The tranche B warrants give Investa the right to purchase 2,032,982 shares of common stock at an exercise price of $0.2459 per share. The warrants had a fair value of $2,927,285 and have been recorded as an expense for the three months ended March 31, 2007.  Both the tranche A and the tranche B warrants are exercisable for a period of 365 days from the date of issuance. Until such time that the Company has raised an aggregate of $2,500,000, the Company shall have the right to force Investa to exercise the tranche A and the tranche B Warrants in the following manner:

-  With respect to the tranche A warrants, in the event the Company has not raised an aggregate of $2,500,000, the Company may force the exercise of up to $500,000 (2,705,659 shares) of the tranche A warrants no earlier than 90 days from the date of issuance.

- With respect to the tranche B warrants, in the event the Company has not raised an aggregate of $2,500,000 and the Company has an effective registration statement pursuant to the Securities Act covering all the shares of common stock underlying the tranche A warrant and the tranche B warrant, the Company may force the exercise of up to an $500,000 (2,032,982 shares) of the tranche B warrants no earlier than 90 days from the exercise of tranche A warrants.

The Company valued the put feature associated with these warrants and determined that the value did not have a significant impact on the financial statements for the six month period ended June 30, 2007.

Liquidity— The Company has net losses of ($4,797,139) for the six months ended June 30, 2007, an accumulated deficit of ($6,910,143) and a stockholders deficiency of ($595,015) as of June 30, 2007. In addition, the Company has a net working capital deficiency of approximately ($741,791) as of June 30, 2007. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The Company has taken steps to mitigate the negative operating results by attempting to increase their sales by expanding their market, introduction of new products, and an increased emphasis on sales and marketing. The Company’s ultimate success is dependent upon its ability to raise additional capital. The Company completed a Share exchange into a public company shell on February 7, 2007, thereby offering access to the public markets (as mentioned above). The financial statements have been prepared on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. There have been no adjustments to the financial statements to reflect the outcome of this uncertainty.

Healthcare Providers Direct, Inc.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the three and six months ended June 30, 2007 and 2006

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Uses of Estimates— The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates used in the Company’s financial statements included depreciation rates and allowances for doubtful accounts. Actual results could differ from those estimates.

Income Taxes— The Company accounts for income tax in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes , which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred tax assets to the amount expected to be realized.

Revenue Recognition— Revenue is recognized when goods are shipped, provided that there is evidence of an arrangement with the customer, the price is fixed and determinable and collection is reasonably assured. The Company accrues for sales returns and other allowances based upon specific customer situations and the Company's history of sales returns.

Share-Based Compensation— The Company accounts for its stock options in accordance with SFAS No. 123(R), which requires the measurement and recognition of compensation expense for all share-based payment awards based on estimated fair values at the date of the grant. Determining the fair value of share-based awards at the grant date requires judgment in developing assumptions, which involve a number of variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards, and expected stock option exercise behavior. In addition, we also use judgment in estimating the number of share-based awards that are expected to be forfeited.

Recent Accounting Pronouncements— In June, 2006 the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with FASB Statement No. 109. FIN 48 stipulates a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, and interest and penalties. The provisions of FIN 48 are to be effective for fiscal years beginning after December 15, 2006. We adopted FIN 48 on January 1, 2007. The adoption of FIN 48 did not have a significant impact on our results of operations or financial position. As a result of our continuing tax losses, we have historically not paid income taxes and have recorded a full valuation allowance against our net deferred tax asset. Therefore, we have not recorded a liability for unrecognized tax benefits prior to adoption of FIN 48 and there was no adjustment from the implementation. There continues to be no liability related to unrecognized tax benefits at June 30, 2007. We recognize interest and penalties related to unrecognized tax benefits in income tax expense. There was no accrued interest related to unrecognized tax benefits at June 30, 2007. The tax years 2004-2006 remain open to examination by the major taxing jurisdictions to which we are subject.

Healthcare Providers Direct, Inc.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the three and six months ended June 30, 2007 and 2006

3.       NOTES PAYABLE

On January 22, 2007, the company paid off the $150,000 note payable outstanding at December 31, 2006, including interest for a total of $160,714. On February 7, 2007, the company also paid off the $100,000 bridge loan outstanding at December 31, 2006, including interest for a total of $101,897.  On June 28, 2007, the maturity date of the note dated June 1, 2006 in the amount of $90,000  was extended to December 31, 2007 at a per annum rate of 11.5%.

4.       INCOME TAXES

The Company has incurred losses since inception, which have resulted in net operating loss carryforwards (NOLs). Since it is more likely than not that the Company will not realize the benefits from these NOLs, the Company has recorded a full valuation allowance against any future tax benefits.

The tax effect of the temporary differences that give rise to the Company’s net deferred tax assets at June 30, 2007 are as follows:

2007
Assets:
Deferred tax assets, noncurrent:
Net operating loss carryforwards (NOL’s)	$2,475,510
Accrued expenses	7,654
Accrued compensation	134,833

Liabilities:
Deferred tax liabilities, noncurrent:
Depreciation and amortization	(4,844)
Subtotal	2,613,153
Valuation allowance	(2,613,153)
Net deferred tax assets	$-

The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets that may not be realized due to the Company’s inability to generate profits to utilize NOL’s. The net increase in the valuation allowance is primarily related to increases in federal and state NOL carryovers.

The Company has approximately $6,188,775 in federal and state NOLs expiring beginning in 2025 and 2012, respectively. Pursuant to Section 382 of the Internal Revenue Code, in the event of an ownership change of more than 50%, the ability of the Company to utilize NOL carry forwards may be limited.

Healthcare Providers Direct, Inc.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the three and six months ended June 30, 2007 and 2006

5.       SIGNIFICANT RISKS AND UNCERTAINTIES

Concentration of Cash Balance - The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

CONSULTING AGREEMENTS
W. Barry McDonald

On January 14, 2005, the Company entered into a consulting arrangement with W. Barry McDonald, under which, Mr. McDonald is to provide the company with certain business development assistance in exchange for monthly payments, success fees and a stock option to earn up to 5% of the Company’s Common Stock on a fully diluted basis. Mr. McDonald was also given a seat on the Company’s Board of Directors. Subsequent to the adoption of the Company’s Stock Option Plan, in February 2007, our Board of Directors agreed to grant W. Barry McDonald an option to purchase one share of HPD Common Stock (pre-merger common stock) for every five hours of consulting services that Mr. McDonald provides to HPD in 2007. The exercise price for each share of HPD Common Stock is $0.1354 per share (on a post-merger basis). Mr. McDonald agreed to work with our management team and provide 36 hours of consulting services per month, such consulting services consisting of identifying and developing relationships with companies whose diagnostic products are consistent with our strategy (each, a “Target”) and objectives and assisting us with the implementation of our business model. Such options vest at the end of each quarter following the performance of the consulting services by Mr. McDonald. Mr. McDonald was granted 890,487 options, which represents 4% of the Company on a fully-diluted basis as of June 30, 2007 in connection with the agreement noted above.

Mr. McDonald shall have the right to earn the remaining 1% of the Company’s Common Stock on a fully-diluted basis as set forth above, upon the consummation of a definitive agreement with a Target. The exercise price for such shares of HPD Common Stock is   $0.1354 per share (on a post-merger basis).

6.       RELATED PARTY TRANSACTIONS

The Company entered into its own two year lease agreement beginning January 2006 with annual rent in the amount of $75,350 per year. During March 2007, the Company entered into additional rental space for a one year term with annual rent in the amount of $17,600 per year. The Company will continue to share rental space with the Gynetics, Inc., a business run by the Company’s current management.

Healthcare Providers Direct, Inc.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the three and six months ended June 30, 2007 and 2006

7.       DEFINED CONTRIBUTION RETIREMENT PLAN

The Company maintains a 401(k) plan for its employees. Employees are eligible to participate in the plan immediately upon joining the Company. Under the terms of the plan, employees are entitled to contribute from 1% to 20% of their total compensation, within the limitations established by the Internal Revenue Code. The Company has agreed to make matching contributions in the amount of 100% on the first 5% of compensation deferred as an elective deferral allocated each payroll period. For the three and six months ended June 30, 2007, the Company’s contribution was approximately $3,750 and $10,125, respectively, as compared to the same prior year periods of $2,667 and $6,667, respectively.

8.       STOCK BASED COMPENSATION

On December 18, 2006, the HPD Board of Directors adopted the Healthcare Providers Direct, Inc. Stock Option Plan (the “Plan”) which provides for the grant of Incentive Stock Options and Nonqualified Stock Options. On December 27, 2006 our shareholders approved the Plan.

The Board of Directors has approved and adopted the 2007 Stock Incentive Plan by Unanimous Written Consent effective and dated June 26, 2007. Options granted on March 28, 2007 to HPD employees are now exchanged for options granted to the same employees under the 2007 Healthcare Providers Direct, Inc. Incentive Stock Option Plan for equal number of options originally granted in March and at the exercise price representing the closing price of the Corporations Common Stock on June 26, 2007. This transaction was accounted for as a modification.

Key employees, consultants and non-employee directors of the Company are eligible to receive awards under the Plan. Except to the extent set forth in any award agreement to the contrary, options granted under the Plan vest in three equal annual installments for non-employee directors and in four equal annual installments for all other option holders commencing on the first anniversary of the date of grant. Options are granted at no less than Fair Market Value.

The Plan is administered by the Board of Directors which has full power to construe, administer and interpret the Plan, and to adopt such rules and regulations they deem desirable to administer the Plan. The determination of the Board of Directors regarding disputes, questions, construction and interpretation of the Plan, is final, conclusive and binding. The plan permits the Board of Directors to delegate its authority to any person it deems appropriate.

There are 6,402,672 shares of Common Stock reserved for issuance upon the exercise of options. Options have a term of ten years. In the event of a termination of employment or service, options that are vested at the time of such termination generally remain exercisable for ninety days in the event of involuntary termination or termination due to retirement or disability, and for one year in the event of termination due to death. Vested options are immediately canceled upon termination for “Cause”. All unvested options are canceled immediately upon termination for any reason. Upon the date of a “change in control, all outstanding unvested options become immediately vested and fully exercisable.

With the initial grants of stock options during the six months ended June 30, 2007, the Company began recording compensation expense associated with stock options in accordance with SFAS No. 123(R).

The Company’s net loss for the three and six months ending June 30, 2007 includes $62,370 and $343,678, respectively, of compensation expense related to stock option awards (“stock options”). As a result, basic and diluted earnings per share for the three and six months ended June 30, 2007 were reduced by $0.001 and $0.008 per share, respectively.

Healthcare Providers Direct, Inc.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the three and six months ended June 30, 2007 and 2006

Stock Options
Compensation expense related to stock options granted is recognized ratably over the service vesting period for the entire option award. The total number of stock option awards expected to vest is adjusted by the estimated forfeiture rate. The company is currently expecting no forfeitures. The estimated fair value of each stock option award was determined on the date of grant using the Black-Scholes option valuation model with the following weighted-average assumptions for the option grants:

Assumptions:
Risk Free Rate	4.92%
Expected Option Life	5.0	years
Volatility	71.00%
Dividend Yield	0.0%

The computation of the expected option life is based on a weighted-average calculation combining the average life of options that have already been exercised and post-vest cancellations with the estimated life of the remaining vested and unexercised options. The expected volatility is based on a peer public company. The risk-free interest rate is based on the U.S. Treasury yield curve over the expected term of the option. The Company has never paid cash dividends on its common stock and does not anticipate paying cash dividends in the foreseeable future. Consequently, the Company uses an expected dividend yield of zero in the Black-Scholes option valuation model. The Company’s estimated forfeiture rate is based on its historical experience.

The Company’s determination of fair value is affected by the Company’s stock price as well as a number of assumptions that require judgment. The weighted-average fair value per share was approximately $0.370 and $0.170 for the three and six months ended June 30, 2007, and no options were granted for the three and six months ended June 30, 2006. No options were exercised during the three and six months ended June 30, 2007 and 2006. As of June 30, 2007, total unrecognized compensation cost related to stock options was approximately $538,126 and the related weighted-average period over which it is expected to be recognized is approximately 3.0 years. The maximum contractual term of the Company’s stock options is 10 years.

Healthcare Providers Direct, Inc.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the three and six months ended June 30, 2007 and 2006

A summary of the status of stock option activity for the three months ended June 30, 2007 is as follows:

			Weighted Average
		Weighted Average	Contractual Term	Aggregate Intrinsic
Summary of activity:	Number of Shares	Exercise Price	(in years)	Value
Outstanding at December 31, 2006:	-	$-	-	$-
Granted	2,597,209	$0.27	10	443,749
Exercised	-	$-	-	-
Cancelled	-	$-	-	-
Outstanding at June 30, 2007:	2,597,209	$0.27	10	$443,749

Vested and Expected to Vest:	2,597,209
Exercisable:	1,161,269

Available for future grants:	3,804,863

The following table summarizes information about outstanding and exercisable options at June 30, 2007

		Weighted Average			Weighted Average
		Remaining Contractual	Weighted Average		Exercise Prices of
Range of Exercise Prices	Options Outstanding	Life	Exercise Price	Options Exercisable	Options Exercisable
$0.13 to $0.14	1,847,209	9.6	$0.1354	1,111,269	$0.1354
$0.60	750,000	10.0	$0.60	50,000	$0.60
	2,597,209			1,161,269	$0.1554

Healthcare Providers Direct, Inc.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS
For the three and six months ended June 30, 2007 and 2006

9. SUBSEQUENT EVENTS

On July 16, 2007, the Company issued a promissory note in the amount of $50,000 to an officer of the Company. This interest free note matures on August 31, 2007 and is secured by the assets of the Company.

During the third quarter of 2007, the Company received $1,250,000 in proceeds through a private placement offering of 9% Senior Secured Convertible Debentures (the “9% Debentures”). The 9% debenture is convertible into common stock at a conversion price of $0.25 and matures in three years. In connection with the private placement, the Company also issued five year warrants to purchase up to 5,000,000 shares of common stock with an exercise price of $0.50 per shares.

The proceeds from the private placement have been allocated on a relative fair value basis between the debt and the warrants. This allocation resulted in notes payable of $300,656, discount on the notes payable and additional paid in capital of $300,656, and $949,344 paid in capital for the warrant issuance.  In addition, since the effective conversion price of the 9% Debentures was less than the market value of the Common Stock on the date of issuance, a beneficial conversion feature equal to the remaining amount of the 9% Debentures was recorded as a further discount to notes payable and an increase to additional paid in capital.  The resulting discount on the 9% Debentures, which is equal to the face amount of the notes, will be amortized to interest expense over the term of the notes.

The Company capitalized $251,544 as deferred financing fees for direct costs of the private placement. The deferred financing fees will be amortized over the term of the debt. Included in deferred financing costs are 100,000 in warrants issued to the placement agent for services provided in connection with the private placement. These warrants had a fair value on the date of issuance of $81,544.

The Company is obligated to file a registration statement registering the resale of the shares of the Common Stock issuable upon conversion of the Debentures, and the Common Stock issuable upon exercise of the Warrants, and the shares of common stock issuable as payment of interest on the Debenture. If the registration statement is not filed within 30 days from the final closing, or declared effective within 90 days thereafter (150 days if the registration statement receives a review by the SEC), the Company is obligated to pay the investors certain fees in the amount of 1.5% of the total purchase price of the Debentures, per month, and the obligations may be deemed to be in default.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered.  All amounts are estimates except the SEC registration fee.

SEC registration fee	$199.35
Printing and engraving expenses	2,500
Legal fees and expenses	110,000
Accounting fees and expenses	25,000
Miscellaneous expenses	150,000
Total	$287,699.35

The Company has agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares of common stock being offered and sold by the selling stockholders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Common Stock

Prior to the Share Exchange Agreement with Alpha Motorsport, Inc., from January through December of 2006, we issued 1,245 shares of Series B Preferred Stock with par value of $1,000 per share, for gross proceeds of $1,245,000. The Series B has a dividend rate of 6% per annum as adjusted for any stock dividends and splits. Such dividends were cumulative and shall be paid when and if declared by the Board of Directors. Each share of Series B Preferred Stock was convertible, at the option of the holder, on a one for one basis into shares of Common Stock, subject to conversion price adjustments upon certain events.   Upon the closing of the Share Exchange Agreement with Alpha Motorsports, Inc., the shares of Series B Preferred Stock were converted into shares of common stock and each holder of such shares of common stock received shares of common stock of the public company in exchange for their shares of common stock of the private company.

July 31 Financing

On July 31, 2007 we entered into a subscription agreement with accredited investors for the sale of $500,000 9% Senior Secured Convertible Debentures.  The Debentures bear interest at 9% and mature thirty-six months from the date of issuance.  The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”). In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”).  Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.50.  The conversion price of the Debentures and the exercise price of the Warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

The full principal amount of the Debentures is due upon default under the terms of Debentures.  Beginning on the six month anniversary of the closing of the Debentures and continuing on the same day of each successive month thereafter, the Company must pay 1/29th of the aggregate face amount of the Debentures, plus all accrued interest thereon, either in cash or in common stock, at the option of the Company. If the Debenture is prepaid in shares of common stock, the number of shares issued will be based on a 25% discount to the volume weighted average price (VWAP) of the common stock for the ten trading days immediately preceding (but not including) the applicable prepayment date. Notwithstanding the foregoing, the Company’s right to prepay the Debentures in shares of common stock on each prepayment date is subject to the condition that the registration statement must be effective on such prepayment date and available for use by the Investors. The Debentures are secured by all of the assets of the Company.

Axiom Capital Management, Inc., a registered broker-dealer, acted as placement agent for the sale of the Company’s Debentures. In connection with the closing, the Company paid the placement agent a cash fee equal to 8% of the gross proceeds. In addition, the Company is required to issue the placement agent an aggregate of 160,000 warrants to purchase shares of common stock with an exercise price equal to 100% of the 5-day average closing price of the common stock for the five days preceding, but not including, the closing date.  The Warrants shall be exercisable for a period of five years.  The exercise price of the warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.  The warrants issued to Axiom have a cashless exercise feature.

August 3 Financing

On August 3, 2007, we entered into a subscription agreement with the MicroCapital Funds for the sale of $750,000 9% Senior Secured Convertible Debentures (the “Debentures”).  The Debentures bear interest at 9% and mature thirty-six months from the date of issuance.  The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”). In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”).  Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.50. The conversion price of the Debentures and the exercise price of the Warrants are subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, combinations, dividends and the like.

The full principal amount of the Debentures is due upon default under the terms of Debentures.  Beginning on the six month anniversary of the closing of the Debentures and continuing on the same day of each successive month thereafter, the Company must pay 1/29th of the aggregate face amount of the Debentures, plus all accrued interest thereon, either in cash or in common stock, at the option of the Company. If the Debenture is prepaid in shares of common stock, the number of shares issued will be based on a 25% discount to the volume weighted average price (VWAP) of the common stock for the ten trading days immediately preceding (but not including) the applicable prepayment date. Notwithstanding the foregoing, the Company’s right to prepay the Debentures in shares of common stock on each prepayment date is subject to the condition that the registration statement must be effective on such prepayment date and available for use by the Investors. The Debentures are secured by all of the assets of the Company.

Axiom Capital Management, Inc., a registered broker-dealer, acted as placement agent for the sale of the Company’s Debentures. In connection with the closing, the Company paid the placement agent a cash fee equal to 8% of the gross proceeds. In addition, the Company is required to issue the placement agents an aggregate of 400,000 warrants to purchase shares of common stock with an exercise price equal to 100% of the 5-day average closing price of the common stock for the five days preceding, but not including, the closing date.  The Warrants shall be exercisable for a period of five years.  The exercise price of the warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like. The warrants issued to Axiom have a cashless exercise feature.

August 16 Financing

On August 16, 2007, to obtain funding for working capital, we entered into a subscription agreement (the “Agreement”) with accredited investors for the sale of $790,000 9% Senior Secured Convertible Debentures (the “Debentures”).  The Debentures bear interest at 9% and mature thirty-six months from the date of issuance.  The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”). In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”).  Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.50.  The conversion price of the Debentures and the exercise price of the Warrants are subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, combinations, dividends and the like.

The full principal amount of the Debenture is due upon default under the terms of Debentures.  Beginning on the six month anniversary of the closing of the Debentures and continuing on the same day of each successive month thereafter, the Company must pay 1/29th of the aggregate face amount of the Debentures, plus all accrued interest thereon, either in cash or in common stock, at the option of the Company. If the Debentures are prepaid in shares of common stock, the number of shares issued will be based on a 25% discount to the volume weighted average price (VWAP) of the common stock for the ten trading days immediately preceding (but not including) the applicable prepayment date. Notwithstanding the foregoing, the Company’s right to prepay the Debentures in shares of common stock on each prepayment date is subject to the condition that the registration statement must be effective on such prepayment date and available for use by the Investors. The Debentures are secured by all of the assets of the Company.

Axiom Capital Management, Inc., a registered broker-dealer, acted as placement agent for the sale of the Company’s Debentures. In connection with the closing, the Company paid the placement agent a cash fee equal to 8% of the gross proceeds. In addition, the Company is required to issue the placement agents an aggregate of 252,800 warrants to purchase shares of common stock with an exercise price equal to 100% of the 5-day average closing price of the common stock for the five days preceding, but not including, the closing date.  The Warrants shall be exercisable for a period of five years.  The exercise price of the warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like. The warrants issued to Axiom have a cashless exercise feature.

August 31 Closing

On August 31, 2007, to obtain funding for working capital, Healthcare Providers Direct, Inc. (the “Company”) entered into a subscription agreement  (the “Agreement”) with accredited investors (the “Investor”)  for the sale of $110,000 9% Senior Secured Convertible Debentures (the “Debentures”).  The Debentures bear interest at 9% and mature thirty-six months from the date of issuance.  The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”). In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”).  Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.50.  The conversion price of the Debentures and the exercise price of the Warrants are subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, combinations, dividends and the like.

The full principal amount of the Debenture is due upon default under the terms of Debentures.  Beginning on the six month anniversary of the closing of the Debentures and continuing on the same day of each successive month thereafter, the Company must pay 1/29th of the aggregate face amount of the Debentures, plus all accrued interest thereon, either in cash or in common stock, at the option of the Company. If the Debentures are prepaid in shares of common stock, the number of shares issued will be based on a 25% discount to the volume weighted average price (VWAP) of the common stock for the ten trading days immediately preceding (but not including) the applicable prepayment date. Notwithstanding the foregoing, the Company’s right to prepay the Debentures in shares of common stock on each prepayment date is subject to the condition that the registration statement must be effective on such prepayment date and available for use by the Investors. The Debentures are secured by all of the assets of the Company.

Axiom Capital Management, Inc., a registered broker-dealer, acted as placement agent for the sale of the Company’s Debentures. In connection with the closing, the Company paid the placement agent a cash fee equal to 8% of the gross proceeds. In addition, the Company is required to issue the placement agents an aggregate of 20,000 warrants to purchase shares of common stock with an exercise price equal to 100% of the 5-day average closing price of the common stock for the five days preceding, but not including, the closing date.  The Warrants shall be exercisable for a period of five years.  The exercise price of the warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like. The warrants issued to Axiom have a cashless exercise feature.

In July, 2007, the Company issued 15,000 shares of common stock to Sichenzia Ross Friedman Ference LLP for legal services rendered.

* All of the above offerings and sales were deemed to be exempt under Regulation D of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger dated January 11, 2007 (4)
2.2	Share Exchange Agreement by and between Alpha Motorsport, Inc. and Healthcare Providers Direct, Inc., dated February 7, 2007 (5)
3.1	Articles of Incorporation of the Company (1)
3.2	Bylaws of the Company (1)
3.3	Certificate of Change filed with the Secretary of State of Nevada on April 13, 2006 (2)
3.4	Articles of Merger filed with the Secretary of State of Nevada on January 18, 2007 (4)
3.5	Certificate of Change filed with the Secretary of State of Nevada on January 18, 2007 (4)
4.1	Form of Debenture(6)
4.2	Form of Warrant (6)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP**
10.1	Amended and Restated Summary of Proposed Terms for a Reverse Merger Acquisition of HealthCare Providers Direct Inc. and the Issuance of the Bridge Loan (3)
10.2	Share Purchase Agreement by and between Alpha Motorsport, Inc. and Vincent Markovitch, dated February 7, 2007 (4)
10.3	Form of Subscription Agreement (6)
16.1	Letter of Morgan & Company, Chartered Accountants (7)
16.2	Letter of Amper, Politziner & Mattia, P.C. (8)
23.1	Consent of Amper, Politziner & Mattia, P.C. *
23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1)**

*Filed Herewith
** Previously Filed

(1)  Incorporated by reference from the exhibit to the Company’s Form SB-2 (File No. 333-119930) filed with the SEC on October 25, 2004

(2) Incorporated by reference from the exhibit to the Company’s Current Report on Form 8-K filed with the SEC on April, 28 2006

(3) Incorporated by reference from the exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2006

(4) Incorporated by reference from the exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2007

(5) Incorporated by reference from the exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2007

(6) Incorporated by reference from the exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2007

(7) Incorporated by reference from the exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2007

(8) Incorporated by reference from the exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 14, 2007

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Lawrenceville, New Jersey, on November 13, 2007.

HEALTHCARE PROVIDERS DIRECT, INC.

November 13, 2007	By:	/s/ Norman Proulx
Norman Proulx Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Norman Proulx Norman Proulx	Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer and Accounting Officer) and Director	November 13, 2007
* /s/ Donald Farley Donald F. Farley	Director	November 13, 2007
* /s/ W. Barry McDonald Barry McDonald	Director	November 13, 2007
* /s/ William P. Dioguardi William P. Dioguardi	Director	November 13, 2007

* By  /s/ Norman Proulx, authorized under Power of Attorney filed with Form SB-2 (File No. 333-146390), filed with the Securities and Exchange Commission on September 28, 2007.